 Exhibit 99.2

SENIOR MEZZANINE LOAN AGREEMENT

Dated as of April 21, 2008

Between

MAGUIRE PROPERTIES - GRIFFIN TOWERS SENIOR MEZZANINE, LLC
as Borrower

And

GREENWICH CAPITAL FINANCIAL PRODUCTS, INC.,
as Lender

i

Schedule 1 -	Intentionally Omitted
Schedule 2 -	Exceptions to Representations and Warranties
Schedule 3 -	Rent Roll
Schedule 4 -	Organization of Borrower
Schedule 5 -	Definition of Special Purpose Bankruptcy Remote Entity

SENIOR MEZZANINE LOAN AGREEMENT

SENIOR MEZZANINE LOAN AGREEMENT dated as of April 21, 2008 (as the same may be modified, supplemented, amended or otherwise changed, this “Agreement”) between MAGUIRE PROPERTIES - GRIFFIN TOWERS SENIOR MEZZANINE , LLC, a Delaware limited liability company (together with its permitted successors and assigns, “Borrower”), and GREENWICH CAPITAL FINANCIAL PRODUCTS, INC., a Delaware corporation (together with its successors and assigns, “Lender”).

ARTICLE 1

DEFINITIONS; PRINCIPLES OF CONSTRUCTION

Section 1.1                                Specific Definitions

.  The following terms have the meanings set forth below:

Affiliate: as to any Person, any other Person that, directly or indirectly, is in Control of, is Controlled by or is under common Control with such Person or is a director or officer of such Person or of an Affiliate of such Person.

Affiliated Manager: any managing agent of the Property (other than Maguire Property Services, Inc.) in which Borrower or Guarantor has, directly or indirectly, any legal, beneficial or economic interest.

Approved Junior Mezzanine Lender: (i) GCM, (ii) a “Qualified Transferee” (as such term is defined in the applicable intercreditor agreements executed in connection with an Approved Junior Mezzanine Loan), (iii) a successor holder of the Junior Mezzanine Loan that (A) has been approved by each of (x) Lender acting reasonably and (y) the holder of any Senior Loan that is then outstanding and (B) after the occurrence of a Securitization, has obtained a Rating Comfort Letter (if required pursuant to a Pooling and Servicing Agreement from and after the occurrence of a Securitization) with respect to the transfer of the Junior Mezzanine Loan to such holder or (iv) the lender under any other Approved Junior Mezzanine Loan that has been approved by each of (x) Lender, acting reasonably, and (y) the holder of any Senior Loan that is then outstanding and (z) the applicable Rating Agencies.

Approved Junior Mezzanine Loan:  (i) the Junior Mezzanine Loan and (ii) a loan from an Approved Junior Mezzanine Lender to Junior Mezzanine Loan Borrower, the proceeds of which are used to refinance the Junior Mezzanine Loan, provided that: (i) such loan shall be secured by the same collateral as the Junior Mezzanine Loan; (ii) the loan documents evidencing and securing such loan shall have been approved by each of (x) Lender in its reasonable discretion and (y) the holder of any Senior Loan that is then outstanding; (iii) such loan shall be in an amount and have an interest rate that does not exceed the original principal amount and the maximum potential interest rate of the Junior Mezzanine Loan, and shall have an amortization schedule no longer than the remaining amortization schedule of the Junior Mezzanine Loan (if applicable), and shall otherwise be on terms and conditions that are not materially less favorable to the Junior Mezzanine Loan Borrower than the terms and conditions of the Junior Mezzanine Loan; (iv) the term of such Approved Junior Mezzanine Loan shall expire on the Stated Maturity

Date; (v) the Approved Junior Mezzanine Lender shall enter into one or more intercreditor agreements in form and content substantially similar to the applicable intercreditor agreements executed in connection with the Junior Mezzanine Loan; (vi) if such refinancing of the Junior Mezzanine Loan occurs after a Securitization, no such refinancing shall be permitted which would result in a downgrade, qualification or withdrawal of any of the ratings of any of the Securities issued in such Securitization; and (vii) the holder of such loan shall not be an Affiliate of Borrower or the Junior Mezzanine Loan Borrower.

Bankruptcy Action: means with respect to any Person (a) such Person filing a voluntary petition under the Bankruptcy Code or any other Federal or state bankruptcy or insolvency law; (b) the filing of an involuntary petition against such Person under the Bankruptcy Code or any other Federal or state bankruptcy or insolvency law, or soliciting or causing to be solicited petitioning creditors for any involuntary petition against such Person, which is not dismissed within ninety (90) days; (c) such Person filing an answer consenting to or otherwise acquiescing in or joining in any involuntary petition filed against it, by any other Person under the Bankruptcy Code or any other Federal or state bankruptcy or insolvency law, or soliciting or causing to be solicited petitioning creditors for any involuntary petition from any Person; (d) such Person consenting to or acquiescing in or joining in an application for the appointment of a custodian, receiver, trustee, or examiner for such Person or any portion of the Property; or (e) such Person making an assignment for the benefit of creditors, or admitting, in writing or in any legal proceeding, its insolvency or inability to pay its debts as they become due.

Bankruptcy Code: means Title 11 of the United States Code entitled “Bankruptcy”, as amended from time to time, and any successor statute or statutes and all rules and regulations from time to time promulgated thereunder, and any comparable foreign laws relating to bankruptcy, insolvency or creditors’ rights.

Business Day: any day other than a Saturday, Sunday or any day on which commercial banks in New York, New York are authorized or required to close.

Code: the Internal Revenue Code of 1986, as amended and as it may be further amended from time to time, any successor statutes thereto, and applicable U.S. Department of Treasury regulations issued pursuant thereto in temporary or final form.

Collateral:  all collateral securing the Debt, including the Pledged Collateral.

Contractual Obligation:  as to any Person, any provision of any security issued by such Person or of any agreement, instrument or undertaking to which such Person is a party or by which it or any of its property is bound.

Control or Controlled: with respect to any Person, (i) ownership, directly or indirectly, in the aggregate of 49% or more of the beneficial ownership interest of such Person or (ii) the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ability to exercise voting power, by contract or otherwise (subject only to customary reservations of rights in favor of other partners or members to approve the sale and/or refinancing of all or substantially all of the entity’s assets and other major decisions).

Debt: the unpaid Principal, all interest accrued and unpaid thereon, any Yield Maintenance Premium and all other sums due to Lender in respect of the Loan or under any Loan Document.

Debt Service: with respect to any particular period, the scheduled Principal and interest payments due under the Note and the Senior Note in such period.

Debt Service Coverage Ratio: as of any date, the ratio calculated by Lender of (i) the Net Operating Income for the twelve (12)-month period during the Term of the Loan ending with the most recently completed calendar month to (ii) the Debt Service with respect to such period.

Default: the occurrence of any event under any Loan Document which, with the giving of notice or passage of time, or both, would be an Event of Default.

Default Rate: a rate per annum equal to the lesser of (i) the maximum rate permitted by applicable law, or (ii) five percent (5%) above the Interest Rate, compounded monthly.

Deposit Bank: Wachovia Bank, National Association, a national banking association, or such other bank or depository selected by Lender in its discretion.

Eligible Account:  a separate and identifiable account from all other accounts held by the holding institution that is either (i) an account or accounts (A) maintained with a federal or state-chartered depository institution or trust company which complies with the definition of Eligible Institution or (B) as to which Lender has received a Rating Comfort Letter from each of the applicable Rating Agencies with respect to holding funds in such account, or (ii) a segregated trust account or accounts maintained with the corporate trust department of a federal depository institution or state chartered depository institution subject to regulations regarding fiduciary funds on deposit similar to Title 12 of the Code of Federal Regulations §9.10(b), having in either case corporate trust powers, acting in its fiduciary capacity, and a combined capital and surplus of at least $50,000,000 and subject to supervision or examination by federal and state authorities.  An Eligible Account will not be evidenced by a certificate of deposit, passbook or other instrument.

Eligible Institution: a depository institution insured by the Federal Deposit Insurance Corporation the short term unsecured debt obligations or commercial paper of which are rated at least A-1 by S&P, P-1 by Moody’s and F-1+ by Fitch in the case of accounts in which funds are held for thirty (30) days or less or, in the case of Letters of Credit or accounts in which funds are held for more than thirty (30) days, the long term unsecured debt obligations of which are rated at least “AA” by Fitch and S&P and “Aa2” by Moody’s.  Notwithstanding the foregoing, Lender acknowledges that Bank of the West (Borrower’s current Clearing Bank) is deemed an Eligible Institution.

Eligibility Requirements: with respect to any Person, that such Person (i) has total assets (in name or under management) in excess of $750,000,000 (excluding the Property) and (except with respect to a pension advisory firm or similar fiduciary) capital/statutory surplus or shareholder’s equity of $300,000,000 (excluding the Property), (ii) is regularly engaged in the business of owning and operating commercial real estate properties of the type, size and quality comparable to the Property, (iii) has not, and is not Controlled by any Person that has, been a debtor in any Bankruptcy Action in the past ten (10) years or has ever been convicted of fraud or any crimes with respect to securities or banking laws and (iv) that has not been involved in any prior disputes with Lender, and is not Controlled by any Person that has been involved in any prior disputes with Lender.

ERISA: the Employee Retirement Income Security Act of 1974, as amended from time to time, and the rules and regulations promulgated thereunder.

ERISA Affiliate: all members of a controlled group of corporations and all trades and business (whether or not incorporated) under common control and all other entities which, together with Borrower and/or Owner, are treated as a single employer under any or all of Section 414(b), (c), (m) or (o) of the Code.

Existing Leases:  Leases of the Property or the Improvements existing on the date hereof.

GAAP: generally accepted accounting principles in the United States of America as of the date of the applicable financial report or the method used in connection with the financial statements of Borrower delivered to Lender in connection with the closing of the Loan, consistently applied.

GCM:  Greenwich Capital Financial Products, Inc.

Governmental Authority: any court, board, agency, commission, office or authority of any nature whatsoever for any governmental unit (federal, state, county, district, municipal, city or otherwise) now or hereafter in existence.

Guarantor: the OP or any other Person that now or hereafter guarantees any of Borrower’s obligations hereunder or any other Loan Document.

Interest Period: (i) the period from the date hereof through the first (1st) day thereafter that is the last day of a calendar month (the “Initial Interest Period”) and (ii) each period thereafter from the 1st day of each calendar month through the last day of such calendar month; except that the Interest Period, if any, that would otherwise commence before and end after the Maturity Date shall end on the Maturity Date.  Notwithstanding the foregoing, if Lender exercises its right to change the Payment Date to a New Payment Date in accordance with Section 2.2.4 hereof, then from and after such election, each Interest Period shall be the period from the New Payment Date (as defined in Section 2.2.4 hereof) in each calendar month through the day in the next succeeding calendar month immediately preceding the New Payment Date in such calendar month.

Interest Rate:  a rate of interest equal to 13% per annum (or, when applicable pursuant to this Agreement or any other Loan Document, the Default Rate).

Junior Mezzanine Loan: that certain mezzanine loan in the principal amount of $55,000,000 made on the date hereof by GCM to Junior Mezzanine Loan Borrower, and evidenced and secured by the Junior Mezzanine Loan Documents.

Junior Mezzanine Loan Borrower:  Maguire Properties-Griffin Towers Junior Mezzanine, LLC, a Delaware limited liability company.

Junior Mezzanine Loan Documents: (i) that certain Junior Mezzanine Loan Agreement of even date herewith between GCM and Junior Mezzanine Loan Borrower, (ii) that certain Promissory Note of even date herewith in the original principal amount of the Junior Mezzanine Loan made by Junior Mezzanine Loan Borrower and payable to GCM (and any successor holder of the Junior Mezzanine Loan), (iii) that certain Pledge and Security Agreement of even date herewith made by Junior Mezzanine Loan Borrower in favor of GCM, (iv) each UCC Financing Statement naming Junior Mezzanine Loan Borrower, as debtor, and GCM, as secured party, in connection with the foregoing and (v) any other “Loan Document”, as defined in the Junior Mezzanine Loan Agreement referred to in clause (i) above, as each of the foregoing may be modified, amended and restated from time to time in accordance with the terms and provisions of the applicable intercreditor agreements executed in connection with the Junior Mezzanine Loan.  Without limiting the foregoing, the term Junior Mezzanine Loan Documents shall also include all documents, agreements or instruments evidencing, securing or delivered to an Approved Junior Mezzanine Lender in connection with any Approved Junior Mezzanine Loan.

Junior Mezzanine Loan Liens: (i) the Liens in favor of the holder of the Junior Mezzanine Loan created pursuant to the Junior Mezzanine Loan Documents and (ii) Liens on the limited liability company interests held by Junior Mezzanine Loan Borrower in Senior Mezzanine Loan Borrower pursuant to any other Approved Junior Mezzanine Loan.

Key Principals:  the OP, the REIT and Robert F. Maguire III.

Leases: all leases, subleases of any tier, and other agreements or arrangements heretofore or hereafter entered into for the use, enjoyment or occupancy of, or the conduct of any activity upon or in, the Property or the Improvements, including any guarantees, extensions, renewals, modifications or amendments thereof and all additional remainders, reversions and other rights and estates appurtenant thereunder.

Letter of Credit: an irrevocable, unconditional, transferable, clean sight draft letter of credit acceptable to Lender and the Rating Agencies (either an evergreen letter of credit or one which does not expire until at least thirty (30) days after the Maturity Date) for which Borrower shall have no reimbursement obligation and which reimbursement obligation is not secured by the Property, the Collateral, or any other property pledged to secure the Note in favor of Lender and entitling Lender to draw thereon in New York, New York, issued by a domestic Eligible Institution or the U.S. agency or branch of a foreign Eligible Institution.

Legal Requirements: statutes, laws, rules, orders, regulations, ordinances, judgments, decrees and injunctions of Governmental Authorities affecting Borrower, Owner, any Loan Document or all or part of the Collateral or the Property or the construction, ownership, use, alteration or operation thereof, whether now or hereafter enacted and in force, and all permits, licenses and authorizations and regulations relating thereto, and all covenants, agreements, restrictions and encumbrances contained in any instrument, either of record or known to Borrower, at any time in force affecting all or part of the Property.

Lien: any mortgage, deed of trust, lien (statutory or otherwise), pledge, hypothecation, easement, restrictive covenant, preference, assignment, security interest or any other encumbrance, charge or transfer of, or any agreement to enter into or create any of the foregoing, on or affecting (i) all or any part of the Property or any interest therein, (ii) any direct or indirect interest in Owner or Borrower, or (iii) all or part of the Collateral, including any conditional sale or other title retention agreement, any financing lease having substantially the same economic effect as any of the foregoing, the filing of any financing statement, and mechanic’s, materialmen’s and other similar liens and encumbrances.

Liquidation Event:  (i) any Casualty to the Property or any material portion thereof, (ii) any Condemnation of the Property or any material portion thereof, (iii) a Transfer of the Property in connection with realization thereon following an Event of Default under the Senior Loan, including without limitation a foreclosure sale, or (iv) any refinancing or payoff of the Property or the Senior Loan permitted hereunder (including any refund of reserves on deposit with Senior Lender (but not disbursements therefrom)).

Loan Documents:  this Agreement and all other documents, agreements and instruments now or hereafter evidencing, securing or delivered to Lender in connection with the Loan, including the following, each of which is dated as of the date hereof:  (i) the Promissory Note or Promissory Notes made by Borrower to Lender in the aggregate principal amount equal to the Loan (the “Note”), (ii) the Pledge and Security Agreement (Senior Mezzanine) (the “Pledge”) made by Borrower in favor of Lender which creates a security interest in the 100% ownership interest of Borrower in Owner (the “Pledged Collateral”), (iii) the Senior Subordinate Deposit Account Agreement (the “Senior Subordinate Deposit Account Agreement”) among Borrower, Lender, Manager and the Deposit Bank, (iv) the Non-Recourse Guaranty made by Guarantor, (v) the Environmental and Hazardous Substance Indemnification Agreement made by Borrower, and (vi) the Consent of Manager among Borrower, Owner and Manager; as each of the foregoing may be (and each of the foregoing defined terms shall refer to such documents as they may be) amended, restated, replaced, severed, split, supplemented or otherwise modified from time to time (including pursuant to Section 9.1.5 hereof).

Management Agreement: the management agreement between Owner and Manager, pursuant to which Manager is to manage the Property, as the same may be amended, restated, replaced, supplemented or otherwise modified from time to time in accordance with Section 5.12 hereof.

Manager: the OP or any successor, assignee or replacement manager appointed by Borrower in accordance with Section 5.12 hereof.

Material Lease: all Leases which individually or in the aggregate with respect to the same tenant and its Affiliates (i) cover more than the greater of 37,389 square feet of the

Improvements or a full floor of the Improvements or (ii) have a gross annual rent of more than ten percent (10%) of the total annual Rents.

Maturity Date: the date on which the final payment of principal of the Note becomes due and payable as therein provided, whether at the Stated Maturity Date, by declaration of acceleration, or otherwise.

Minor Lease: any Lease that is not a Material Lease.

Net Liquidation Proceeds After Debt Service:  with respect to any Liquidation Event, all amounts paid to or received by or on behalf of Owner in connection with such Liquidation Event, including, without limitation, proceeds of any sale, refinancing or other disposition or liquidation, less (i) Lender’s and/or Senior Lender’s reasonable costs incurred in connection with the recovery thereof, (ii) in the case of Casualty or Condemnation, the costs incurred by Owner in connection with a restoration of the Property made in accordance with the Senior Loan Documents, (iii) amounts required or permitted to be deducted therefrom and amounts paid pursuant to the Senior Loan Documents to Senior Lender, (iv) in the case of a foreclosure sale, disposition or Transfer of the Property in connection with realization thereon following an Event of Default under the Senior Loan, such reasonable and customary costs and expenses of sale or other disposition (including attorneys’ fees and brokerage commissions), (v) in the case of a foreclosure sale, such costs and expenses incurred by Senior Lender under the Senior Loan Documents as Senior Lender shall be entitled to receive reimbursement for under the terms of the Senior Loan Documents and (vi) in the case of a refinancing of the Senior Loan, such costs and expenses (including reasonable attorneys’ fees) of such refinancing as shall be reasonably approved by Lender.

Net Operating Income: shall have the meaning set forth in the Senior Loan Agreement.

Net Worth:  shall mean, as of a given date, (x) the total assets of a Person as of such date less (y) such Person’s total liabilities as of such date, determined in accordance with GAAP.

Officer’s Certificate: a certificate delivered to Lender by Borrower which is signed by a senior executive officer of the Borrower.

OP: Maguire Properties, L.P., a Maryland limited partnership.

Operating Agreements: any covenants, restrictions or agreements of record relating to the construction, operation or use of the Property, excluding any Lease.

Other Charges: all ground rents, maintenance charges, impositions other than Taxes, and any other charges, including vault charges and license fees for the use of vaults, chutes and similar areas adjoining the Property (other than Taxes), now or hereafter levied or assessed or imposed against the Property or any part thereof.

Owner:  Maguire Properties-Griffin Towers, LLC, a Delaware limited liability company.

Payment Date: the first (1st) day of each calendar month or, upon Lender’s exercise of its right to change the Payment Date in accordance with Section 2.2.4 hereof, the New Payment Date (in either case, if such day is not a Business Day, the Payment Date shall be the first Business Day thereafter).  The first Payment Date hereunder shall be June 1, 2008.

Permitted Encumbrances: (i) the Liens created by the Loan Documents, (ii) all Liens and other matters disclosed in the Title Insurance Policy, (iii) Liens, if any, for Taxes or Other Charges not yet due and payable or not delinquent, (iv) any workers’, mechanics’ or other similar Liens on the Property provided that any such Lien is bonded or discharged within thirty (30) days after Borrower or Owner first receives notice of such Lien, (v) such other title and survey exceptions as Lender approves in writing in Lender’s discretion, (vi) Liens which constitute a Permitted Transfer, (vii) the Liens created by the Senior Loan Documents and (viii) the Junior Mezzanine Loan Liens.

Permitted Fund Manager: any nationally-recognized manager of investment funds which (i) invests in debt or equity interests relating to commercial real estate, (ii) invests through a fund with committed capital of at least $300,000,000 and (iii) is not the subject of a bankruptcy proceeding.

Permitted Investments:  (a) subject to the provisions of subparagraph (b) of this definition, any one or more of the following obligations or securities acquired at a purchase price of not greater than par, including those issued by Servicer, the trustee under any Securitization or any of their respective affiliates, payable on demand or having a maturity date not later than the Business Day immediately prior to the first Payment Date following the date of acquiring such investment (and in no event having maturities of more than 365 days) and meeting one of the appropriate standards set forth below:  (i) obligations of, or obligations fully guaranteed as to payment of principal and interest by, the United States or any agency or instrumentality thereof provided such obligations are backed by the full faith and credit of the United States of America including, without limitation, obligations of:  the U.S. Treasury (all direct or fully guaranteed obligations), the Farmers Home Administration (certificates of beneficial ownership), the General Services Administration (participation certificates), the U.S. Maritime Administration (guaranteed Title XI financing), the Small Business Administration (guaranteed participation certificates and guaranteed pool certificates), the U.S. Department of Housing and Urban Development (local authority bonds) and the Washington Metropolitan Area Transit Authority (guaranteed transit bonds); provided, however, that the investments described in this clause must (A) have a predetermined fixed dollar of principal due at maturity that cannot vary or change, (B) if rated by S&P, must not have an “r” highlighter affixed to their rating, (C) if such investments have a variable rate of interest, such interest rate must be tied to a single interest rate index plus a fixed spread (if any) and must move proportionately with that index, and (D) such investments must not be subject to liquidation prior to their maturity; (ii) Federal Housing Administration debentures; (iii) obligations of the following United States government sponsored agencies:  Federal Home Loan Mortgage Corp. (debt obligations), the Farm Credit System (consolidated system wide bonds and notes), the Federal Home Loan Banks (consolidated debt obligations), the Federal National Mortgage Association (debt obligations), the Financing Corp. (debt obligations), and the Resolution Funding Corp. (debt obligations); provided, however, that the investments described in this clause must (A) have a predetermined fixed dollar of principal due at maturity that cannot vary or change, (B) if rated by S&P, must not have an “r” highlighter affixed to their rating, (C) if such investments have a variable rate of interest, such interest rate must be tied to a single interest rate index plus a fixed spread (if any) and must move proportionately with that index, and (D) such investments must not be subject to liquidation prior to their maturity; (iv) federal funds, unsecured certificates of deposit, time deposits, bankers’ acceptances and repurchase agreements with maturities of not more than 365 days of any bank, the short term obligations of which at all times are rated in the highest short term rating category by each Rating Agency (defined herein) (or, if not rated by all Rating Agencies, rated by at least one Rating Agency in the highest short term rating category and otherwise acceptable to each other Rating Agency, as confirmed in writing that such investment would not, in and of itself, result in a downgrade, qualification or withdrawal of the initial, or, if higher, then current ratings assigned to the Securities issued in connection with a Securitization or any class thereof); provided, however, that the investments described in this clause must (A) have a predetermined fixed dollar of principal due at maturity that cannot vary or change, (B) if rated by S&P, must not have an “r” highlighter affixed to their rating, (C) if such investments have a variable rate of interest, such interest rate must be tied to a single interest rate index plus a fixed spread (if any) and must move proportionately with that index, and (D) such investments must not be subject to liquidation prior to their maturity; (v) fully Federal Deposit Insurance Corporation insured demand and time deposits in, or certificates of deposit of, or bankers’ acceptances issued by, any bank or trust company, savings and loan association or savings bank, the short term obligations of which at all times are rated in the highest short term rating category by each Rating Agency (or, if not rated by all Rating Agencies, rated by at least one Rating Agency in the highest short term rating category and otherwise acceptable to each other Rating Agency, as confirmed in writing that such investment would not, in and of itself, result in a downgrade, qualification or withdrawal of the initial, or, if higher, then current ratings assigned to the Securities or any class thereof); provided, however, that the investments described in this clause must (A) have a predetermined fixed dollar of principal due at maturity that cannot vary or change, (B) if rated by S&P, must not have an “r” highlighter affixed to their rating, (C) if such investments have a variable rate of interest, such interest rate must be tied to a single interest rate index plus a fixed spread (if any) and must move proportionately with that index, and (D) such investments must not be subject to liquidation prior to their maturity; (vi) debt obligations with maturities of not more than 365 days and at all times rated by each Rating Agency (or, if not rated by all Rating Agencies, rated by at least one Rating Agency and otherwise acceptable to each other Rating Agency, as confirmed in writing that such investment would not, in and of itself, result in a downgrade, qualification or withdrawal of the initial, or, if higher, then current ratings assigned to the Securities or any class thereof) in its highest long term unsecured rating category; provided, however, that the investments described in this clause must (A) have a predetermined fixed dollar amount of principal due at maturity that cannot vary or change, (B) if rated by S&P, must not have an “r” highlighter affixed to their rating, (C) if such investments have a variable rate of interest, such interest rate must be tied to a single interest rate index plus a fixed spread (if any) and must move proportionately with that index, and (D) such investments must not be subject to liquidation prior to their maturity; (vii) commercial paper (including both non interest bearing discount obligations and interest bearing obligations payable on demand or on a specified date not more than one (1) year after the date of issuance thereof) with maturities of not more than 365 days and that at all times is rated by each Rating Agency (or, if not rated by all Rating Agencies, rated by at least one Rating Agency and otherwise acceptable to each other Rating Agency, as confirmed in writing that such investment would not, in and of itself, result in a downgrade, qualification or withdrawal of the initial, or, if higher, then current ratings assigned to the Securities or any class thereof) in its highest short term unsecured debt rating; provided, however, that the investments described in this clause must (A) have a predetermined fixed dollar of principal due at maturity that cannot vary or change, (B) if rated by S&P, must not have an “r” highlighter affixed to their rating, (C) if such investments have a variable rate of interest, such interest rate must be tied to a single interest rate index plus a fixed spread (if any) and must move proportionately with that index, and (D) such investments must not be subject to liquidation prior to their maturity; and (viii) other security, obligation or investment which has been approved as a Permitted Investment in writing by (a) Lender and (b) each Rating Agency, as evidenced by a written a Rating Comfort Letter with respect to that the designation of such security, obligation or investment as a Permitted Investment; provided, however, that no obligation or security shall be a Permitted Investment if (A) such obligation or security evidences a right to receive only interest payments or (B) the right to receive principal and interest payments on such obligation or security are derived from an underlying investment that provides a yield to maturity in excess of 120% of the yield to maturity at par of such underlying investment.  Notwithstanding anything to the contrary contained herein, the Permitted Investments (i) through (ix) above must have a Moody’s rating of (a) “A2 or P-1” if such investment has a maximum maturity of one (1) month, (b) “A1 and P-1” if such investment has a maximum maturity of three (3) months, (c) “Aa3 and P-1” if such investment has a maximum maturity of six (6) months and (d) “AAA and P-1” if such investment has a maximum maturity of more than six (6) months.

At any time when Borrower is not permitted under the Loan Documents to select Permitted Investments, “Permitted Investments” shall mean any one or more of the following obligations or securities acquired at a purchase price of not greater than par, including those issued by Servicer (defined herein), the trustee under any Securitization or any of their respective Affiliates, payable on demand or having a maturity date not later than the Business Day immediately prior to the first Payment Date following the date of acquiring such investment (and in no event having maturities of more than 365 days) and meeting one of the appropriate standards set forth below:  (i) obligations of, or obligations fully guaranteed as to payment of principal and interest by, the United States or any Person controlled or supervised by and acting as an instrumentality of the United States pursuant to authority granted by the Congress of the United States provided such obligations are backed by the full faith and credit of the United States of America and are one of the following:  obligations of:  the U.S. Treasury (all direct or fully guaranteed obligations), the General Services Administration (participation certificates), the Small Business Administration (guaranteed participation certificates and guaranteed pool certificates) or the U.S. Department of Housing and Urban Development (local authority bonds); provided, however, that the investments described in this clause must (A) have a predetermined fixed dollar of principal due at maturity that cannot vary or change, (B) if rated by S&P, must not have an “r” highlighter affixed to their rating, (C) if such investments have a variable rate of interest, such interest rate must be tied to a single interest rate index plus a fixed spread (if any) and must move proportionately with that index, and (D) such investments must not be subject to liquidation prior to their maturity; (ii) Federal Housing Administration debentures; and (iii) obligations of the following United States government sponsored agencies:  Federal Home Loan Mortgage Corp. (debt obligations), the Farm Credit System (consolidated system wide bonds and notes), the Federal Home Loan Banks (consolidated debt obligations) and the Federal National Mortgage Association (debt obligations); provided, however, that the investments described in this clause must (A) have a predetermined fixed dollar of principal due at maturity that cannot vary or change, (B) if rated by S&P, must not have an “r” highlighter affixed to their rating, (C) if such investments have a variable rate of interest, such interest rate must be tied to a single interest rate index plus a fixed spread (if any) and must move proportionately with that index, and (D) such investments must not be subject to liquidation prior to their maturity; provided, however, that no obligation or security shall be a Permitted Investment if (A) such obligation or security evidences a right to receive only interest payments or (B) the right to receive principal and interest payments on such obligation or security are derived from an underlying investment that provides a yield to maturity in excess of 120% of the yield to maturity at par of such underlying investment.  Notwithstanding anything to the contrary contained herein, the Permitted Investments (i) through (ix) above must have a Moody’s rating of (a) “A2 or P-1” if such investment has a maximum maturity of one (1) month, (b) “A1 and P-1” if such investment has a maximum maturity of three (3) months, (c) “Aa3 and P-1” if such investment has a maximum maturity of six (6) months and (d) “AAA and P-1” if such investment has a maximum maturity of more than six (6) months.

Person: any individual, corporation, partnership, limited liability company, joint venture, estate, trust, unincorporated association, any other person or entity, and any federal, state, county or municipal government or any bureau, department or agency thereof and any fiduciary acting in such capacity on behalf of any of the foregoing.

Plan: an employee pension benefit plan as defined in Section 3(2) of ERISA, (i) established or maintained by Borrower or any ERISA Affiliate or to which Borrower or any ERISA Affiliate makes or is obligated to make contributions and (ii) which is covered by Title IV of ERISA or Section 302 of ERISA or Section 412 of the Code.

Pooling and Servicing Agreement:  any pooling and servicing agreement or similar agreement entered into as a result of a Securitization.

Prescribed Laws: collectively, (i) the Patriot Act, (ii) Executive Order No. 13224 on Terrorist Financing, effective September 24, 2001, and relating to Blocking Property and Prohibiting Transactions With Persons Who Commit, Threaten to Commit, or Support Terrorism, (iii) the International Emergency Economic Power Act, 50 U.S.C. §1701 et seq. and (iv) all other legal requirements relating to money laundering or terrorism.

Property: the parcels of real property and Improvements thereon owned by Owner and at such time encumbered by the Mortgage; together with all rights pertaining to such real property and Improvements.  The Property is known as Griffin Towers and is located at 5 and 6 Hutton Centre Drive, City of Santa Ana, Orange County, California.

Qualified Loan Transferee:

(i)           a real estate investment trust, bank, saving and loan association, investment bank, insurance company, trust company, commercial credit corporation, pension plan, pension fund or pension advisory firm, mutual fund, government entity or plan, provided that any such Person referred to in this clause (i) satisfies the Eligibility Requirements;

(ii)           an investment company, money management firm or “qualified institutional buyer” within the meaning of Rule 144A under the Securities Act of 1933, as amended, or an institutional “accredited investor” within the meaning of Regulation D under the Securities Act of 1933, as amended, provided that any such Person referred to in this clause (ii) satisfies the Eligibility Requirements;

(iii)           an institution substantially similar to any of the foregoing entities described in clauses (i) or (ii) that satisfies the Eligibility Requirements;

(iv)           any entity Controlled (which for purposes of this definition means the ownership, directly or indirectly, in the aggregate of more than fifty percent (50%) of the beneficial ownership interests of an entity and the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of an entity, whether through the ability to exercise voting power, by contract or otherwise) by any of the entities described in clauses (i) (ii) or (iii) above or (v) below;

(v)           an investment fund, limited liability company, limited partnership or general partnership where a Permitted Fund Manager or an entity that is otherwise a Qualified Loan Transferee under clauses (i) (ii), (iii) or (iv) of this definition investing through a fund with committed capital of at least $300,000,000 acts as the general partner, managing member or fund manager and at least fifty percent (50%) of the equity interests in such investment vehicle are owned, directly or indirectly, by one or more entities that are otherwise Qualified Loan Transferees under clauses (i) (ii), (iii) or (iv) of this definition; or

(vi)           a Person (i) with a long-term unsecured debt rating from each of the Rating Agencies rating the Securities of at least “investment grade” that (ii) owns, controls or operates, with its Affiliates, office buildings totaling at least 4,000,000 square feet of gross leasable area (exclusive of the Property), has with its Affiliates a Net Worth, as of a date no more than three (3) months prior to the date of such Transfer; of at least $300,000,000 (exclusive of the Property), and immediately prior to such Transfer, controls with its Affiliates real estate equity assets of at least $750,000,000 (exclusive of the Property).

Qualified Manager:  any of (a) the OP (provided the OP Controls the Borrower and Owner at the time in question), (b) an Affiliated Manager, (c) any property manager Controlled (within the sense of clause (ii) of the defined term “Control”) by the REIT (provided the REIT Controls the Borrower and Owner at the time in question) or (d) in the reasonable judgment of Lender, a reputable and experienced management company which (i) is a reputable national (or regional) major management company having at least five (5) years’ experience in the management of commercial properties of comparable quality to the Property, with similar uses as the Property and in the jurisdiction in which the Property is located, (ii) at the time of its engagement has managed, for at least five (5) years prior to its engagement as property manager, at least five (5) commercial office buildings of comparable quality to the Property, (iii) at the time of its engagement as property manager is managing leasable square footage of office buildings of comparable quality to the Property equal to five (5) times the leasable square feet of the Property or such lesser amount as is approved by the applicable Rating Agencies and (iv) is not the subject of a Bankruptcy Action; provided that Borrower or Owner shall have obtained prior written confirmation from the applicable Rating Agencies that management of the Property by such Person will not cause a downgrade, withdrawal or qualification of the then current ratings of the Securities or any class thereof (provided that no such written confirmation from the Rating Agencies in connection with such Qualified Manager will be required in connection with Permitted Transfers under Section 5.26.5 hereof and the Transfer and Assumption under Section 5.26.6 hereof not requiring such prior written confirmation from the Rating Agencies).

Rating Agency: each of Standard & Poor’s, a division of The McGraw-Hill Companies, Inc. (“S&P”), Moody’s Investors Service, Inc. (“Moody’s”), and Fitch, Inc., a division of Fitch Ratings Ltd. (“Fitch”) or any other nationally recognized statistical rating organization to the extent any of the foregoing have been engaged by Lender or its designee in connection with or in anticipation of any Securitization.

Rating Comfort Letter: a letter issued by each of the applicable Rating Agencies which confirms that the taking of the action referenced to therein will not result in any qualification, withdrawal or downgrading of any existing ratings of Securities created in a Securitization or, if a Securitization has not occurred, any ratings to be assigned in connection with a Securitization.

REIT: Maguire Properties, Inc., a Maryland corporation.

Rents: all rents, rent equivalents, moneys payable as damages (including payments by reason of the rejection of a Lease in a Bankruptcy Proceeding) or in lieu of rent or rent equivalents, royalties (including all oil and gas or other mineral royalties and bonuses), income, fees, receivables, receipts, revenues, deposits (including security, utility and other deposits), accounts, cash, issues, profits, charges for services rendered, and other payment and consideration of whatever form or nature received by or paid to or for the account of or benefit of Owner, Manager or any of their agents or employees from any and all sources arising from or attributable to the Property, and the Improvements, including all receivables, customer obligations, installment payment obligations and other obligations now existing or hereafter arising or created out of the sale, lease, sublease, license, concession or other grant of the right of the use and occupancy of the Property or rendering of services by Owner, Manager or any of their agents or employees and proceeds, if any, from business interruption or other loss of income insurance.

Restricted Party: (i) Owner, Borrower, the OP, the Guarantor, or any Affiliated Manager, and (ii) any shareholder, general partner, member, non-member manager, direct or indirect legal or beneficial owner of, Owner, Borrower, the OP, Guarantor, any Affiliated Manager or any non-member manager; provided, however, that the term “Restricted Party” shall not include any limited partner of the OP, Guarantor, or any Affiliated Manager, or any shareholders of the REIT, or any person owning direct or indirect interests in or through such limited partners or shareholders.

Sale or Pledge: a voluntary or involuntary sale, conveyance, assignment, transfer, encumbrance or pledge of a legal or beneficial interest.

Security Documents:  collectively, (i) the Pledge, (ii) all Uniform Commercial Code financing statements required by this Agreement to be filed with respect to the security interests in personal property created pursuant to the Pledge, and (iii) all other documents and agreements executed or delivered to Lender by Borrower in order to grant, protect or perfect Liens on any assets of Borrower as security for the Debt.

Senior Deposit Account: the “Deposit Account” (as such term is defined in Section 3.1 of the Senior Loan Agreement) established pursuant to the terms of the Senior Loan Agreement .

Senior Deposit Account Agreement:  the Deposit Account Agreement dated the date hereof among Owner, Senior Lender, Manager and the Deposit Bank.

Senior Lender:  Greenwich Capital Financial Products, Inc., or any successor holder of the Senior Loan.

Senior Loan:  the $125,000,000 mortgage loan made by Senior Lender to Owner in accordance with the Senior Loan Agreement.

Senior Loan Agreement:  the Loan Agreement dated as of the date hereof between Senior Lender and Owner, as the same may be amended, restated, replaced, supplemented or otherwise modified from time to time, with the consent of Lender.

Senior Loan Documents:  the “Loan Documents” as defined in the Senior Loan Agreement.

Senior Note:  the “Note” as defined in the Senior Loan Agreement.

Senior Subordinate Deposit Account:  an Eligible Account at the Deposit Bank controlled by Lender.

Servicer: a servicer selected by Lender to service the Loan, including any “master servicer” or “special servicer” appointed under the terms of any Pooling and Servicing Agreement or similar agreement entered into as a result of a Securitization.

Sole Member:  Maguire Properties-Griffin Towers Junior Mezzanine, LLC, a Delaware limited liability company, the sole member of Borrower

State: the state in which the Premises (as defined in the Mortgage) is located.

Stated Maturity Date:  May 1, 2011, as such date may be changed in accordance with Section 2.2.4 hereof.

Survey: the survey of the Property and Improvements delivered to Lender prior to the date hereof.

Taxable REIT Subsidiary:  a taxable REIT subsidiary within the meaning of Section 856(1) of the Code and of which the OP owns, directly or indirectly, no less than a fifty-one percent (51%) interest.

Taxes: all real estate and personal property taxes, assessments, water rates or sewer rents, maintenance charges, impositions, vault charges and license fees, now or hereafter levied or assessed or imposed against all or part of the Property.

Term: the entire term of this Agreement, which shall expire upon repayment in full of the Debt and full performance of each and every obligation to be performed by Borrower pursuant to the Loan Documents.

UCC: the Uniform Commercial Code as in effect in the State of formation of Borrower.

U.S. Obligations:  obligations that are “government securities” within the meaning of Section 2(a)(16) of the Investment Company Act of 1940, as amended that are not subject to prepayment, call or early redemption and that are acceptable to the applicable Rating Agencies.

Yield Maintenance Premium:  an amount which, when added to the outstanding Principal, would be sufficient to purchase U.S. Obligations which provide payments (a) on or prior to, but as close as possible to, all successive scheduled payment dates under this Agreement through the Stated Maturity Date and (b) in amounts equal to the Monthly Debt Service Payment Amount required under this Agreement through the Stated Maturity Date together with the outstanding principal balance of the Note as of the Stated Maturity Date assuming all such Monthly Debt Service Payment Amounts are made (including any servicing costs associated therewith).  In no event shall the Yield Maintenance Premium be less than zero.

Section 1.2                                Index of Other Definitions

.  The following terms are defined in the sections or Loan Documents or the Senior Loan Agreement indicated below:

“Act” - Schedule 5 (Definition of Single Member Bankruptcy Remote LLC)
“Annual Budget” - 6.3.4
“Approved Annual Budget” - 6.3.4
“Applicable Taxes” - 2.2.3
“Asbestos” - 5.8.2
“Assignment of Leases and Rents” - Senior Loan Agreement
“Award” - 7.3.2
“Bankruptcy Proceeding” - 4.7
“Blanket Insurance Premium Financing Arrangement” - 7.1.4
“Borrower Parties” - 10.1
“Cash Management Accounts” - 3.3
“Casualty” - 7.2.1
“Casualty Restoration” - 7.2.1
“Clearing Account Agreement” - Senior Loan Agreement
“Condemnation” - 7.3.1
“Condemnation Restoration” - 7.3.1
“Consent of Manager” - 5.12.1

“Consumer Price Index” - 7.1.1(j)
“Delinquency Date” - 5.2
“Disclosure Document” - 9.1.3
“Endorsement” - 5.26.6
“Environmental Indemnity” - 1.1 (Definition of Loan Documents)
“Environmental Laws” - 4.21
“Environmental Reports” - 4.21
“Equipment” - Mortgage
“Event of Default” - 8.1
“Exchange Act” - 9.1.3
“Excluded Costs” - 5.4.2
“Financing Installment” - 7.1.4
“Fitch” - 1.1 (Definition of Rating Agency)
“Foreign Lender” - 2.2.3
“Full Replacement Cost” - 7.1.1(a)
“Government Lists” - 5.31
“Hazardous Substances” - 4.21
“Improvements” - Mortgage
“Indemnified Liabilities” - 5.30
“Indemnified Party” - 5.30
“Indemnified Group” - 9.1.3
“Independent Director” - Schedule 5
“Initial Interest Period” - 1.1 (Definition of Interest Period)
“Insolvent” - 4.7
“Insurance Premiums” - 7.1.3
“Insurance Proceeds” - Senior Loan Agreement
“Insured Casualty” - 7.2.2
“Intercreditor Agreement” - 11.7
“Investor” - 9.1.1
“Late Payment Charge” - 2.5.3
“Lender’s Consultant” - 5.8.1
“Liabilities” - 9.1.3
“Licenses” - 4.11
“Loan” - 2.1
“Monthly Debt Service Payment Amount” - 2.2.1
“Moody’s” - 1.1 (Definition of Rating Agency)
“Mortgage” - Senior Loan Agreement
“New Payment Date” - 2.2.4
“Non-Recourse Guaranty” - 1.1 (Definition of Loan Documents)
“Note” - 1.1 (Definition of Loan Documents)
“Notice” - 6.1
“OFAC” - 5.31
“Other Fees” - 5.2
“Parent” - 9.1.1(a)
“Patriot Act” - 5.31
“Patriot Act Offense” - 5.31

“Permitted Indebtedness” - 5.22
“Permitted Transfers” - 5.26.5
“Pledge” - Section 1.1 (Definition of Loan Documents)
“Pledged Collateral” - Section 1.1 (Definition of Loan Documents)
“Pledged Securities” - Pledge
“Policies” or “Policy” - 7.1.2
“Principal” - 2.1
“Provided Information” - 9.1.1
“Public Releases”  - 10.16
“Related Party” or “Related Parties - 4.33(d)
“Remedial Work” - 5.8.3
“Rent Roll” - 4.16
“Restoration” - 7.3.1
“S&P” - 1.1 (Definition of Rating Agency)
“Securities” - 9.1.1
“Securities Act” - 9.1.3
“Securitization” - 9.1.1
“Securitization Information - 9.1.3(b)
“Senior Subordinate Deposit Account Agreement” - 1.1 (Definition of Loan Documents)
“Significant Casualty” - 7.2.2
“Single Member Bankruptcy Remote LLC” - Schedule 5
“Special Member” - Schedule 5 (Definition of Single Member Bankruptcy Remote LLC)
“Special Purpose Bankruptcy Remote Entity” - 5.13
“Subaccounts” - 3.1
“Subordinate Pledge” - Schedule 5
“Taking” - 7.3.2
“Tenant Estoppels” - 4.16
“Terrorism Acts” - 7.1.1(j)
“Terrorism Premium Cap” - 7.1.1(j)
“Threshold Amount” - 5.4.2
“Title Insurance Policy” - Senior Loan Agreement
“Toxic Mold” - 4.21
“Traded Equity” - 5.26.5
“Transfer” - 5.26.3
“Transfer and Assumption” - 5.26.6
“Transferee Senior Borrower” - 5.26.6
“Transferee Senior Mezzanine Borrower” - 5.26.6

Section 1.3                                Principles of Construction

.  Unless otherwise specified, (i) all references to sections and schedules are to those in this Agreement, (ii) the words “hereof,” “herein” and “hereunder” and words of similar import refer to this Agreement as a whole and not to any particular provision, (iii) all definitions are equally applicable to the singular and plural forms of the terms defined, (iv) the word “including” means “including but not limited to,” (v) accounting terms not specifically defined herein shall be construed in accordance with GAAP and (vi) all references to the Senior Loan Agreement, the

Senior Note or any other Senior Loan Document shall mean the Senior Loan Agreement, the Senior Note or such other Senior Loan Document as in effect on the date hereof, as each of the same may hereafter be amended, restated, replaced, supplemented or otherwise modified, but only to the extent that Lender has consented to the foregoing pursuant to Section 11.4 of this Agreement.  With respect to terms defined by cross-reference to the Senior Loan Documents, such defined terms shall have the definitions set forth in the Senior Loan Documents as of the date hereof, and no modifications to the Senior Loan Documents shall have the effect of changing such definitions for the purposes of this Agreement unless Lender expressly agrees that such definitions as used in this Agreement have been revised.  To the extent that the definition of Net Operating Income deviates from GAAP, the definitions of such terms contained herein shall govern.

ARTICLE 2

GENERAL LOAN TERMS

Section 2.1                                The Loan

.  Lender is making a loan (the “Loan”) to Borrower on the date hereof, in the original principal amount (the “Principal”) of $20,000,000 which shall mature on the Stated Maturity Date.  Borrower acknowledges receipt of the Loan, the proceeds of which shall be used solely to make a capital contribution to Owner. No amount repaid in respect of the Loan may be reborrowed.

Section 2.2                                Interest; Monthly Payments

.

2.2.1                      Generally.  From and after the date hereof, interest on the unpaid Principal shall accrue at the Interest Rate and be payable as hereinafter provided.  On the date hereof, Borrower shall pay interest on the unpaid Principal from the date hereof through and including April 30, 2008.  On June 1, 2008 and each Payment Date thereafter through and including the Maturity Date, the interest on the Principal at the Interest Rate shall be payable in monthly installments (each such installment, the “Monthly Debt Service Payment Amount”).  The Monthly Debt Service Payment Amount due on any Payment Date shall be applied to the payment of interest accrued during the preceding Interest Period.  All accrued and unpaid interest shall be due and payable on the Maturity Date.  If the Loan is repaid on any date other than on a Payment Date (whether prior to or after the Stated Maturity Date), Borrower shall also pay interest that would have accrued on such repaid Principal to but not including the next Payment Date.

2.2.2                      Default Rate.  After the occurrence and during the continuance of an Event of Default, the entire unpaid Debt shall bear interest at the Default Rate, and shall be payable, to the extent permitted by applicable law.

2.2.3                      Taxes.  Any and all payments by Borrower hereunder and under the other Loan Documents shall be made free and clear of and without deduction for any and all present or future taxes, levies, imposts, deductions, charges or withholdings, and all liabilities with respect thereto, excluding taxes imposed on Lender’s income, and franchise and other similar taxes imposed on Lender by the law or regulation of any Governmental Authority (all such non-excluded taxes, levies, imposts, deductions, charges, withholdings and liabilities being hereinafter referred to in this Section 2.2.3 as “Applicable Taxes”).  If Borrower shall be required by law to deduct any Applicable Taxes from or in respect of any sum payable hereunder to Lender, the following shall apply:  (i) the sum payable shall be increased as may be necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section 2.2.3), Lender receives an amount equal to the sum it would have received had no such deductions been made, (ii) Borrower shall make such deductions and (iii) Borrower shall pay the full amount deducted to the relevant taxation authority or other authority in accordance with applicable law.  Payments pursuant to this Section 2.2.3 shall be made within ten (10) days after the date Lender makes written demand therefor.  Notwithstanding the foregoing, if the Loan is transferred to a transferee, assignee or purchaser, which, in each case, is organized under the laws of any jurisdiction other than the United States of America or any state thereof (a “Foreign Lender”), the transferor shall cause such Foreign Lender, concurrently with the effectiveness of such transfer, to furnish to the transferor and Borrower either a United States Internal Revenue Service Form W-8BEN, United States Internal Revenue Service Form W-8ECI or United States Internal Revenue Service Form W-8IMY, including applicable attachments (in each case, wherein such Foreign Lender claims entitlement to complete exemption from United States federal withholding tax on all interest payments hereunder); provided, however, that in the event that the transferor fails to cause the Foreign Lender to furnish any such Form or such Foreign Lender is not entitled to a complete exemption from United States withholding tax, Borrower shall deduct any Applicable Taxes to the extent required by law and payments shall be made net of any Applicable Taxes without regard to the provisions of clause (i) of the second sentence of this Section 2.2.3.  In each case, if a specified form is no longer in use, the delivery obligation specified in this Section 2.2.3 shall apply to the applicable successor form.  In addition, each Foreign Lender, if any, shall deliver such forms within a reasonable period of time following the obsolescence, expiration or invalidity of any form previously delivered by such Foreign Lender.  Each Foreign Lender shall within a reasonable period of time notify Borrower at any time it determines that it is no longer in a position to provide any previously delivered form or certificate to Borrower (or any other form of certification adopted by a taxing authority for such purpose).

2.2.4                      New Payment Date.  Lender shall have the right, to be exercised not more than once during the term of the Loan, to change the Payment Date to a date later than the first (1st) day of each month (a “New Payment Date”), on thirty (30) days’ written notice to Borrower; provided, however, that any such change in the Payment Date:  (i) shall not modify the amount of regularly scheduled monthly principal (if any) and interest payments, except that the first payment of principal (if any) and interest payable on the New Payment Date shall be accompanied by interest at the interest rate herein provided for the period from the Payment Date in the month in which the New Payment Date first occurs to the New Payment Date and (ii) shall extend the Stated Maturity Date to the New Payment Date occurring in the month set forth in the definition of Stated Maturity Date.

Section 2.3                                Loan Repayment

.

2.3.1                      Repayment.  Borrower shall repay the entire outstanding principal balance of the Note in full on the Maturity Date, together with interest thereon to (but excluding) the date of repayment and any other amounts due and owing under the Loan Documents.  Except during the continuance of an Event of Default, all proceeds of any repayment, including any prepayments of the Loan, shall be applied by Lender as follows in the following order of priority:  First, accrued and unpaid interest at the Interest Rate; second, to Principal; and third, to and any other amounts then due and owing under the Loan Documents.  If the Debt is accelerated by reason of an Event of Default, then Lender shall be entitled to receive, in addition to the unpaid Principal and accrued interest and other sums due under the Loan Documents, an amount equal to the Yield Maintenance Premium, if any, applicable to such Principal so accelerated.  During the continuance of an Event of Default, all proceeds of repayment, including any payment or recovery on the Collateral (or any portion thereof) (whether through foreclosure or otherwise) shall, unless otherwise provided in the Loan Documents, be applied in such order and in such manner as Lender shall elect in Lender’s discretion.

2.3.2                      Mandatory Prepayments.

(a)           In the event of any Liquidation Event, Borrower shall cause the related Net Liquidation Proceeds After Debt Service to be deposited directly into the Senior Subordinate Deposit Account, which shall then be applied by Lender on the next succeeding Payment Date towards the amount necessary to fully repay the Loan including all interest accrued to the date of prepayment and any other sums then due and payable by Borrower to Lender.  Any amounts of Net Liquidation Proceeds After Debt Service in excess of the Debt shall be paid to Borrower.

(b)           Borrower shall notify Lender of any Liquidation Event not later than one Business Day following the first date on which Borrower has knowledge of such event.  Borrower shall be deemed to have knowledge of (i) a sale (other than a foreclosure sale) of the Property on the date on which a contract of sale for such sale is entered into, and a foreclosure sale, on the date notice of such foreclosure sale is given, and (ii) a refinancing of the Property, on the date on which a commitment for such refinancing has been entered into.  The provisions of this Section 2.3.2 shall not be construed to contravene in any manner the restrictions and other provisions regarding refinancing of the Senior Loan or Transfer of the Property set forth in this Agreement and the other Loan Documents.

(c)           The Loan is subject to a mandatory prepayment in the event that any portion of the Senior Loan is prepaid pursuant to Section 2.3.4 of the Senior Loan Agreement.  Such mandatory prepayment shall be in an amount equal to the product of (x) the outstanding Principal balance of the Loan times (y) a fraction (1) the numerator of which is the amount prepaid under the Senior Loan and (2) the denominator of which is the outstanding principal balance of the Senior Loan prior to such prepayment.  If any such prepayment is not made on a Payment Date, Borrower shall also pay interest that would have accrued on such prepaid Principal to, but not including, the next Payment Date.

2.3.3                      Intentionally Omitted

.

2.3.4                      Optional Prepayments.  Provided no Event of Default shall be continuing, Borrower shall have the right to prepay all or any portion (in amounts equal to at least $250,000) of the Principal, provided that Borrower gives Lender at least fifteen (15) days prior written notice thereof specifying the date and amount of the prepayment.  If any such prepayment is not made on a Payment Date, Borrower shall also pay interest that would have accrued on such prepaid Principal to, but not including, the next Payment Date.

2.3.5                      Prepayments After Default.  If after the occurrence and during the continuance of an Event of Default, payment of all or any part of the principal of the Loan is tendered by Borrower, a purchaser at foreclosure or any other Person, such purchaser at foreclosure or other Person shall pay the Yield Maintenance Premium, in addition to the outstanding principal balance, all accrued and unpaid interest and other amounts payable under the Loan Documents.

Section 2.4                                Release of Collateral on Payment in Full

.

Lender shall, upon the written request and at the expense of Borrower, upon payment in full of the Debt in accordance herewith, release, the Liens of the Pledge and other Security Documents if not theretofore released.

Section 2.5                                Payments and Computations

.

2.5.1                      Making of Payments.  Each payment by Borrower shall be made in funds settled through the New York Clearing House Interbank Payments System or other funds immediately available to Lender by 4:00 p.m., New York City time, on the date such payment is due, to Lender by deposit to such account as Lender may designate by written notice to Borrower.  Whenever any such payment shall be stated to be due on a day that is not a Business Day, such payment shall be made on the first Business Day thereafter.  All such payments shall be made irrespective of, and without any deduction, set-off or counterclaim whatsoever and are payable without relief from valuation and appraisement laws and with all costs and charges incurred in the collection or enforcement thereof, including attorneys’ fees and court costs.

2.5.2                      Computations.  Interest payable under the Loan Documents shall be computed on the basis of the actual number of days elapsed over a 360-day year.

2.5.3                      Late Payment Charge.  If any Principal, interest or other sum due under any Loan Document is not paid by Borrower on the date on which it is due, Borrower shall pay to Lender an amount equal to the lesser of five percent (5%) of such unpaid sum or the maximum amount permitted by applicable law (the “Late Payment Charge”), in order to defray the expense incurred by Lender in handling and processing such delinquent payment and to compensate Lender for the loss of the use of such delinquent payment.  Such amount shall be secured by the Loan Documents.

Section 2.6                                Yield Maintenance Premium

.  Upon any repayment or prepayment of Principal in connection with an acceleration of the Loan as a result of an Event of Default, Borrower shall pay to Lender on the date of the acceleration of the Loan the Yield Maintenance Premium applicable thereto.  All Yield Maintenance Premium payments hereunder shall be deemed to be earned by Lender upon the funding of the Loan.

ARTICLE 3

CASH MANAGEMENT AND RESERVES

Section 3.1                                Cash Management Arrangements

.  Borrower shall cause Owner to cause all Rents to be deposited and, upon release of same to Owner, applied in accordance with the Senior Loan Documents.  All funds deposited by the Deposit Bank into the Senior Subordinate Deposit Account shall be deemed to be a distribution from Owner to Borrower and shall be applied and disbursed in accordance with this Agreement and the Senior Subordinate Deposit Account Agreement.  The Senior Subordinate Deposit Account and all subaccounts established by Lender therein (which may be ledger or book entry accounts and not actual accounts) shall at all times be Eligible Accounts (such subaccounts are referred to herein as “Subaccounts”).  The Senior Subordinate Deposit Account and any Subaccount will be under the sole control and dominion of Lender, and Borrower shall have no right of withdrawal therefrom.  Borrower shall pay for all expenses of opening and maintaining all of the above accounts.  If, at any time during the Term, Senior Lender is not requiring Owner to comply with the cash management arrangements set forth in Section 3.1 of the Senior Loan Agreement and the Clearing Account Agreement and the Senior Deposit Account Agreement (or the Senior Loan has been refinanced or otherwise repaid in full in accordance with the terms of this Agreement), then Lender shall have the right, at its option, to require such cash management arrangements, substantially in accordance with the provisions of the foregoing.

Section 3.2                                Reserves

.  If, at any time during the Term, Senior Lender is not requiring Owner to make the required deposits required under Article 3 of the Senior Loan Agreement (or the Senior Loan has been refinanced or otherwise repaid in full in accordance with the terms of this Agreement), including pursuant to Sections 3.3, 3.4, 3.5, 3.6 or 3.9 of the Senior Loan Agreement, then Lender shall have the right, at its option, to require Borrower to make such required deposits to Lender, in which case such deposits shall be made by Borrower and held in Subaccounts and disbursed by Lender substantially in accordance with the provisions of such applicable sections of the Senior Loan Agreement (including Section 3.11(a) of the Senior Loan Agreement governing priority and order of application).

Section 3.3                                Grant of Security Interest; Application of Funds

.  As security for payment of the Debt and the performance by Borrower of all other terms, conditions and provisions of the Loan Documents, Borrower hereby pledges and assigns to Lender, and grants to Lender a security interest in, all Borrower’s right, title and interest in and to all payments to or monies held in the Senior Subordinate Deposit Account and all Subaccounts created pursuant to this Agreement (collectively, the “Cash Management

Accounts”).  Borrower shall not, without obtaining the prior written consent of Lender, further pledge, assign or grant any security interest in any Cash Management Account, or permit any Lien to attach thereto, or any levy to be made thereon, or any UCC Financing Statements, except those naming Lender as the secured party, to be filed with respect thereto.  This Agreement is, among other things, intended by the parties to be a security agreement for purposes of the UCC.  Upon the occurrence and during the continuance of an Event of Default, Lender may apply any sums in any Cash Management Account in any order and in any manner as Lender shall elect in Lender’s discretion without seeking the appointment of a receiver and without adversely affecting the rights of Lender to foreclose the Lien of the Pledge or exercise its other rights under the Loan Documents.  Cash Management Accounts shall not constitute trust funds and may be commingled with other monies held by Lender.  All interest which accrues on the funds in any Cash Management Account shall accrue for the benefit of Borrower and shall be taxable to Borrower and shall be added to and disbursed in the same manner and under the same conditions as the principal sum on which said interest accrued.  Upon repayment in full of the Debt, all remaining funds in the Subaccounts, if any, shall be promptly disbursed to Borrower.

Section 3.4                                Cash Flow Allocation

.

(a)           All amounts deposited into the Senior Subordinate Deposit Account during the immediately preceding Interest Period shall be applied on each Payment Date as follows in the following order of priority:

(i)           First, to pay the monthly portion of the fees charged by the Deposit Bank in accordance with the Senior Subordinate Deposit Account Agreement;

(ii)           Second, to Lender to pay the Monthly Debt Service Payment Amount due on such Payment Date (plus, if applicable, interest at the Default Rate and all other amounts, other than those described under other clauses of this Section 3.4, then due to Lender under the Loan Documents);

(iii)           Third, to Lender, for purposes of funding any reserves, if required under Section 3.2; and

(iv)           Lastly, (A) if any Approved Junior Mezzanine Loan (or any portion thereof) is outstanding, all remaining amounts shall be deposited into the subordinate deposit account established pursuant to the Junior Mezzanine Loan Documents and (B) if no Approved Junior Mezzanine Loan (or any portion thereof) is then outstanding, to make payments to Borrower of any remaining amounts.

(b)           The failure of Borrower to make all of the payments required under clauses (i) through (iii) of Section 3.4(a) in full on each Payment Date shall constitute an Event of Default under this Agreement; provided, however, if adequate funds are available in the Senior Subordinate Deposit Account for such payments, the failure by the Deposit Bank to allocate such funds into the appropriate Subaccounts shall not constitute an Event of Default.

(c)           Notwithstanding anything to the contrary contained in this Section 3.4, after the occurrence and during the continuance of an Event of Default, Lender may apply all amounts deposited into the Senior Subordinate Deposit Account to the Debt in such order and in such manner as Lender shall elect in Lender’s sole and absolute discretion.  Lender’s right to so apply such funds shall be in addition to all other rights and remedies provided to Lender under the Loan Documents.

ARTICLE 4

REPRESENTATIONS AND WARRANTIES

Borrower represents and warrants to Lender as of the date hereof that, except to the extent (if any) disclosed on Schedule 2 hereto with reference to a specific Section of this Article 4:

Section 4.1                                Organization; Special Purpose

.  Each of Borrower and Owner has been duly organized and is validly existing and in good standing under the laws of the state of its formation, with requisite power and authority, and all rights, licenses, permits and authorizations, governmental or otherwise, necessary to own its properties and to transact the business in which it is now engaged.  Each of Borrower and Owner is duly qualified to do business and is in good standing in each jurisdiction where it is required to be so qualified in connection with its properties, business and operations.  Each of Borrower and Owner is a Special Purpose Bankruptcy Remote Entity.

Section 4.2                                Authorization; Valid Execution and Delivery; Enforceability

.  Borrower has taken all necessary actions for the authorization of the borrowing on account of the Loan and for the execution and delivery of the Loan Documents, including, without limitation, that those members of Borrower whose approval is required by the terms of Borrower’s organizational documents have duly approved the transactions contemplated by the Loan Documents and have authorized execution and delivery thereof by the respective signatories.  To the best of Borrower’s knowledge, no other consent by any local, state or federal agency is required in connection with the execution and delivery of the Loan Documents.  All of the Loan Documents requiring execution by Borrower have been duly and validly executed and delivered by Borrower. All of the Loan Documents constitute valid, legal and binding obligations of Borrower and are fully enforceable against Borrower in accordance with their terms by Lender and its successors, transferees and assigns, subject only to bankruptcy laws, and general principles of equity, insolvency, reorganization, arrangement, moratorium, receivership or other similar laws relating to or affecting the rights of creditors.  All consents, approvals, authorizations, orders or filings with any court or governmental agency or body, if any, required for the execution, delivery and performance of the Loan Documents by Borrower have been obtained or made.

Section 4.3                                No Conflict/Violation of Law

.  The execution, delivery and performance of the Loan Documents by Borrower will not cause or constitute a default under or conflict with the organizational documents of Owner, Borrower,

Guarantor or any general partner or managing member of Owner, Borrower or Guarantor.  The execution, delivery and performance of the obligations imposed on Borrower under the Loan Documents will not cause Owner or Borrower to be in default, including after due notice or lapse of time or both, under the provisions of any agreement, judgment or order to which Owner, Borrower is a party or by which Owner or Borrower is bound.

Section 4.4                                No Litigation

.  Except as otherwise disclosed on Schedule 2 hereto, to the best of Borrower’s knowledge there are no pending actions, suits or proceedings, arbitrations or governmental investigations against the Property or the Collateral, an adverse outcome of which would materially affect Borrower’s performance under the Note, this Agreement or the other Loan Documents.

Section 4.5                                No Defenses

.  The Note, this Agreement, the Pledge and the other Loan Documents are not subject to any right of rescission, set-off, counterclaim or defense, nor would the operation of any of the terms of the Note, this Agreement, the Pledge or any of the other Loan Documents, or the exercise of any right thereunder, render this Agreement or the Pledge unenforceable, in whole or in part, or subject to any right of rescission, set-off, counterclaim or defense, including the defense of usury.

Section 4.6                                Title

.  Owner has good and marketable fee simple title to the Property constituting real property (other than the beneficial interests), and good title to the Equipment, subject to no liens, charges or encumbrances other than the Permitted Encumbrances and liens, charges or encumbrances otherwise expressly permitted by the Loan Documents and Senior Loan Documents.  The possession of the Property has been peaceful and undisturbed and title thereto has not been disputed or questioned to the best of Borrower’s knowledge.  Upon execution by Borrower of the Pledge, delivery of the membership certificate of Owner and upon the filing of any UCC-1 Financing Statements required to be filed in connection therewith, Lender will have a valid, perfected first priority lien on Borrower’s interest in the Pledged Collateral, all in accordance with the terms thereof.  The Permitted Encumbrances do not and will not materially and adversely affect (1) the ability of Borrower to pay in full the principal and interest on the Note in a timely manner or (2) the use of the Property for the use currently being made thereof, the operation of the Property as currently being operated or the value of the Property.

Section 4.7                                No Insolvency or Judgment; No Bankruptcy Filing

.  Neither Owner, Borrower, nor any general partner or member of Owner, Borrower, nor Guarantor of the Loan is currently (a) the subject of or a party to any completed or pending bankruptcy, reorganization or insolvency proceeding; or (b) the subject of any judgment unsatisfied of record or docketed in any court of the state in which the Property is located or in any other court located in the United States.  The Loan will not render Owner, Borrower nor any general partner or member of Borrower Insolvent.  As used herein, the term “Insolvent” means that the sum total of all of an entity’s liabilities (whether secured or unsecured, contingent or fixed, or liquidated or unliquidated) is in excess of the value of all such entity’s non-exempt assets, i.e., all of the assets of the entity that are available to satisfy claims of creditors.  Neither Owner nor Borrower is contemplating either the filing of a petition by it under any state or federal bankruptcy or insolvency law or the liquidation of all or a major portion of its property (a “Bankruptcy Proceeding”), and Borrower has no knowledge of any Person contemplating the filing of any such petition against it or Owner.  In addition, except as described on Schedule 2 attached hereto, neither Owner, Borrower nor any principal nor Affiliate of Owner or Borrower has been a party to, or the subject of a Bankruptcy Proceeding for the past ten (10) years.

Section 4.8                                Misstatements of Fact

.  No statement of fact made in the Loan Documents contains any untrue statement of a material fact or omits to state any material fact known to Borrower or its Affiliates necessary to make statements contained herein or therein not misleading.  There is no fact presently known to Borrower which has not been disclosed which materially adversely affects, nor as far as Borrower can reasonably foresee, might materially adversely affect the business, operations or condition (financial or otherwise) of Borrower or Owner.

Section 4.9                                Tax Filings

.  To the extent required, Borrower and Owner have filed (or have obtained effective extensions for filing) all federal, state and local tax returns required to be filed and, except as otherwise disclosed to Lender in writing, has paid or made adequate provision for the payment of all federal, state and local taxes, charges and assessments payable by Borrower and Owner pursuant to such returns or any notice of assessment received by Borrower.  Borrower believes that Borrower’s and Owner’s tax returns (if any) properly reflect the income and taxes of Borrower and Owner for the periods covered thereby, subject only to reasonable adjustments required by the Internal Revenue Service or other applicable tax authority upon audit.  Borrower does not have any knowledge of any basis for additional assessment with respect to such taxes other than a possible reassessment of the Property for real estate tax purposes resulting from transactions occurring in connection with the acquisition of the Property on or prior to the date hereof.

Section 4.10                                ERISA

.  As of the date hereof and throughout the Term (i) neither Borrower nor Owner is or will be an “employee benefit plan,” as defined in Section 3(3) of ERISA, which is subject to Title I of ERISA, (ii) none of the assets of Borrower or Owner constitutes or will constitute “plan assets” of one or more such plans within the meaning of 29 C.F.R. Section 2510.3-101 (as modified by Section 3(42) of ERISA), (iii) neither Borrower nor Owner is or will be a “governmental plan” within the meaning of Section 3(32) of ERISA, and (iv) transactions by or with Borrower or Owner are not and will not be subject to state statutes regulating investment of, and fiduciary obligations with respect to, governmental plans.  As of the date hereof, neither Borrower, nor any member of the “controlled group of corporations” (within the meaning of Section 414 of the Code) that includes Borrower maintains, sponsors or contributes to a “defined benefit plan” (within the meaning of Section 3(35) of ERISA) or a “multiemployer pension plan” (within the meaning of Section 3(37)(A) of ERISA).

Section 4.11                                Compliance with Applicable Laws and Regulations

.  To Borrower’s knowledge, except as set forth in the Engineering Report identified on Schedule 2 attached hereto or the Environmental Reports (hereinafter defined), all of the Improvements and the use of the Property comply in all material respects with, and shall remain in compliance in all material respects with, all applicable statutes, rules, regulations and private covenants now or hereafter relating to the ownership, construction, use or operation of the Property, including all applicable Prescribed Laws and all applicable statutes, rules and regulations pertaining to requirements for equal opportunity, anti-discrimination, fair housing, environmental protection, zoning and land use and the Improvements comply in all material respects with, and shall remain in compliance in all material respects with, applicable health, fire and building codes.  Borrower is not aware of any illegal activities relating to controlled substances on the Property.  To Borrower’s knowledge, all certifications, permits, licenses and approvals, including, without limitation, certificates of completion and occupancy permits required for the legal use, occupancy and operation of the Property as an office building (collectively, the “Licenses”), have been obtained and are in full force and effect.  To Borrower’s knowledge, all of the Improvements comply with all material requirements of any applicable zoning and subdivision laws and ordinances.  To Borrower’s knowledge, in the event that all or any part of the Improvements are destroyed or damaged, said Improvements can be legally reconstructed to their condition prior to such damage or destruction, and thereafter exist for the same use without violating any zoning or other ordinances applicable thereto and without the necessity of obtaining any variances or special permits.  No legal proceedings are pending or, to the knowledge of Borrower, threatened with respect to the zoning of the Property.  To Borrower’s knowledge, neither the zoning nor any other right to construct, use or operate the Property is in any way dependent upon or related to any property other than the Property, except as set forth in the Operating Agreements for the benefit of the Property.  The use being made of the Property is in conformity with the certificate of occupancy issued for the Property and, to Borrower’s knowledge, all other restrictions, covenants and conditions affecting the Property.

Section 4.12                                Contracts

.  Except as set forth on Schedule 2 hereto, there are no service, maintenance or repair contracts affecting the Property that are not terminable on one (1) month’s notice or less without cause and without penalty or premium.  All service, maintenance or repair contracts affecting the Property entered into by Owner have been entered into at arms-length in the ordinary course of the business of Owner and provide for the payment of fees in amounts and upon terms comparable to existing market rates.

Section 4.13                                Federal Reserve Regulations; Investment Company Act

.  No part of the proceeds of the Loan will be used for the purpose of purchasing or acquiring any “margin stock” within the meaning of Regulation U of the Board of Governors of the Federal Reserve System or for any other purpose that would be inconsistent with such Regulation U or any other regulation of such Board of Governors, or for any purpose prohibited by Legal Requirements or any Loan Document.  Borrower is not (i) an “investment company” or a company “controlled” by an “investment company,” within the meaning of the Investment Company Act of 1940, as amended; or (ii) subject to any other federal or state law or regulation which purports to restrict or regulate its ability to borrow money.

Section 4.14                                Access/Utilities

.  The Property has adequate rights of access to public ways and is served by adequate water, sewer, sanitary sewer and storm drain facilities.  Other than as disclosed on the Survey, all public utilities necessary to the continued use and enjoyment of the Property as presently used and enjoyed are located in the public right-of-way abutting the Property, and all such utilities are connected so as to serve the Property without passing over other property.  All roads necessary for the full utilization of the Property for its current purpose have been completed and dedicated to public use and accepted by all Governmental Authorities or are the subject of access easements for the benefit of the Property.

Section 4.15                                Condition of Improvements

.  Except as may be expressly disclosed in the Engineering Report identified on Schedule 2 attached hereto, the Property, including all Improvements, parking facilities, systems, Equipment and landscaping, are in good condition, order and repair in all material respects; and there exists no structural or other material defect or damages to the Property, whether latent or otherwise.  Neither Borrower nor Owner has received notice from any insurance company or bonding company of any defect or inadequacy in the Property, or any part thereof, which would adversely affect its insurability or cause the imposition of extraordinary premiums or charges thereon or any termination of any policy of insurance or bond.  No portion of the Property is located in an area as identified by the Federal Emergency Management Agency as an area having special flood hazards.  The Property has not been damaged by fire, water, wind or other cause of loss which has not been fully restored in all material respects.

Section 4.16                                Leases

.   The rent roll attached hereto as Schedule 3 together with the schedules and the exhibits attached to such rent roll (collectively, the “Rent Roll”) is true, complete and correct and the Property is not subject to any Leases other than the Leases described in the Rent Roll and those additional Leases (if any) on Schedule 2 attached hereto and any existing subleases thereunder.  No Person has any possessory interest in the Property or right to occupy the same except under and pursuant to the provisions of the Leases (and any existing subleases thereunder).  As of the date hereof (i) Owner is the owner and holder of the landlord’s interest under each Lease; (ii) there are no prior assignments of the landlord’s interest by Owner (and to Borrower’s knowledge any prior landlord) in any Lease or any portion of Rents which are presently outstanding and have priority over the Assignment of Leases and Rents; (iii) true and correct copies of the Leases have been delivered by Borrower to Lender or made available to Lender and, the Leases have not been further modified or amended, except as disclosed to Lender in writing on or prior to the date hereof; (iv) each Lease is in full force and effect; (v) except as disclosed on the Rent Roll or in any tenant estoppels delivered to Senior Lender in connection with the Loan and which are dated within 60 days of the date hereof (collectively, the “Tenant Estoppels”), neither Owner nor, to Borrower’s knowledge, any tenant under any Lease is in default under any of the material terms, covenants or provisions of the Lease, and, except as disclosed to Lender in writing or in any Tenant Estoppels, Borrower knows of no event which, but for the passage of time or the giving of notice or both, would constitute an event of default under any Lease; (vi) except as expressly set forth in the Leases, the Tenant Estoppels or on the

Rent Roll, there are no offsets or defenses to the payment of any portion of the Rents; and (vii) except as disclosed on the Rent Roll or in any Tenant Estoppel, all Rents due and payable under each Lease have been paid in full and, except for estimated payments of operating expenses and taxes made by tenants in accordance with their Leases, no Rents have been paid more than one (1) month in advance of the due dates thereof.

Section 4.17                                Fraudulent Transfer

.  Borrower (1) has not entered into the Loan or any Loan Document with the actual intent to hinder, delay, or defraud any creditor and (2) has received reasonably equivalent value in exchange for its obligations under the Loan Documents.  Giving effect to the Loan contemplated by the Loan Documents, the fair saleable value of Borrower’s assets exceed and will, immediately following the execution and delivery of the Loan Documents, exceed Borrower’s total liabilities, including, without limitation, subordinated, unliquidated, disputed or contingent liabilities.  The fair market value of Borrower’s assets is and will, immediately following the execution and delivery of the Loan Documents, be greater than Borrower’s probable liabilities, including the maximum amount of its contingent liabilities or its debts as such debts become absolute and matured.  Borrower’s assets do not and, immediately following the execution and delivery of the Loan Documents will not, constitute unreasonably small capital to carry out its business as conducted or as proposed to be conducted.  Borrower does not intend to, and does not believe that it will, incur debts and liabilities (including, without limitation, contingent liabilities and other commitments) beyond its ability to pay such debts as they mature (taking into account the timing and amounts to be payable on or in respect of obligations of Borrower).

Section 4.18                                Ownership of Borrower and Owner

.  The sole member of Owner is Borrower, whose sole member is Junior Mezzanine Loan Borrower, whose sole member is Maguire Properties Holdings IV, LLC, whose sole member is Maguire Properties Holdings III, LLC, whose sole member is the OP, whose sole general partner is the REIT.  The membership interests in Borrower are owned free and clear of all Liens, warrants, options and rights to purchase.  Borrower does not have any obligation to any Person to purchase, repurchase or issue any ownership interest in it.  The organizational chart attached hereto as Schedule 4 is complete and accurate and illustrates all Persons who have a direct ownership interest in Owner, Borrower and the OP.

Section 4.19                                No Purchase Options

.  No tenant, person, party, firm, corporation or other entity has an option to purchase the Property or the Collateral, any portion of either of the foregoing or any interest therein other than options, rights of first refusal and similar rights to lease space in the Improvements granted to a tenant pursuant to its respective Lease or in another writing otherwise delivered to Lender and other than rights of first refusal contained in operating agreements of members of Borrower in favor of members of the members of Borrower in the event of a sale of the Property by Borrower.

Section 4.20                                Management Agreement

.  The Management Agreement is in full force and effect and there is no default or violation by any party thereunder.  The fee due under the Management Agreement, and the terms and provisions of the Management Agreement, are subordinate to the Mortgage.

Section 4.21                                Hazardous Substances

.  To Borrower’s knowledge, except as disclosed in the reports identified on Schedule 2 attached hereto and delivered to Lender in connection with the Loan (the “Environmental Reports”):  (a) the Property is not in violation of any local, state, federal or other governmental authority, statute, ordinance, code, order, decree, law, rule or regulation pertaining to or imposing liability or standards of conduct concerning environmental regulation, contamination or clean-up including, without limitation, the Comprehensive Environmental Response, Compensation and Liability Act, as amended, the Resource Conservation and Recovery Act, as amended, the Emergency Planning and Community Right-to-Know Act of 1986, as amended, the Hazardous Substances Transportation Act, as amended, the Solid Waste Disposal Act, as amended, the Clean Water Act, as amended, the Clean Air Act, as amended, the Toxic Substance Control Act, as amended, the Safe Drinking Water Act, as amended, the Occupational Safety and Health Act, as amended, any state super-lien and environmental clean-up statutes (including with respect to Toxic Mold) and all rules and regulations adopted in respect to the foregoing laws (collectively, “Environmental Laws”); (b) the Property is not subject to any private or governmental lien or judicial or administrative notice or action or inquiry, investigation or claim relating to hazardous and/or toxic, dangerous and/or regulated, substances, wastes, materials, raw materials which include hazardous constituents, pollutants or contaminants including without limitation, petroleum, tremolite, anthlophylie, actinolite or polychlorinated biphenyls, toxic mold or fungus of a type that may pose a risk to human health or the environment or would materially and negatively impact the value of the Property (“Toxic Mold”) and any other substances or materials which are included under or regulated by Environmental Laws or which are considered by scientific opinion to be otherwise dangerous in terms of the health, safety and welfare of humans (collectively, “Hazardous Substances”); (c) no Hazardous Substances are or have been (including the period prior to Owner’s acquisition of the Property) discharged, generated, treated, disposed of or stored on, incorporated in, or removed or transported from the Property other than in compliance with all Environmental Laws; (d) no Hazardous Substances are present in, on or under any nearby real property which could migrate to or otherwise affect the Property and which would reasonably be likely to result in a requirement under applicable Environmental Laws to remediate the Property; and (e) no underground storage tanks exist on any of the Property.  Notwithstanding anything to the contrary in this Section 4.21, Borrower, Owner and tenants may use and store ordinary amounts of Hazardous Substances at the Property in compliance with all applicable Environmental Laws if such use and storage is in connection with business supplies used by Borrower, Owner, a tenant in accordance with the terms of its Lease or in connection with the ordinary cleaning and maintenance of the Property.

Section 4.22                                Name; Principal Place of Business

.  Borrower does not use and will not use any trade name and has not done and will not do business under any name other than its actual name set forth herein.  Owner does not, and Borrower will not permit Owner to, use any trade name or do any business under any name other than its actual name set forth in the Senior Loan Agreement.  The principal place of business of

Borrower is its primary address for notices as set forth in Section 6.1 hereof and the principal place of business of Owner is its primary address for notices as set forth in Section 6.1 of the Senior Loan Agreement, and neither Borrower nor Owner has any other place of business.  Borrower’s federal tax identification number is 26-2454497.  Borrower is not subject to back-up withholding taxes.

Section 4.23                                No Other Obligations

.  Neither Borrower nor Owner has any material financial obligation or contingent liabilities under any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which Borrower or Owner is a party or by which Borrower, Owner, the Collateral or the Property is otherwise bound, other than obligations incurred in the ordinary course of the operation of the Property and other than obligations under the Operating Agreements, the Leases, this Agreement, the other Loan Documents and the Senior Loan Documents that would materially affect Borrower’s or Owner’s performance under the Note, this Agreement, the other Loan Documents or the Senior Loan Documents, as applicable.

Section 4.24                                Defense of Usury

.  Borrower knows of no facts that would support a claim of usury to defeat or avoid its obligation to repay the principal of, interest on, and other sums or amounts due and payable under, the Loan Documents.

Section 4.25                                Pledged Collateral

.

(a)           Borrower is the sole beneficial owner of the Pledged Collateral and no Lien exists or will exist (except the Permitted Encumbrances) upon the Pledged Collateral at any time (and no right or option to acquire the same exists in favor of any other Person).

(b)           The Pledged Collateral is not and will not be subject to any contractual restriction upon the transfer thereof (except for any such restriction contained in the Pledge).

(c)           The chief place of business of Borrower and the office where Borrower keeps its records concerning the Pledged Collateral will be located at all times at the address specified as Borrower’s address in Section 6.1.

(d)           The Pledged Securities have been duly authorized and validly issued and are fully paid and non-assessable and are not subject to any options to purchase or similar rights of any Person.

(e)           The Security Documents create a valid security interest in the Pledged Collateral, securing the payment of the Debt, and upon the filing in the appropriate filing offices and delivery of the membership certificate of Owner to Lender and of the financing statements to be delivered pursuant to this Agreement, such security interests will be perfected, first priority security interests, and all filings and other actions necessary to perfect such security interests will have been duly taken.  Upon the exercise of its rights and remedies under the Pledge, Lender will succeed to all of the rights, titles and interest of Borrower in Owner without the consent of any other Person and will, without the consent of any other Person, be admitted as the sole member in Owner.

Section 4.26                                Single Tax Lot

.  The Property consists of a single lot or multiple tax lots; no portion of said tax lot(s) covers property other than the Property or a portion of the Property and no portion of the Property lies in any other tax lot.

Section 4.27                                Special Assessments

.  Except as disclosed in the Title Insurance Policy, there are no pending or, to the knowledge of Borrower, proposed special or other assessments for public improvements or otherwise affecting the Property, nor, to the knowledge of Borrower, are there any contemplated improvements to the Property that may result in such special or other assessments.

Section 4.28                                No Condemnation

.  No part of any property subject to the Mortgage has been taken in condemnation or other like proceeding to an extent which would impair the value of the Property, the Mortgage or the Loan or the usefulness of such property for the purposes for which it is currently being operated, nor is any proceeding pending or known to be contemplated or, to Borrower’s knowledge, threatened, for the partial or total condemnation or taking of the Property.

Section 4.29                                No Labor or Materialmen Claims

.  Except for those improvements and other work performed in the ordinary course of business with respect to which any applicable payments are not more than sixty (60) days past due, all parties furnishing labor and materials for which payment is due and payable as of the date hereof have been paid in full and, except for such liens or claims insured against by the policy of title insurance to be issued in connection with the Loan, there are no mechanics’, laborers’ or materialmens’ liens or claims outstanding for work, labor or materials affecting the Property, whether prior to, equal with or subordinate to the lien of the Mortgage.

Section 4.30                                Boundary Lines

.  Except as disclosed in the Survey, (i) all of the Improvements which were included in determining the appraised value of the Property lie wholly within the boundaries and building restriction lines of the Property, (ii) no improvements on adjoining properties encroach upon the Property, and (iii) no easements or other encumbrances upon the Property encroach upon any of the Improvements, so as to materially and adversely affect the value or marketability of the Property except those which are insured against by title insurance.

Section 4.31                                Survey

.  The Survey does not fail to reflect any material matter affecting the Property or the Improvements or the title thereto.

Section 4.32                                Forfeiture

.  There has not been and shall never be committed by Owner or, to Borrower’s knowledge, any other person in occupancy of or involved with the operation or use of the Property any act or omission affording the federal government or any state or local government the right of forfeiture as against the Property or any part thereof or any monies paid in performance of Borrower’s obligations under any of the Loan Documents.

Section 4.33                                Borrower Entity Representations

.  Borrower hereby represents, warrants, covenants, with respect to Borrower, from the date of formation of Borrower to the date of this Agreement as follows:

(a)           Borrower’s business has been limited solely to (i) owning 100% of the limited liability company interests in Owner and (ii) transacting any and all lawful business that was incident, necessary and appropriate to accomplish the foregoing.

(b)           Borrower has not engaged in any business other than as set forth in (a) above.

(c)           Borrower has not owned any asset or property other than (i) the Collateral, and (ii) incidental personal property reasonably necessary for and used or to be used in connection with the ownership or operation of the Collateral.

(d)           Borrower has not entered into any contract or agreement with any Affiliate of Borrower, any constituent party of Borrower, any owner of Borrower, any guarantors of the obligations of Borrower or any Affiliate of any such constituent party, owner or guarantor (individually, a “Related Party” and collectively, the “Related Parties”), except upon terms and conditions that are commercially reasonable.

(e)           Borrower has not made any loans or advances to any Person and has not acquired obligations or securities of any Related Party.

(f)           Borrower has paid its debts and liabilities from its assets as the same have become due.

(g)           Borrower has done or caused to be done all things necessary to observe organizational formalities and preserve its existence.

(h)           Borrower has maintained all of its books, records, financial statements and bank accounts separate from those of any other Person and Borrower’s assets have not been listed as the assets of any other Person on the financial statement of any other Person, and without limiting the foregoing, to the extent Borrower’s financial information was required under GAAP or tax-reporting rules to be included within a consolidated set of financial statements, such statements has included a footnote to the effect that Borrower is a separate legal entity and its assets are not available to creditors of other members of the consolidated group.  Borrower has maintained its books, records, resolutions and agreements as official records.

(i)           Borrower has been, and at all times has held itself out to the public as, a legal entity separate and distinct from any other Person (including any Affiliate or other Related Party), has corrected any known misunderstanding regarding its status as a separate entity, has conducted its business in its own name, has not identified itself or any of its Affiliates as a division or part of the other and has maintained and utilized separate stationery, invoices and checks.

(j)           Borrower has not commingled its assets with those of any other Person and has held all of its assets in its own name.

(k)           Borrower has not guaranteed or become obligated for the debts of any other Person and has not held itself out as being responsible for the debts or obligations of any other Person, other than pursuant to the Loan Documents.

(l)           Borrower has allocated fairly and reasonably any overhead expenses that have been shared with an Affiliate, including paying for office space and services performed by any employee of an Affiliate or Related Party.

(m)           Borrower has not pledged its assets for the benefit of any other Person other than with respect to loans secured by the Collateral and no such pledge remains outstanding except in connection with the Loan.

(n)           Borrower has maintained a sufficient number of employees in light of its contemplated business operations and has paid the salaries of its own employees from its own funds.

(o)           Borrower has not made loans to any other Person or has bought or held evidence of indebtedness issued by any other Person.

(p)           Except as otherwise disclosed on Schedule 2 hereto, Borrower does not have any actions, suits or proceedings at law or in equity by or before any Governmental Authority or other agency now pending or, threatened against or affecting Borrower, which actions, suits or proceedings, if determined against Borrower, would materially adversely affect the financial condition or business of Borrower.

(q)           Borrower has not incurred any indebtedness that is still outstanding other than indebtedness that is permitted under the Loan Documents.

(r)           Borrower is not now party to any lawsuit, arbitration, summons, or legal proceeding, except as otherwise disclosed on Schedule 2 hereto, and any prior litigation related solely to the Property, the Collateral, or the ownership in Borrower.

(s)           Borrower has no judgments or liens of any nature against it except for tax liens not delinquent and liens disclosed in the title report and other Permitted Encumbrances.

(t)           To Borrower’s knowledge, Borrower is in compliance with all laws, regulations, and orders applicable to it and has received all permits necessary for it to operate.

(u)           Borrower is not involved in any dispute with any taxing authority.

(v)           Borrower does not have any material contingent or actual obligations not related to the Collateral.

(w)           Borrower is and has since its formation been duly formed, validly existing, and in good standing in the state of its formation and in all other jurisdictions where it is qualified to do business.

(x)           Borrower has paid all taxes which Borrower owes pursuant to Legal Requirements.

Section 4.34                                Senior Loan

.  The Senior Loan has been fully funded in the amount of $125,000,000.  The outstanding principal balance of the Senior Loan, as of the Closing Date, is $125,000,000.  No default, breach, violation or event of default has occurred under any Senior Loan Document which remains uncured or unwaived and no circumstance, event or condition has occurred or exists which, with the giving of notice and/or the expiration of the applicable period would constitute an Event of Default under the Senior Loan Documents.  Each and every representation and warranty of Owner, made to Senior Lender contained in any one or more of the Senior Loan Documents is true, correct, complete and accurate in all material respects as of the date hereof and are hereby incorporated into this Agreement and deemed made hereunder as and when made thereunder and shall remain incorporated without regard to any waiver, amendment or other modification thereof by the Senior Lender or to whether the related Senior Loan Document has been repaid, defeased or otherwise terminated, unless otherwise consented to in writing by Lender.

Section 4.35                                Perfection of Accounts

.  Borrower hereby represents and warrants to Lender that:

(a)           This Agreement, together with the other Loan Documents, create a valid and continuing security interest (as defined in the Uniform Commercial Code) in the Senior Subordinate Deposit Account and the Subaccounts in favor of Lender, which security interest is prior to all other Liens, other than Permitted Encumbrances, and is enforceable as such against creditors of and purchasers from Borrower.  Other than in connection with the Loan Documents and except for Permitted Encumbrances, Borrower has not sold or otherwise conveyed the Senior Subordinate Deposit Account or any of the Subaccounts;

(b)           The Senior Subordinate Deposit Account and the Subaccounts constitute “deposit accounts” or “securities accounts” within the meaning of the Uniform Commercial Code; and

(c)           None of the Senior Subordinate Deposit Account or any of the Subaccounts are in the name of any Person other than Borrower, as pledgor, or Lender, as pledgee.  Borrower has not consented to the Deposit Bank’s complying with instructions with respect to the Senior Subordinate Deposit Account or any of the Subaccounts from any Person other than Lender.

Section 4.36                                No Contractual Obligations

.  Other than the Loan Documents, the organizational documents of Owner and Borrower and other agreements entered into in connection with the formation of the Borrower, including any agreement with any independent director of the Borrower, as of the date of this Agreement, Borrower is not subject to any Contractual Obligations and has not entered into any agreement, instrument or undertaking by which it or its assets are bound.

All of the representations and warranties in this Article 4 and elsewhere in the Loan Documents (i) shall survive for so long as any portion of the Debt remains owing to Lender and (ii) shall be deemed to have been relied upon by Lender notwithstanding any investigation heretofore or hereafter made by Lender or on its behalf; provided, however, that, with regard to events or conditions that occur or arise on the Property before Lender or any other Person acquires the Property by foreclosure or deed in lieu of foreclosure, the representations, warranties and covenants set forth in Section 4.21 above shall survive in perpetuity.

ARTICLE 5

COVENANTS

Until the end of the Term, Borrower hereby covenants and agrees with Lender that:

Section 5.1                                Existence

.  Borrower shall (and shall cause Owner to) (i) do or cause to be done all things necessary to preserve, renew and keep in full force and effect its existence, rights, and franchises, (ii) continue to engage in the business presently conducted by it, (iii) obtain and maintain all Licenses, and (iv) qualify to do business and remain in good standing under the laws of each jurisdiction, in each case as and to the extent required for the ownership, maintenance, management and operation of the Property.

Section 5.2                                Taxes and Other Charges

.  Borrower shall (or shall cause Owner to) pay all Taxes on or before the last date prior to which any interest, late fees or penalties would begin to accrue thereon (the “Delinquency Date”) and Other Charges as the same become due and payable, and deliver to Lender receipts for payment or other evidence satisfactory to Lender that the Taxes and Other Charges have been so paid no later than the Delinquency Date (provided, however, that Borrower need not pay (or cause Owner to pay) such Taxes nor furnish (nor cause Owner to furnish) such receipts for payment of Taxes paid by Senior Lender pursuant to the Senior Loan Documents).  Borrower shall promptly pay (or cause Owner to pay) for all franchise fees, income taxes and other impositions and taxes imposed by Governmental Authorities (collectively, the “Other Fees”) on Owner, Borrower and Sole Member.  Borrower shall not suffer and shall promptly cause to be paid and discharged any Lien against the Property other than Permitted Encumbrances, and shall promptly pay (or cause

Owner to pay) for all utility services provided to the Property required to be paid by Borrower or Owner.  After prior notice to Lender, Borrower may cause Owner, at Owner’s expense, to contest by appropriate legal proceeding, promptly initiated and conducted in good faith and with due diligence, the amount or validity or application of any Taxes, Other Charges or Other Fees, provided that (i) no Default or Event of Default has occurred and is continuing, (ii) such proceeding shall suspend the collection of the Taxes, such Other Charges or such Other Fees, (iii) such proceeding shall be permitted under and be conducted in accordance with the provisions of any other instrument to which Borrower or Owner is subject, including the Senior Loan Documents, and shall not constitute a default thereunder, (iv) no part of or interest in the Property will be in danger of being sold, forfeited, terminated, canceled or lost, (v) Borrower or Owner shall have furnished such security as may be required in the proceeding, or as may be requested by Lender, to insure the payment of any such Taxes, Other Charges or Other Fees, together with all interest and penalties thereon, which shall not be less than 125% of the Taxes, Other Charges and Other Fees being contested (provided, however, that no such security will be required if Owner has provided adequate security for the same to Senior Lender in accordance with the Senior Loan Documents), and (vi) Borrower shall promptly upon final determination thereof pay (or cause Owner to pay) the amount of such Taxes, Other Charges or Other Fees, together with all costs, interest and penalties.  Lender may pay over any such security or part thereof held by Lender to the claimant entitled thereto at any time when, in the judgment of Lender, the entitlement of such claimant is established.

Section 5.3                                Access to Property

.  Borrower shall permit (or cause Owner to permit) agents, representatives, consultants and employees of Lender to inspect the Property or any part thereof at reasonable hours upon reasonable advance notice, subject however to the rights of tenants under their respective Leases.

Section 5.4                                Repairs; Maintenance and Compliance; Alterations

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5.4.1                      Repairs; Maintenance and Compliance.  Borrower shall cause Owner to at all times maintain, preserve and protect all franchises and trade names, and Borrower shall cause Owner to maintain the Property in a good and safe condition and repair and shall not (and shall not permit Owner to) remove, demolish or alter the Improvements or Equipment (except for alterations performed in accordance with Section 5.4.2 below and normal replacement of Equipment with Equipment of equivalent value and functionality).  Borrower shall promptly comply with all Legal Requirements, including, without limitation, Prescribed Laws, and immediately cure (or cause Owner to cure) properly any violation of a Legal Requirement, including, without limitation, Prescribed Laws; provided, however, that after prior written notice to Lender, Borrower may cause Owner at Owner’s expense to contest by appropriate legal proceeding, promptly initiated and conducted in good faith and with due diligence, such Legal Requirement, provided that (i) no Event of Default has occurred and is continuing; (ii) such proceeding shall not be prohibited by the provisions of any other instrument to which Borrower or Owner is subject and shall not constitute a default thereunder and such proceeding shall be conducted in accordance with all applicable statutes, laws and ordinances; (iii) neither the Property, the Collateral, nor any part thereof or interest therein will be in danger of being sold, forfeited, terminated, cancelled or lost; (iv) Borrower and Owner shall promptly upon final determination thereof comply with such Legal Requirement and pay all costs, interest and penalties which may be payable in connection therewith; and (v) such proceeding shall suspend the requirement of Borrower or Owner, as applicable, to comply with such Legal Requirement.  Borrower shall notify Lender in writing within one (1) Business Day after Borrower first receives notice of any such non-compliance.  Borrower shall (or shall cause Owner to) promptly repair, replace or rebuild any part of the Property that becomes damaged, worn or dilapidated and shall complete and pay for any Improvements at any time in the process of construction or repair.

5.4.2                      Alterations.  Borrower shall obtain Lender’s prior written consent, which consent shall not be unreasonably withheld or delayed, to any alterations to the Improvements, the cost of which is reasonably anticipated to exceed $3,500,000 (the “Threshold Amount”) or that will have a material adverse effect on Borrower’s or Owner’s financial condition, the use, operation or value of the Property or the Net Operating Income with respect to the Property, other than (a) tenant improvement work performed pursuant to the terms of any Existing Lease, (b) tenant improvement work performed pursuant to the terms and provisions of a Lease executed after the date hereof and not adversely affecting any structural component of any Improvements, any utility or HVAC system contained in any Improvements or the exterior of any building constituting a part of any Improvements (it being understood that the foregoing provision shall not require Lender’s consent to tenants’ exterior signage pursuant to any Lease approved by Lender in accordance with the terms and provisions of this Agreement) or (c) alterations performed in connection with the restoration of the Property after the occurrence of a Casualty or Condemnation in accordance with the terms and provisions of this Agreement and the Senior Loan Agreement (“Excluded Costs”).  If Lender fails to respond to a request for consent under this Section 5.4.2 within ten (10) Business Days of receipt thereof, such consent shall be deemed granted, provided that such request shall have been accompanied by all information reasonably requested by Lender or reasonably necessary for Lender to evaluate such request and shall have clearly stated, in 14 point type or greater, that if Lender fails to respond to such request within ten (10) Business Days, Lender’s consent shall be deemed to have been granted.  If Lender refuses to grant such consent, Lender shall specify in writing the reasons for such refusal.  Any approval by Lender of the plans, specifications or working drawings for alterations of the Property shall not create responsibility or liability on behalf of Lender for their completeness, design, sufficiency or their compliance with applicable laws.  Lender may condition any such approval upon receipt of a certificate of compliance with applicable laws from an independent architect, engineer, or other Person reasonably acceptable to Lender.  If the total unpaid amounts due and payable with respect to alterations to the Improvements (other than such amounts to be paid or reimbursed by tenants under the Leases or paid from accounts established hereunder or Excluded Costs) shall at any time exceed the Threshold Amount, Borrower shall promptly deliver to Lender as security for the payment of such amounts and as additional security for Borrower’s obligations under the Loan Documents any of the following:  (1) cash, (2) U.S. Treasury securities, (3) other securities having a rating acceptable to Lender and with respect to which the applicable Rating Agencies have delivered a Rating Comfort Letter (if required pursuant to a Pooling and Servicing Agreement from and after the occurrence of a Securitization), or (4) a Letter of Credit (provided, however, that no such security will be required if Owner has provided adequate security for the same to Senior Lender in accordance with the Senior Loan Documents).  Such security shall be in an amount equal to the excess of the total unpaid amounts with respect to alterations to the Improvements (other than such amounts to be paid or reimbursed by tenants under the Leases or from accounts established hereunder or Excluded Costs) over the Threshold Amount.  Upon completion of the alterations to the satisfaction of Lender in its reasonable discretion Lender shall promptly return to Borrower such additional security.

Section 5.5                                Performance of Other Agreements

.  Borrower shall observe and perform and cause Owner to observe and perform each and every term to be observed or performed by it pursuant to the terms of any agreement or instrument affecting or pertaining to the Collateral or the Property, including the Loan Documents.

Section 5.6                                Cooperate in Legal Proceedings

.  Borrower shall cooperate fully with Lender with respect to, and permit Lender, at its option, to participate in, any proceedings before any Governmental Authority which may in any way affect the value of the Collateral or the rights of Lender under any Loan Document.

Section 5.7                                Further Assurances

.  Borrower shall, at Borrower’s sole cost and expense, (i) execute and deliver to Lender such documents, instruments, certificates, assignments and other writings, and do such other acts necessary or desirable, to evidence, preserve and/or protect the Collateral and/or for the better and more effective carrying out of the intents and purposes of the Loan Documents, as Lender may reasonably require from time to time; and (ii) upon Lender’s request therefor given from time to time after the occurrence and continuation of any Default or Event of Default pay for reports of UCC, federal tax lien, state tax lien, judgment and pending litigation searches with respect to Owner, Borrower and the OP, each such search to be conducted by search firms reasonably designated by Lender in each of the locations reasonably designated by Lender.

Section 5.8                                Environmental Matters

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5.8.1                      Environmental Covenants.  So long as Owner owns or is in possession of the Property, Borrower shall (or shall cause Owner to) (i) keep or cause the Property to be kept free from Hazardous Substances except those in compliance with all Environmental Laws or any permits issued with respect thereto, (ii) promptly notify Lender if Borrower shall become aware of any release of Hazardous Substances on the Property and/or if Borrower shall become aware that the Property is in violation of any Environmental Laws and/or if Borrower shall become aware of any condition on the Property which shall pose a threat to the health, safety or welfare of humans, and (iii) remove or remediate such Hazardous Substances and/or cure such violations and/or remove or remediate such threats, as applicable, as required by law (or as shall be reasonably required by Lender in the case of removal or remediation which is not required by law, but in response to the opinion of a licensed hydrogeologist, licensed environmental engineer or other qualified consultant engaged by Lender (“Lender’s Consultant”) provided that such removal, remediation or cure is reasonably necessary to eliminate imminent danger to the health, safety or welfare of humans and would customarily be performed by prudent owners of properties similar to the Property in similar circumstances), promptly after Borrower becomes aware of same, at Borrower’s sole expense, without prejudice to any rights Borrower may have against any responsible parties.  Notwithstanding anything to the contrary in this Section 5.8.1, Borrower, Owner, Manager and/or tenants on the Property may use and store ordinary amounts of Hazardous Substances at the Property if such use or storage is in connection with business supplies used by Borrower, Owner, a tenant in accordance with the terms of its Lease or by Manager pursuant to the Management Agreement or is in connection with the ordinary cleaning and maintenance of the Property so long as such use and storage (A) does not violate any applicable Environmental Laws and (B) is not the subject of any specific recommendations in the Environmental Reports that would prohibit such use or storage.  Nothing herein shall prevent Borrower from recovering such expenses from any other party that may be liable for such removal or cure.  The obligations and liabilities of Borrower under this Section 5.8.1 shall survive any termination, satisfaction, or assignment of the Pledge and the exercise by Lender of any of its rights or remedies hereunder, including, without limitation, the acquisition of the Collateral by foreclosure or otherwise; provided that such obligations and liabilities of Borrower shall not survive after the date Lender or its Affiliates take title to the Collateral pursuant to foreclosure or otherwise.

5.8.2                      Asbestos.  Borrower represents and warrants that, to Borrower’s knowledge, no asbestos or any substance or material containing asbestos (collectively, “Asbestos”) is located on the Property except as may have been disclosed in the Environmental Reports delivered to Lender in connection with the Loan.  Borrower shall not install in the Property, nor permit to be installed in the Property, Asbestos and shall remove any Asbestos to the extent required by applicable Legal Requirements, at Borrower’s sole expense.  Borrower shall in all instances comply with (and cause Owner to comply with), and ensure compliance by all occupants of the Property with, all applicable federal, state and local laws, ordinances, rules and regulations with respect to Asbestos and shall keep (and cause Owner to keep) the Property free and clear of any liens imposed pursuant to such laws, ordinances, rules or regulations.  In the event that Borrower receives any notice or advice from any governmental agency or any source whatsoever with respect to Asbestos on, affecting or installed on the Property, Borrower shall promptly notify Lender.

5.8.3                      Environmental Monitoring.  Except to the extent already disclosed in the Environmental Reports, Borrower shall give prompt written notices to Lender of:  (a) any proceeding or inquiry by any party with respect to the presence of any Hazardous Substance or Asbestos on, under, from or about the Property, (b) all claims made or threatened by any third party against Borrower, Owner or the Property relating to any loss or injury resulting from any Hazardous Substance or Asbestos, and (c) Borrower’s or Owner’s discovery of any occurrence or condition on any real property adjoining or in the vicinity of the Property that could reasonably be expected to cause the Property to be subject to any investigation or cleanup pursuant to any Environmental Law.  Upon becoming aware of the presence of mold or fungus at the Property, Borrower shall (or shall cause Owner to) (a) undertake an investigation to identify the source(s) of such mold or fungus and shall develop and implement an appropriate remediation plan to eliminate the presence of any Toxic Mold, (b) perform or cause to be performed all acts reasonably necessary for the remediation of any Toxic Mold (including taking any action necessary to clean and disinfect any portions of the Property affected by Toxic Mold, including providing any necessary moisture control systems at the Property), and (c) provide evidence reasonably satisfactory to Lender of the foregoing.  Borrower shall permit (and shall cause Owner to permit) Lender to join and participate in, as a party if it so elects, any legal proceedings or actions initiated with respect to the Property in connection with any actual or alleged violation of Environmental Law or the presence of Hazardous Substance at the Property, and Borrower shall pay (or shall cause Owner to pay) all reasonable attorneys’ fees and disbursements incurred by Lender in connection therewith.  Upon Lender’s request, at any time and from time to time while the Loan is outstanding but not more frequently than once per calendar year, unless Lender has determined (in the exercise of its good faith judgment) that reasonable cause exists for the performance of an environmental inspection or audit of the Property, Borrower shall provide (or shall cause Owner to provide), at Borrower’s sole expense, (i) an inspection or audit of the Property prepared by a licensed hydrogeologist or licensed environmental engineer approved by Lender indicating the presence or absence of Hazardous Substances on, in or near the Property, and (ii) an inspection or audit of the Property prepared by a duly qualified engineering or consulting firm approved by Lender, indicating the presence or absence of Asbestos on the Property; provided, however, any such inspection or audit requested by Lender, during the Term, in excess of one (1) inspection during each three (3) year period commencing upon the date hereof, shall be performed at Lender’s expense unless an Event of Default exists or Lender has determined (in the exercise of its good faith judgment) that reasonable cause exists for the performance of an environmental inspection or audit.  If Borrower (or Owner) fails to provide such inspection or audit within sixty (60) days after such request Lender may order same, and Borrower hereby grants to Lender and its employees and agents access to the Property and a license to undertake such inspection or audit upon reasonable prior notice to Borrower and in a manner that does not unreasonably interfere with tenants or occupants thereof.  The cost of such inspection or audit obtained by Lender upon Borrower’s failure to do so shall bear interest from the date such costs are incurred by Lender until paid at the Default Rate and shall be due and payable by Borrower to Lender within ten (10) days after the date Lender makes written demand therefor, and if not so paid, may be added to the Debt.  In the event that any environmental site assessment report prepared in connection with such inspection or audit recommends that an operations and maintenance plan be implemented for Asbestos or any Hazardous Substance, Borrower shall (or shall cause Owner to) cause such operations and maintenance plan to be prepared and implemented at Borrower’s expense upon request of Lender, and with respect to any Toxic Mold, Borrower shall (or shall cause Owner to) take all action necessary to clean and disinfect any portions of the Improvements affected by Toxic Mold in or about the Improvements, including providing any necessary moisture control systems at the Property.  In the event that any investigation, site monitoring, containment cleanup, removal, restoration, or other work of any kind is reasonably necessary under an applicable Environmental Law (the “Remedial Work”), Borrower shall promptly commence (or shall cause Owner to commence) and thereafter diligently prosecute to completion all such Remedial Work, provided that in any event Borrower shall complete such Remedial Work within the time required by applicable Environmental Law, and provided, further, that Borrower’s obligation to perform Remedial Work shall be without prejudice to any rights Borrower may have against responsible parties.  All Remedial Work shall be performed by contractors approved in advance by Lender, and under the supervision of a consulting engineer approved by Lender.  All costs and expenses of such Remedial Work shall be paid by Borrower or Owner including, without limitation, Lender’s reasonable attorneys’ fees and disbursements incurred in connection with monitoring or review of such Remedial Work.  Nothing herein shall prevent Borrower or

Owner from recovering such expenses from any other party that may be liable for such Remedial Work.  In the event Borrower shall fail (or shall fail to cause Owner) to timely commence, or cause to be commenced, or fail to diligently prosecute to completion, such Remedial Work, Lender may, but shall not be required to, cause such Remedial Work to be performed, and all costs and expenses thereof, or incurred in connection therewith, shall bear interest from the date such costs are incurred by Lender until paid at the Default Rate and shall be due and payable by Borrower to Lender within ten (10) days after the date Lender makes written demand therefor, and if not so paid, may be added to the Debt.

5.8.4                      Underground Storage Tanks.  Borrower shall not install or permit to be installed on the Property any underground storage tank.

Section 5.9                                Title to the Pledged Collateral

.  Borrower will warrant and defend the title to the Collateral (and shall cause Owner to warrant and defend the title to the Property), and the validity and priority of all Liens granted or otherwise given to Lender under the Loan Documents, subject only to Permitted Encumbrances, against the claims of all Persons.

Section 5.10                                Leases

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5.10.1                      Generally.  None of the Leases shall contain any option to purchase, any right of first refusal to purchase or any right by a tenant to terminate the lease term (except for termination rights (i) set forth in the Existing Leases or (ii) arising from a taking or the destruction of all or substantially all of the Property or all or substantially all of a tenant’s demised premises).  Leases executed after the date hereof shall not contain any provisions which adversely affect the Property or which might adversely affect the rights of any holder of the Loan without the prior written consent of Lender.  Each tenant shall conduct business only in that portion of the Property covered by its Lease.  Upon request, Borrower shall (or shall cause Owner to) furnish Lender with executed copies of all Leases.

5.10.2                      Material Leases.  Borrower shall not permit Owner to, without the prior consent of Lender, which consent shall not be unreasonably withheld or conditioned (i) enter into any Material Lease of all or any part of the Property, (ii) cancel, terminate (other than as a result of a tenant default thereunder), abridge or otherwise modify in any material respect the terms of any Material Lease unless such action is required by the terms thereof, or accept a surrender thereof, (iii) consent to any assignment of or subletting under any Material Lease not in accordance with its terms, (iv) cancel, terminate, abridge or otherwise modify any guaranty of any Material Lease or the terms thereof, (v) accept prepayments of installments of Rents for a period of more than one (1) month in advance (other than estimated payments of taxes and reimbursable expenses paid by tenants pursuant to their Leases) or (vi) further assign the whole or any part of the Leases or the Rents other than in connection with a Transfer and Assumption.  If Lender fails to respond to a request for consent under this Section 5.10.2 within ten (10) Business Days of receipt thereof, such consent shall be deemed granted, provided that such request shall have been accompanied by all information requested by Lender or reasonably necessary for Lender to evaluate such request and shall have clearly stated, in 14 point type or greater, that if Lender fails to respond to such request within ten (10) Business Days, Lender’s consent shall be deemed to have been granted.  In the event that Lender refuses to grant any such consent, Lender shall specify in writing the reasons for such refusal.  In addition, Borrower shall not permit Owner to (A) lease all or any part of the Property, (B) cancel, terminate (other than as a result of a tenant default thereunder), abridge or otherwise modify the terms of any Lease in any material respect, or accept a surrender thereof, (C) consent to any assignment of or subletting under any Lease not in accordance with its terms or (D) cancel, terminate, abridge or otherwise modify in any material respect any guaranty of any Lease or the terms thereof, unless such actions are exercised for a commercially reasonable purpose in arms-length transactions for market rate terms.  The foregoing shall not apply to any Lease or license entered into with a Taxable REIT Subsidiary.

5.10.3                      Minor Leases.  Notwithstanding the provisions of Section 5.10.2 above, provided that no Event of Default is continuing, renewals, amendments and modifications of existing Leases and proposed leases, shall not be subject to the prior approval of Lender provided (i) the proposed lease would be a Minor Lease or the existing Lease as amended or modified or the renewal Lease is a Minor Lease, (ii) the proposed lease shall be written substantially in accordance with the standard form of Lease which shall have been approved by Lender, (iii) the Lease as amended or modified or the renewal Lease or series of leases or proposed lease or series of leases: (a) shall provide for net effective rental rates comparable to existing local market rates, (b) shall have a term of not less than three (3) years or greater than ten (10) years and (c) shall not contain any option to purchase, any right of first refusal to purchase, any right to terminate (except in the event of the destruction or condemnation of substantially all of the Property), or any other provision which might adversely affect the rights of Lender under the Loan Documents in any material respect.  Borrower shall deliver (or cause Owner to deliver) to Lender copies of all Leases which are entered into pursuant to the preceding sentence together with Borrower’s certification that it (or Owner) has satisfied all of the conditions of the preceding sentence within ten (10) days after the execution of the Lease.  With respect to any Lease or proposed renewal, extension or modification of an existing Lease that requires Lender’s consent under this Section 5.10.3, provided that no Event of Default is continuing, if Borrower provides Lender with a written request for approval (which written request shall specifically refer to this Section 5.10.3 and shall explicitly state that failure by Lender to approve or disapprove within ten (10) Business Days will constitute a deemed approval) and Lender fails to reject the request in writing delivered to Borrower within ten (10) Business Days after receipt by Lender of the request, the proposed Lease or proposed renewal, extension or modification of an existing Lease shall be deemed approved by Lender, and Owner shall be entitled to enter into such proposed Lease or proposed renewal, extension or modification of an existing Lease.

5.10.4                      Additional Covenants with Respect to Leases.  Borrower shall cause Owner to (i) observe and perform all the material obligations imposed upon the lessor, grantor or licensor, as applicable, under the Leases and shall not do or permit to be done anything to impair the value of the Leases as security for the Debt; (ii) promptly send copies to Lender of all notices of default which Borrower shall send or receive thereunder; (iii) enforce all the material terms, covenants and conditions contained in the Leases upon the part of the lessee, grantee or licensee, as applicable, thereunder to be observed or performed, short of termination thereof (unless by reason of default thereunder); (iv) not collect any of the Rents (other than estimated payments of taxes and reimbursable expenses paid by tenants pursuant to their Leases) more than one (1) month in advance; (v) not execute any other assignment of the lessor’s interest in the Leases or the Rents except in connection with a Transfer and Assumption; (vi) upon request of Lender, request and use commercially reasonable efforts to obtain and deliver to Lender tenant estoppel certificates from each commercial tenant at the Property in form and substance reasonably satisfactory to Lender, provided that Borrower shall not be required to deliver such certificates more frequently than two (2) times in any calendar year; and (vii) execute and deliver at the request of Lender all such further assurances, confirmations and assignments in connection with the Property as Lender shall from time to time reasonably require.

5.10.5                      Intentionally Omitted.

Section 5.11                                Estoppel Statement

.  After request by Lender, Borrower shall within ten (10) days furnish Lender with a statement addressed to Lender, its successors and assigns, duly acknowledged and certified, setting forth (i) the unpaid Principal, (ii) the Interest Rate, (iii) the date installments of interest and/or Principal were last paid, (iv) any offsets or defenses to the payment of the Debt, and (v) that the Loan Documents are valid, legal and binding obligations and have not been modified or if modified, giving particulars of such modification.

Section 5.12                                Property Management

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5.12.1                      Management Agreement.  Borrower shall (or shall cause Owner to) maintain, or cause to be maintained, the Management Agreement in full force and effect and timely perform all of Owner’s obligations thereunder and enforce performance in all material respects of all obligations of the Manager thereunder, and except as otherwise permitted by the Loan Documents, not permit the termination or amendment of the Management Agreement unless the prior written consent of Lender is first obtained, which consent shall not be unreasonably withheld, conditioned or delayed.  Borrower shall (or shall cause Owner to) cause the Manager to enter into consent of manager in form satisfactory to Lender (the “Consent of Manager”).  Upon an Event of Default, Borrower shall (or shall cause Owner to), at Lender’s request made at any time while such Event of Default continues, terminate, or cause the termination of, the Management Agreement (subject, however, to Senior Lender’s rights under the Senior Loan Documents).  After the date hereof, Borrower shall not (and shall not permit Owner to) enter into any agreement relating to the management of the Property with any party without the express written consent of Lender (which consent shall not be unreasonably withheld to the extent that such manager is an affiliate of Borrower); provided, however, with respect to a new manager of the Property (but not a leasing agent or subcontractor appointed in accordance with the Management Agreement) such consent may also be conditioned upon Borrower delivering (or causing Owner to deliver) (i) a Rating Comfort Letter (if required pursuant to a Pooling and Servicing Agreement from and after the occurrence of a Securitization) with respect to such new manager and management agreement (other than a Qualified Manager that is Controlled (in the sense of clause (ii) of the defined term “Control”) by the REIT), and (ii) evidence satisfactory to Lender (which shall include, at the request of Lender, a legal non-

consolidation opinion acceptable to Lender) that the single purpose nature and bankruptcy remoteness of Owner, Borrower, its shareholders, partners or members, as the case may be, after the engagement of the new manager are in accordance with the requirements of the Rating Agencies.  If at any time Lender consents to the appointment of a new manager, such new manager and Owner, Borrower shall, as a condition of Lender’s consent, execute a consent of manager in the form then used by Lender.

5.12.2                      Termination of Manager.  Borrower, upon the request of Lender (subject, however, to the rights of Senior Lender under the Senior Loan Documents), shall (or shall cause Owner to) terminate the Manager, without penalty or fee, if at any time during the Term (a) the Manager shall become Insolvent or a debtor in any bankruptcy or insolvency proceeding, (b) there exists an Event of Default for which Lender has not accepted a cure thereof, (c) the Maturity Date has occurred and the Loan has not been repaid or (d) the Manager’s gross negligence, malfeasance or willful misconduct or the occurrence of a default by Manager under the Management Agreement and its continuance beyond any applicable notice or cure period.  At such time as the Manager is removed pursuant to and in accordance with the terms and provisions of the Loan Documents, a replacement manager and management agreement acceptable to Lender and the applicable Rating Agencies in their sole discretion shall assume management of the Property and shall receive a property management fee not to exceed the then current market rates and such replacement manager, Owner and Borrower shall, execute a consent of manager in the form then used by Lender.

Section 5.13                                Special Purpose Bankruptcy Remote Entity

.  Each of Borrower and Owner shall at all times be a Special Purpose Bankruptcy Remote Entity.  Borrower shall not, directly or indirectly, make any change, amendment or modification to its or Owner’s organizational documents, or otherwise take any action which could result in Borrower or Owner not being a Special Purpose Bankruptcy Remote Entity.  A “Special Purpose Bankruptcy Remote Entity” shall have the meaning set forth on Schedule 5 hereto.

Section 5.14                                Assumption in Non-Consolidation Opinion

.  Borrower and the Guarantor shall each conduct its business so that the assumptions (with respect to each Person) made in that certain substantive non-consolidation opinion letter dated the date hereof delivered by Borrower’s counsel in connection with the Loan, shall be true and correct in all respects.

Section 5.15                                Change in Business or Operation of Property

.  Borrower shall not enter into any line of business other than the ownership of Owner.  Borrower shall not permit Owner to purchase or own any real property other than the Property or to enter into any line of business other than the ownership and operation of the Property, or make any material change in the scope or nature of its business objectives, purposes or operations, or undertake or participate in activities other than the continuance of its present business or otherwise cease to operate the Property as an office property or terminate such business for any reason whatsoever (other than temporary cessation in connection with renovations to the Property).

Section 5.16                                Debt Cancellation

.  Borrower shall not cancel or otherwise forgive or release (or allow Owner to cancel or otherwise forgive or release) any claim or debt (other than termination of Leases in accordance herewith) owed to Borrower (or Owner) by any Person, except for adequate consideration and in the ordinary course of Borrower’s (or Owner’s) business.

Section 5.17                                Affiliate Transactions

.  Borrower shall not enter into, or be a party to (or permit Owner to enter into or be a party to), any transaction with an Affiliate of Borrower or Owner or any of the members of Borrower or Owner except in the ordinary course of business and on terms which are fully disclosed to Lender in advance and are no less favorable to Borrower or Owner or such Affiliate than would be obtained in a comparable arm’s length transaction with an unrelated third party.

Section 5.18                                Zoning

.  Borrower shall not initiate or consent to (or permit Owner to initiate or consent to) any zoning reclassification of any portion of the Property or seek any variance under any existing zoning ordinance or use or permit the use of any portion of the Property in any manner that could result in such use becoming a non conforming use under any zoning ordinance or any other applicable land use law, rule or regulation, without the prior consent of Lender.

Section 5.19                                No Joint Assessment

.  Borrower shall not suffer, permit or initiate (or permit Owner to suffer, permit or initiate) the joint assessment of the Property (i) with any other real property constituting a tax lot separate from the Property, and (ii) with any portion of the Property which may be deemed to constitute personal property, or any other procedure whereby the lien of any taxes which may be levied against such personal property shall be assessed or levied or charged to the Property.

Section 5.20                                Principal Place of Business

.  Borrower shall not (and shall not permit Owner to) change its principal place of business or chief executive office without first giving Lender thirty (30) days’ prior notice.

Section 5.21                                Change of Name, Identity or Structure

.  Borrower shall not (and shall not permit Owner to) change its name, identity (including its trade name or names) or Borrower’s or Owner’s corporate, partnership or other structure without notifying Lender of such change in writing at least thirty (30) days prior to the effective date of such change and, in the case of a change in Borrower’s or Owner’s structure, without first obtaining the prior written consent of Lender.  Borrower shall (and shall cause Owner to) execute and deliver to Lender, prior to or contemporaneously with the effective date of any such change, any financing statement or financing statement change required by Lender to establish or maintain the validity, perfection and priority of the security interest granted herein.  At the request of Lender, Borrower shall execute a certificate in form satisfactory to Lender listing the trade names under which Owner intends to operate the Property, and representing and warranting that Owner does business under no other trade name with respect to the Property.

Section 5.22                                Indebtedness

.  Borrower shall not permit Owner to, directly or indirectly, create, incur or assume any indebtedness other than “Permitted Indebtedness” (as such term is defined in the Senior Loan Agreement).  Borrower shall not directly or indirectly create, incur or assume any indebtedness other than the Debt and unsecured trade payables incurred in the ordinary course of business relating to the ownership and operation of the Collateral which do not exceed, at any time, a maximum amount of $10,000 and are paid within thirty (30) days of the date incurred (collectively, “Permitted Indebtedness”).

Section 5.23                                Licenses

.  Borrower shall not permit Owner to Transfer any License required for the operation of the Property.

Section 5.24                                Compliance with Restrictive Covenants, Etc.

  Borrower will not permit Owner to amend, modify, supplement, waive in any material respect, cancel, terminate or release any Operating Agreement, easements, restrictive covenants or other Permitted Encumbrances, or suffer, consent to or permit any of the foregoing, without Lender’s prior written consent, which consent may be granted or denied in Lender’s sole discretion.

Section 5.25                                ERISA

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(1)           Borrower shall not engage or permit Owner to engage in any transaction which would cause any obligation, or action taken or to be taken, hereunder (or the exercise by Lender of any of its rights under the Note, this Agreement or the other Loan Documents) to be a non-exempt (under a statutory or administrative class exemption) prohibited transaction under ERISA.

(2)           Borrower shall not (and shall cause Owner not to) maintain, sponsor, contribute to or become obligated to contribute to, or suffer or permit any ERISA Affiliate of Borrower or Owner to, maintain, sponsor, contribute to or become obligated to contribute to, any Plan or permit the assets of Borrower or Owner to become “plan assets,” whether by operation of law or under regulations promulgated under ERISA.

(3)           Borrower shall deliver to Lender such certifications or other evidence from time to time throughout the Term, as requested by Lender in its sole discretion, that (A) neither Borrower nor Owner is or maintains an “employee benefit plan” as defined in Section 3(3) of ERISA, which is subject to Title I of ERISA, or a “governmental plan” within the meaning of Section 3(32) of ERISA; (B) neither Borrower nor Owner is subject to state statutes regulating investments and fiduciary obligations with respect to governmental plans; and (C) one or more of the following circumstances is true:

(i)           Equity interests in Borrower are publicly offered securities, within the meaning of 29 C.F.R. § 2510.3-101(b)(2);

(ii)           Less than twenty-five percent (25%) of each outstanding class of equity interests in Borrower are held by “benefit plan investors” within the meaning of 29 C.F.R. § 2510.3-101(f)(2); or

(iii)           Borrower qualifies as an “operating company” or a “real estate operating company” within the meaning of 29 C.F.R. § 2510.3-101(c) or (e).

Section 5.26                                Transfers

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5.26.1                      Transfers Prohibited.  Borrower shall not directly or indirectly (or allow Owner to directly or indirectly) make, suffer or permit the occurrence of any Transfer except as expressly permitted pursuant to Section 5.26.5 below and Section 5.26.6 below.

5.26.2                      Lender’s Reliance.  Borrower acknowledges that Lender has examined and relied on the creditworthiness and experience of Borrower and Owner in owning and operating the Collateral and properties such as the Property in agreeing to make the Loan, and that Lender will continue to rely on Borrower’s and Owner’s ownership of the Collateral and the Property as a means of maintaining the value of the Collateral and the Property as security for repayment of the Debt.  Borrower acknowledges that Lender has a valid interest in maintaining the value of the Collateral so as to ensure that, should Borrower default in the repayment of the Debt, Lender can recover the Debt by a sale of the Collateral.

5.26.3                      Transfer Defined.  “Transfer” shall mean a sale, conveyance, mortgage, grant, bargain, encumbrance, pledge, assignment, lease, grant of options with respect to, or other transfer or disposition of (directly or indirectly, voluntarily or involuntarily, by operation of law or otherwise, and whether or not for consideration or of record) the Collateral or the Property or any part thereof or any legal or beneficial interest therein, or a Sale or Pledge of an interest in any Restricted Party, other than pursuant to Leases of space in the Improvements to tenants in accordance with the provisions of Section 5.10 hereof, licenses of rights to a Taxable REIT Subsidiary to operate any fitness center, provide concierge services or in connection with parking agreements and Permitted Encumbrances.  A Transfer shall include, but not be limited to, (i) an installment sales agreement wherein Borrower or Owner agrees to sell the Collateral or the Property or any part thereof for a price to be paid in installments; (ii) an agreement by Borrower or Owner leasing all or a substantial part of the Property for other than actual occupancy by a space tenant thereunder or a sale, assignment or other transfer of, or the grant of a security interest in, Borrower’s or Owner’s right, title and interest in and to any Leases or any Rents; (iii) if a Restricted Party is a corporation, any merger, consolidation or Sale or Pledge of such corporation’s stock or the creation or issuance of new stock such that more than ten percent (10%) of such corporation’s stock shall be vested in a party or parties who are not stockholders as of the date hereof; (iv) if a Restricted Party is a limited or general partnership or joint venture, any merger or consolidation of such Restricted Party or the change, removal, resignation or addition of a general partner thereof or the Sale or Pledge of the partnership interest of any general partner of such Restricted Party or any profits or proceeds relating to such partnership interest, or the Sale or Pledge of limited partnership interests of such Restricted Party or any profits or proceeds relating to such limited partnership interests or the creation or issuance of new limited partnership interests of such Restricted Party; (v) if a Restricted Party is a limited liability company, any merger or consolidation of such Restricted Party or the change, removal, resignation or addition of a managing member or non member manager (or if no managing member, any member) of such Restricted Party or the Sale or Pledge of the membership interest of a managing member (or if no managing member, any member) of such Restricted Party or any profits or proceeds relating to such membership interest, or the Sale or Pledge of non managing membership interests of such Restricted Party or the creation or issuance of new non managing membership interests of such Restricted Party such that more than ten percent (10%) of such limited liability company’s non-managing membership interest shall be vested in a party or parties who are not members as of the date hereof; (vi) if a Restricted Party is a trust or nominee trust, any merger, consolidation or the Sale or Pledge of the legal or beneficial interest in a Restricted Party or the creation or issuance of new legal or beneficial interests; or (vii) the removal or the resignation of the managing agent (including, without limitation, an Affiliated Manager) without Lender’s consent other than in accordance with Section 5.12 hereof.

5.26.4                      No Impairment Required.  Lender shall not be required to demonstrate any actual impairment of its security or any increased risk of default hereunder in order to declare the Debt immediately due and payable upon any Transfer in violation of this Section 5.26 without Lender’s consent.  This provision shall apply to every Transfer regardless of whether voluntary or not, or whether or not Lender has consented to any previous Transfer.  Lender’s consent to one Transfer shall not be deemed to be a waiver of Lender’s right to require such consent to any future Transfer.  Any Transfer made in contravention of this Section 5.26 shall be null and void and of no force and effect. Borrower agree to bear and shall pay or reimburse Lender on demand for all reasonable expenses (including, without limitation, reasonable attorneys’ fees and disbursements, title search costs and title insurance endorsement premiums) incurred by Lender in connection with the review, approval and documentation of any such Transfer, except as provided herein.

5.26.5                      Permitted Transfers.  Notwithstanding anything to the contrary contained in this Section 5.26, the following Transfers (“Permitted Transfers”) shall not require the prior written consent of Lender, but in each case, shall not, notwithstanding the provisions of this Section 5.26.5, be construed to limit the terms and provisions set forth in, or the application of, Section 8.1(s) hereof, Section 8.2.1(b) hereof and/or Section 10.1 hereof:

(a)           Transfers of direct or indirect interests in any Restricted Party provided that the following conditions are satisfied:

(i)           after taking into account any prior Transfers pursuant to this subsection, whether to the proposed transferee or otherwise, no such Transfer (or series of Transfers) shall result in (1) the proposed transferee (other than an Approved Junior Mezzanine Lender), together with all members of his/her immediate family or any Affiliates thereof, owning in the aggregate (directly, indirectly or beneficially) more than forty-nine percent (49%) of the interests in Borrower (or any entity directly or indirectly holding an interest in Borrower that is a Restricted Party), or (2) a Transfer in the aggregate of more than forty-nine percent (49%) of the interests in Borrower as of the date hereof to a Taxable REIT Subsidiary; provided that, in each case, if reasonably requested by Lender or if requested by any Rating Agency, Borrower shall deliver a non-consolidation opinion acceptable to Lender and the Rating Agencies with respect to such transferee which may be relied upon by Lender, the Rating Agencies and their successors and assigns;

(ii)           after giving effect to such Transfer, (A) the REIT shall continue to own not less than a fifty-one percent (51%) direct general and/or limited partnership interest in the OP, (B) the OP (or an Approved Junior Mezzanine Lender) shall continue to own not less than a fifty-one percent (51%) direct or indirect interest in Borrower and (C) the REIT (or an Approved Junior Mezzanine Lender) shall continue to Control (in the sense of clause (ii) of the defined term “Control”) Owner and Borrower and, subject to the rights of Manager under the Management Agreement (or any replacement manager under a replacement management agreement with respect to the Property, each as approved by Lender in accordance with Section 5.12 of this Agreement), the day-to-day operations of the Property;

(iii)           Borrower shall give Lender notice of such Transfer together with copies of all instruments effecting such transfer not less than ten (10) days prior to the date of such Transfer;

(iv)           no Event of Default or event which with the giving of notice or the passage of time would constitute an Event of Default shall have occurred and remain uncured or unwaived;

(v)           the single purpose nature and bankruptcy remoteness of Borrower and its shareholders, partners or members after such transfer, shall satisfy Lender’s then current applicable underwriting criteria and requirements;

(vi)           Lender shall have received payment of, or reimbursement for, all costs and expenses incurred by Lender in connection with such Transfer (including, but not limited to, reasonable attorneys’ fees and costs and expenses of the Rating Agencies); and

(vii)           If an Approved Junior Mezzanine Loan is outstanding at the time of the Transfer, the proposed Transfer shall not constitute or cause a default under the Junior Mezzanine Loan Documents.

Notwithstanding the foregoing, in the event that such Transfer is (A) by a limited partner of the OP of such limited partner’s limited partnership interest in the OP, then Borrower shall not be required to satisfy subsections (a)(iii), (a)(iv) or (a)(vi) above so long as Borrower has satisfied subsections (a)(i), (a)(ii), (a)(v) and (a)(vii) above or (B) is to a Taxable REIT Subsidiary, then Borrower shall not be required to satisfy subsections (a)(iii) or (a)(vi) (provided, that in any such case, Borrower shall continue to be a Special Purpose Bankruptcy Remote Entity after giving effect to such Transfer) so long as Borrower has satisfied subsections (a)(i), (a)(ii), (a)(iv), (a)(v) and (a)(vii) above.

(b)           the foreclosure of an Approved Junior Mezzanine Loan in accordance with the terms and provisions of, and to the extent permitted under, the applicable intercreditor agreements executed in connection with such Approved Junior Mezzanine Loan.

(c)            the Sale or Pledge of stock in the REIT (the “Traded Equity”), provided such stock is listed on the New York Stock Exchange or such other nationally recognized stock exchange.

(d)           the issuance of any securities, options, warrants or other interests in the REIT or any entity owning an interest in the REIT (provided the same does not result in a change in Control of the REIT).

(e)           without in any way limiting any other Permitted Transfers under this Section 5.26.5, either (1) a transfer by the REIT, the OP and/or their respective Affiliates of 100% (but not less than 100%) of the direct or indirect ownership interests in Borrower which transfer is in connection with transfers by the REIT, the OP and/or their respective Affiliates of all or substantially all of the direct or indirect ownership interests in each property-owning subsidiary of the REIT and the OP to one or more Qualified Loan Transferees (or to an entity which is Controlled by a Qualified Loan Transferee and which at least 51% of the direct and indirect equity interests in such entity are owned by a Qualified Loan Transferee), (2) a merger or consolidation of the REIT in connection with the privatization of the REIT provided that the surviving entity shall be a Qualified Loan Transferee (or an entity which is Controlled by a Qualified Loan Transferee and which at least 51% of the direct and indirect equity interests in such entity are owned by a Qualified Loan Transferee) or (3) a sale of all or substantially all of the assets of the REIT or the OP  to a Qualified Loan Transferee (or an entity which is Controlled by a Qualified Loan Transferee and which at least 51% of the direct and indirect equity interests in such entity are owned by a Qualified Loan Transferee), provided that, in each case, the following conditions are met:

(i)           No Event of Default or event which with the giving of notice or the passage of time would constitute an Event of Default shall have occurred and remain uncured;

(ii)           Lender shall have received a Rating Comfort Letter with respect to such Transfer (if required pursuant to a Pooling and Servicing Agreement from and after the occurrence of a Securitization);

(iii)           Borrower has submitted to Lender true, correct and complete copies of any and all information and documents reasonably requested by Lender concerning the Property, the Borrower, the Qualified Loan Transferee, the replacement guarantors and indemnitors and their Affiliates;

(iv)           Borrower shall deliver to Lender a non-consolidation opinion reasonably acceptable to Lender and the Rating Agencies which may be relied upon by Lender, the Rating Agencies and their successors and assigns;

(v)           Borrower, the Qualified Loan Transferee and the original and replacement guarantors and indemnitors shall execute and deliver to Lender any and all documents reasonably required by Lender, in form and substance reasonably required by Lender;

(vi)           Counsel to Borrower, the Qualified Loan Transferee and replacement guarantors and indemnitors shall deliver to Lender other opinions in form and substance reasonably satisfactory to Lender as to such matters as Lender shall reasonably require, which may include opinions as to substantially the same matters as were required in connection with the origination of the Loan;

(vii)           The single purpose nature and bankruptcy remoteness of Borrower and its shareholders, partners or members after such Transfer, shall satisfy Lender’s then current applicable underwriting criteria and requirements;

(viii)                      The property manager that shall manage the day to day operations of the Property shall be a Qualified Manager;

(ix)           Lender shall have received payment of, or reimbursement for, all costs and expenses incurred by Lender in connection with such transfer (including, but not limited to, reasonable attorneys’ fees and costs and expenses of the Rating Agencies);

(x)           [Intentionally Deleted]; and

(xi)           If an Approved Junior Mezzanine Loan is outstanding at the time of the Transfer, the proposed Transfer shall not constitute or cause a default under the Junior Mezzanine Loan Documents.

(f)           notwithstanding anything to the contrary contained herein (including the provisions of Section 5.27 below), pledges (but not the foreclosure thereon) by the REIT, the OP or any entity holding any direct or indirect interests in the REIT, the OP of their direct or indirect ownership interest in the Junior Mezzanine Loan Borrower to any institutional lender (including investors in syndicated loan facilities or the agent for such investors) providing a corporate line of credit or other financing to the REIT, the OP or any entity holding any direct or indirect interests in the REIT or the OP or the Junior Mezzanine Loan Borrower, provided that the value of the Property which is indirectly pledged as collateral under such corporate line of credit or other financing constitutes no more than thirty three percent (33%) of the total value of all assets directly or indirectly securing such line of credit or other financing, and provided that the following conditions are met:

(i)           no Event of Default or event which with the giving of notice or the passage of time would constitute an Event of Default shall have occurred and remain uncured; and

(ii)           Lender shall have received payment of, or reimbursement for, all costs and expenses incurred by Lender in connection with such pledges (including, but not limited to, reasonable attorneys’ fees and costs and expenses of the Rating Agencies).

Lender shall respond to any requests made by Borrower pursuant to this Section 5.26.5 in a prompt manner.  In the event that Lender claims that Borrower has not satisfied any of the requirements of this Section 5.26.5, Lender shall specify in writing the reason why any conditions are deemed not satisfied.

Any provisions of this Section 5.26.5 which require more conditions to be satisfied in connection with any particular Permitted Transfer than other provisions under this Section 5.26.5 (relating to other Permitted Transfers) which require fewer conditions to be satisfied shall not be deemed to be a limitation or modification on the Transfer rights provided hereunder containing such fewer conditions.

Notwithstanding anything to the contrary contained herein, and without limiting any of the Transfers or rights contained in this Section 5.26.5, Lender agrees that, provided no Event of Default has occurred and is continuing, a Transfer of an interest in Borrower shall not require the consent of Lender and no transfer fee shall be payable in connection therewith, provided that (i) such Transfer is of an interest in the OP or any direct or indirect owner of the OP that occurs by gift, devise or bequest or by operation of law upon the death or incapacity of a natural person that was the holder of such interest to a member of the immediate family of such interest holder or a trust established for the benefit of such immediate family member, provided that (A) no such Transfer shall result in a change of the day to day operations of the Property, (B) Borrower shall give Lender notice of such Transfer together with copies of all instruments effecting such Transfer not more than ten (10) days after the date of such Transfer, (C) such Transfer shall not cause a default by Borrower of the single purpose bankruptcy remote provisions set forth in Section 5.13 hereof, (D) no such Transfer shall result in a change of Control of Owner, Borrower or the OP, (E) [intentionally omitted], (F) [intentionally omitted], or (ii) such Transfer is of a direct or indirect interest in the OP related to or in connection with the estate and/or gift planning of such transferor to (A) the immediate family members of such transferor or one or more Key Principals, including without limitation, the spouse, children or grandchildren of such transferor (B) a trust established for the benefit of the transferor, a Key Principal and/or any of the parties described in the preceding clause (A) provided that (a) after giving effect to such Transfer, one or more Key Principals and/or family trusts or other entities Controlled by one or more Key Principals shall continue to Control (in the sense of clause (ii) of the defined term “Control”) Borrower, (b) Borrower shall give Lender notice of such Transfer together with copies of all instruments effecting such Transfer not more than ten (10) days after the date of such Transfer and (c) such Transfer shall not cause a default by Borrower of the single purpose bankruptcy remote provisions set forth in Section 5.13 hereof.

Notwithstanding the foregoing, none of the foregoing Transfers shall be deemed a “Permitted Transfer” hereunder if, as a result of any of the foregoing Transfers, the Guarantor does not Control (in the sense of clause (ii) of the defined term “Control” hereunder) Borrower and does not own a material direct or indirect interests in Borrower, unless, upon Lender’s request, one or more creditworthy Persons or entities reasonably satisfactory to Lender, that then Controls Borrower or owns a material direct or indirect interest in Borrower, shall execute and deliver a guaranty of recourse obligations (in the same form as the Non-Recourse Guaranty, or in such other forms as may be acceptable to Lender, in Lender’s sole and absolute discretion), pursuant to which the replacement guarantor(s) agrees to be liable under such guaranty of recourse obligations from and after the date executed (whereupon (i) the previous guarantor(s) shall be released solely with respect to obligations first arising and accruing from and after the date of such Transfer and (ii) such replacement guarantor(s) shall become liable for all obligations arising or accruing from and after the date of such Transfer and (iii) from and after the date of such Transfer, such replacement guarantor(s) shall be a “Guarantor” for all purposes set forth in this Agreement and the other Loan Documents (it being agreed and understood that the previous guarantor shall remain a “Guarantor” with respect to any and all obligations accruing prior to the date of such Transfer)).

5.26.6                      Transfer and Assumption.  (a)  Notwithstanding the foregoing, Borrower shall have the right to permit Owner to Transfer the Property (or, in lieu of a Transfer of the Property, a Transfer of 100% (but not less than 100%) of the direct or indirect ownership interests in Owner to another party or a subsidiary of another party (the “Transferee Senior Borrower”) and (i) have the Transferee Senior Borrower assume all of Owner’s obligations under the Senior Loan Documents and (ii) have all of the entities which own direct ownership interests in the Transferee Senior Borrower (the “Transferee Senior Mezzanine Borrower”) assume all of Borrower’s obligations under the Loan Documents, and have replacement guarantors and indemnitors assume all of the obligations of the indemnitors and guarantors of the Loan Documents (collectively, a “Transfer and Assumption”).  Borrower may make a written application to Lender for Lender’s consent to the Transfer and Assumption, subject to the conditions set forth in paragraphs (b) and (c) of this Section 5.26.6.  Together with such written application, Borrower will pay to Lender the reasonable review fee then required by Lender.  Borrower also shall pay on demand all of the reasonable costs and expenses incurred by Lender, including reasonable attorneys’ fees and expenses, and including the fees and expenses of Rating Agencies and other outside entities, in connection with considering any proposed Transfer and Assumption, whether or not the same is permitted or occurs.

(b)           Lender’s consent to a Transfer and Assumption, shall be subject to the following conditions (and if all such conditions have been satisfied, Lender shall not withhold its consent to the subject Transfer and Assumption):

(i)           No Default or Event of Default has occurred and is continuing;

(ii)           The conditions set forth in Section 5.26.6 of the Senior Loan Agreement with respect to such Transfer and Assumption shall have been satisfied;

(iii)           Borrower has submitted to Lender true, correct and complete copies of any and all information and documents reasonably requested by Lender concerning the Property, Transferee Senior Borrower, Transferee Senior Mezzanine Borrower, replacement guarantors and indemnitors and Borrower;

(iv)           The identity, experience, financial condition and creditworthiness of the Transferee Senior Borrower, the Transferee Senior Mezzanine Borrower and the replacement guarantors and indemnitors shall be satisfactory to Lender in its sole discretion (not to be unreasonably withheld, conditioned or delayed, provided, however, this condition shall be deemed satisfied if the Transfer and Assumption is in connection with a broader transaction regarding the REIT and/or the OP as described in Section 5.26.5(e) only (x) as to the identity of the Transferee Senior Borrower and the Transferee

Senior Mezzanine Borrower, provided that the Transferee Senior Mezzanine Borrower is a Qualified Loan Transferee (or an entity which is Controlled by a Qualified Loan Transferee and which at least 51% of the direct and indirect equity interests in such entity are owned by a Qualified Loan Transferee) and (y) with respect to the replacement Guarantor, if such replacement Guarantor is a Qualified Loan Transferee);

(v)           The single purpose nature and bankruptcy remoteness of the Transferee Senior Mezzanine Borrower and its shareholders, partners or members after such Transfer, shall satisfy Lender’s then current applicable underwriting criteria and requirements;

(vi)           The property manager that shall manage the day to day operations of the Property shall be a Qualified Manager;

(vii)           Borrower shall have paid all of Lender’s reasonable costs and expenses in connection with considering the Transfer and Assumption, and shall have paid the amount requested by Lender as a deposit against Lender’s reasonable costs and expenses in connection with effecting the Transfer and Assumption;

(viii)                      Borrower, the Transferee Senior Mezzanine Borrower, and the replacement guarantors and indemnitors shall have indicated in writing in form and substance reasonably satisfactory to Lender their readiness and ability to satisfy the conditions set forth in subsection (c) below; and

(ix)           If an Approved Junior Mezzanine Loan is outstanding at the time of the Transfer and Assumption, the proposed Transfer and Assumption shall not constitute or cause a default under the Junior Mezzanine Loan Documents.

(c)           If Lender consents to the Transfer and Assumption, the Transferee Senior Mezzanine Borrower and/or Borrower as the case may be, shall promptly deliver the following to Lender concurrently with the consummation of such Transfer and Assumption:

(i)           Borrower shall deliver to Lender an assumption fee in the amount of 1% of the then unpaid Principal (provided, however, no such assumption fee shall be required hereunder if the Transferee Senior Mezzanine Borrower is a Qualified Loan Transferee and Robert F. Maguire III: (x) “controls” (directly or indirectly) the Qualified Loan Transferee and (y) owns 20% of the ownership interests (directly or indirectly) in such Qualified Loan Transferee).  For purposes of this clause (c)(i), “controls” means Robert F. Maguire III is the senior executive officer with day to day responsibility for management of such Qualified Loan Transferee with the power to direct or cause the direction of the management and policies of such Qualified Loan Transferee and a member of a board of directors or equivalent board of such Qualified Loan Transferee);

(ii)           Borrower, Transferee Senior Mezzanine Borrower and the original and replacement guarantors and indemnitors shall execute and deliver to Lender any and all documents reasonably required by Lender, in form and substance reasonably required by Lender;

(iii)           Counsel to the Transferee Senior Mezzanine Borrower and replacement guarantors and indemnitors shall deliver to Lender opinions in form and substance reasonably satisfactory to Lender as to such matters as Lender shall reasonably require, which may include opinions as to substantially the same matters as were required in connection with the origination of the Loan;

(iv)           Borrower or the Transferee Senior Mezzanine Borrower shall cause to be delivered to Lender, an endorsement (relating to the change in the identity of the vestee and execution and delivery of the Transfer and Assumption documents) to the UCC insurance policy relating to the Pledged Collateral in form and substance reasonably acceptable to Lender (the “Endorsement”); and

(v)           Borrower or the Transferee Senior Mezzanine Borrower shall deliver to Lender a payment in the amount of all remaining unpaid costs incurred by Lender in connection with the Transfer and Assumption, including but not limited to, Lender’s reasonable attorneys fees and expenses, all recording fees, and all fees payable to the title company for the delivery to Lender of the Endorsement.

(d)           Upon the closing of a Transfer and Assumption, Lender shall release Borrower and the Guarantor from all obligations under the Loan Documents arising prior to and after the date of the Transfer and Assumption (but only to the extent that such obligations of Borrower and Guarantor are expressly assumed by the Transferee Senior Mezzanine Borrower and the replacement guarantor, as the case may be, in connection with the Transfer and Assumption).

Section 5.27                                Liens

.  Except as permitted under Section 5.25 hereof or Section 5.26 hereof, without Lender’s prior written consent, Borrower shall not create, incur, assume, permit or suffer to exist any Lien on all or any portion of the Collateral or the Property or any direct or indirect legal or beneficial ownership interest in Borrower or Owner, except Liens in favor of Lender, Permitted Encumbrances and Liens encumbering Traded Equity, unless, with respect to a Lien on the Property, such Lien is bonded or discharged within thirty (30) days after Borrower or Owner first receives notice of such Lien.

Section 5.28                                Dissolution

.  Borrower shall not and shall not permit Owner to (i) engage in any dissolution (to the fullest extent such prohibition is permitted by law), liquidation or consolidation or merger with or into any other business entity, (ii) engage in any business activity not related to the ownership and operation of the Collateral and the Property or (iii) transfer, lease or sell, in one transaction or any combination of transactions, all or substantially all of the property or assets of Borrower or Owner except to the extent expressly permitted by the Loan Documents and the Senior Loan Documents.

Section 5.29                                Expenses

.  Borrower shall reimburse Lender, within ten (10) days after demand therefor, for all reasonable out-of-pocket costs and expenses (including reasonable attorneys’ fees and disbursements) incurred by Lender in connection with the Loan, including (i) the preparation, negotiation, execution and delivery of the Loan Documents and the consummation of the transactions contemplated thereby and all the costs of furnishing all opinions by counsel for Borrower; (ii) Borrower’s and Lender’s ongoing performance under and compliance with the Loan Documents, including confirming compliance with environmental and insurance requirements; (iii) the negotiation, preparation, execution, delivery and administration of any consents, amendments, waivers or other modifications of or under any Loan Document and any other documents or matters requested by Lender; (iv) filing and recording of any Loan Documents; (v) UCC insurance policy with respect to the Pledged Collateral, inspections and appraisals; (vi) the creation, perfection or protection of Lender’s Liens in the Collateral and the Senior Subordinate Deposit Account (including fees and expenses for title and lien searches, intangibles taxes, personal property taxes, due diligence expenses, travel expenses, accounting firm fees, costs of appraisals, environmental reports and Lender’s Consultant, surveys and engineering reports); (vii) enforcing or preserving any rights in response to third party claims or the prosecuting or defending of any action or proceeding or other litigation, in each case against, under or affecting Borrower, the Loan Documents, the Collateral, or any other security given for the Loan; (viii) fees charged by Rating Agencies in connection with the Loan or any modification thereof; and (ix) enforcing any obligations of or collecting any payments due from Borrower under any Loan Document or with respect to the Collateral or in connection with any refinancing or restructuring of the Loan in the nature of a “work-out,” or any insolvency or bankruptcy proceedings.  Any costs and expenses due and payable to Lender hereunder which are not paid by Borrower within ten (10) days after demand therefor may be paid from any amounts in the Senior Subordinate Deposit Account, with notice thereof to Borrower.  The obligations and liabilities of Borrower under this Section 5.29 shall survive the Term and the exercise by Lender of any of its rights or remedies under the Loan Documents.

Section 5.30                                Indemnity

.  Borrower shall defend, indemnify and hold harmless Lender and each of its Affiliates and their respective successors and assigns, including the directors, officers, partners, members, shareholders, participants, employees, professionals and agents of any of the foregoing (including any Servicer) and each other Person, if any, who Controls Lender, its Affiliates or any of the foregoing (each, an “Indemnified Party”), from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, claims, costs, expenses and disbursements of any kind or nature whatsoever (including the reasonable fees and disbursements of counsel for an Indemnified Party in connection with any investigative, administrative or judicial proceeding commenced or threatened, whether or not Lender shall be designated a party thereto, court costs and costs of appeal at all appellate levels, investigation and laboratory fees, consultant fees and litigation expenses), that may be imposed on, incurred by, or asserted against any Indemnified Party (collectively, the “Indemnified Liabilities”) in any manner, relating to or arising out of or by reason of the Loan, including:  (i) any breach by Borrower of its obligations under, or any misrepresentation by Borrower contained in, any Loan Document; (ii) the use or intended use of the proceeds of the Loan; (iii) any information provided by or on behalf of Borrower, or contained in any documentation approved by Borrower; (iv) ownership of the Security Documents, the Collateral or any interest therein, in connection with pledging of the Pledged Securities or receipt of any Rents; (v) any accident, injury to or death of persons or loss of or damage to property occurring in, on or about the Property or on the adjoining sidewalks, curbs, adjacent property or adjacent parking areas, streets or ways; (vi) any use, nonuse or condition in, on or about the Property or on adjoining sidewalks, curbs, adjacent property or adjacent parking areas, streets or ways; (vii) performance of any labor or services or the furnishing of any materials or other property in respect of the Property; (viii) the presence, disposal, escape, seepage, leakage, spillage, discharge, emission, release, or threatened release of any Hazardous Substance on, from or affecting the Property; (ix) any personal injury (including wrongful death) or property damage (real or personal) arising out of or related to such Hazardous Substance; (x) any lawsuit brought or threatened, settlement reached, or government order relating to such Hazardous Substance; (xi) any violation of the Environmental Laws which is based upon or in any way related to such Hazardous Substance, including the costs and expenses of any Remedial Work; (xii) any failure of the Property to comply with any Legal Requirement; (xiii) any claim by brokers, finders or similar persons claiming to be entitled to a commission in connection with any Lease or other transaction involving the Property or any part thereof, or any liability asserted against Lender with respect thereto; and (xiv) the claims of any lessee of any portion of the Property or any Person acting through or under any lessee or otherwise arising under or as a consequence of any Lease; provided, however, that Borrower shall not have any obligation to any Indemnified Party hereunder (A) to the extent that it is finally judicially determined that such Indemnified Liabilities arise from the gross negligence, illegal acts, fraud or willful misconduct of such Indemnified Party or (B) for any event or condition that first arises on or after the date on which Lender or any Affiliate of Lender acquires title to the Collateral (whether at foreclosure sale, a transfer in lieu of foreclosure or any other transfer); provided that Borrower’s obligation to indemnify the Indemnified Parties with respect to an event or condition specified in clauses (viii) through (xi) above (relating to Hazardous Substances) shall continue in perpetuity after Lender or its Affiliates acquires title or control of the Collateral unless such specified event or condition occurs during or after Lender’s (or its Affiliate’s) period of ownership and provided that Borrower shall bear the burden of proving that such specified event or condition occurred during Lender’s (or such Affiliate’s) period of ownership.  Any amounts payable to any Indemnified Party by reason of the application of this Section 5.30 shall be payable on demand and shall bear interest at the Default Rate from the date loss or damage is sustained by any Indemnified Party until paid.  The obligations and liabilities of Borrower under this Section 5.30 shall survive the Term and the exercise by Lender of any of its rights or remedies under the Loan Documents.

Section 5.31                                Patriot Act Compliance

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(a)           Borrower will use its good faith and commercially reasonable efforts to comply (and to cause Owner to comply) with the Patriot Act (as defined below) and all applicable requirements of governmental authorities having jurisdiction over Borrower, Owner and the Property, including those relating to money laundering and terrorism.  Lender shall have the right to audit Borrower’s compliance with the Patriot Act and all applicable requirements of governmental authorities having jurisdiction over Borrower and the Collateral and the Property, including those relating to money laundering and terrorism.  In the event that Borrower fails to comply with the Patriot Act or any such requirements of governmental authorities, then Lender may, at its option, cause Borrower to comply therewith and any and all reasonable costs and expenses incurred by Lender in connection therewith shall be secured by the Pledge and the other Loan Documents and shall be immediately due and payable.  For purposes hereof, the term “Patriot Act” means the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism (USA PATRIOT ACT) Act of 2001, as the same may be amended from time to time, and corresponding provisions of future laws.

(b)           Neither Owner, Borrower, OP nor REIT nor to Borrower’s knowledge, any Affiliate that owns more than a twenty percent (20%) interest in either the OP or REIT (a) is listed on any Government Lists (as defined below), (b) is a person who has been determined by competent authority to be subject to the prohibitions contained in Presidential Executive Order No. 13224 (Sept. 23, 2001) or any other similar prohibitions contained in the rules and regulations of OFAC (as defined below) or in any enabling legislation or other Presidential Executive Orders in respect thereof, (c) has been previously indicted for or convicted of any felony involving a crime or crimes of moral turpitude or for any Patriot Act Offense (as defined below), or (d) is currently under investigation by any governmental authority for alleged criminal activity.  For purposes hereof, the term “Patriot Act Offense” means any violation of the criminal laws of the United States of America or of any of the several states, or that would be a criminal violation if committed within the jurisdiction of the United States of America or any of the several states, relating to terrorism or the laundering of monetary instruments, including any offense under (a) the criminal laws against terrorism; (b) the criminal laws against money laundering, (c) the Bank Secrecy Act, as amended, (d) the Money Laundering Control Act of 1986, as amended, or the (e) Patriot Act.  “Patriot Act Offense” also includes the crimes of conspiracy to commit, or aiding and abetting another to commit, a Patriot Act Offense.  For purposes hereof, the term “Government Lists” means (i) the Specially Designated Nationals and Blocked Persons Lists maintained by Office of Foreign Assets Control (“OFAC”), (ii) any other list of terrorists, terrorist organizations or narcotics traffickers maintained pursuant to any of the Rules and Regulations of OFAC that Lender notified Borrower in writing is now included in “Governmental Lists”, or (iii) any similar lists maintained by the United States Department of State, the United States Department of Commerce or any other government authority or pursuant to any Executive Order of the President of the United States of America that Lender notified Borrower in writing is now included in “Governmental Lists”.

Section 5.32                                Limitation on Securities Issuances

.  Neither Borrower nor Owner shall issue any membership interests or other securities other than those that have been issued as of the date hereof.

Section 5.33                                Limitation on Distributions

.  Following the occurrence and during the continuance of an Event of Default, Borrower shall not make any distributions to its members.

Section 5.34                                Contractual Obligations

.  Other than the Loan Documents, the organizational documents of Borrower (and the initial membership interests in Borrower issued pursuant thereto) and Owner, neither Borrower nor any of its assets shall be subject to any Contractual Obligations, and Borrower shall not enter into any agreement, instrument or undertaking by which it or its assets are bound, except for such liabilities, not material in the aggregate, that are incidental to its activities as a regular member of Owner.

ARTICLE 6

NOTICES AND REPORTING

Section 6.1                                Notices

.  All notices, consents, approvals and requests required or permitted hereunder or under any other Loan Document (a “Notice”) shall be given in writing and shall be effective for all purposes if either hand delivered with receipt acknowledged, or by a nationally recognized overnight delivery service (such as Federal Express), or by certified or registered United States mail, return receipt requested, postage prepaid, or by facsimile and confirmed by facsimile answer back, in each case addressed as follows (or to such other address or Person as a party shall designate from time to time by notice to the other party):

If to Lender:

Greenwich Capital Financial Products, Inc.
600 Steamboat Road
Greenwich, Connecticut  06830
Attention:  Mortgage Loan Department (Attn: CMBS Department)
Telecopier (203) 618-2052

With a copy to:

Kaye Scholer LLP
425 Park Avenue
New York, New York  10022
Attention:  Stephen Gliatta, Esq.
Telecopier:  (212) 836-8689

If to Borrower:

Maguire Properties-Griffin Towers, LLC
1733 Ocean Avenue, 4th Floor
Santa Monica, California 90401
Attention:  Mr. Robert F. Maguire III and Paul Rutter, Esq.
Telecopier:  (213) 533-5100

With a copy to:

Latham & Watkins LLP
633 West Fifth Street, Suite 4000
Los Angeles, California 90071
Attention:  Martha B. Jordan, Esq.
Telecopier:  (213) 891-8763

A notice shall be deemed to have been given:  (i) in the case of hand delivery, at the time of delivery; (ii) in the case of registered or certified mail, when delivered or the first attempted delivery on a Business Day; (iii) in the case of overnight delivery, upon the first attempted delivery on a Business Day; or (iv) in the case of facsimile, upon the confirmation of such facsimile transmission.  Any party may change the address to which any such Notice is delivered, by furnishing ten (10) days’ written notice of such change to the other parties in accordance with the provisions of this Section 6.1.  Notice for either party may be given by its respective counsel.

Section 6.2                                Borrower Notices and Deliveries

.  Borrower shall (or shall cause Owner to) (a) give prompt written notice to Lender of:  (i) any litigation, governmental proceedings or claims or investigations pending or threatened against Borrower or the OP (or any other Guarantor) or the REIT or Owner which might materially adversely affect Borrower’s or the OP’s (or any other Guarantor’s) or the REIT’s or Owner’s condition (financial or otherwise) or business or the Collateral; (ii) any material adverse change in Borrower’s or the OP’s (or any other Guarantor’s) or the REIT’s or Owner’s condition, financial or otherwise, or of the occurrence of any Default or Event of Default of which Borrower has knowledge; and (b) furnish and provide to Lender:  (i) if requested by Lender, any Securities and Exchange Commission or other public filings, if any, of Borrower, the OP (or any other Guarantor), the REIT, Owner, Manager, or any Affiliate of any of the foregoing within two (2) Business Days of such filing and (ii) all instruments, documents, boundary surveys, footing or foundation surveys, certificates, plans and specifications, appraisals, title and other insurance reports and agreements, reasonably requested, from time to time, by Lender.  In addition, after request by Lender (but no more frequently than twice in any year), Borrower shall(x)  furnish to Lender within ten (10) days, a certificate addressed to Lender, its successors and assigns reaffirming all representations and warranties of Borrower set forth in the Loan Documents as of the date requested by Lender or, to the extent of any changes to any such representations and warranties, so stating such changes, and (y) within thirty (30) days, use commercially reasonable efforts to obtain tenant estoppel certificates addressed to Lender, its successors and assigns from each commercial tenant at the Property in form and substance reasonably satisfactory to Lender.

Section 6.3                                Financial Reporting

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6.3.1                      Financial Statements.  The financial statements heretofore furnished to Lender with respect to Borrower, Owner, the OP and the REIT are, as of the dates specified therein, complete and correct in all material respects and fairly present in all material respects the financial condition of Borrower, Owner, the OP and the REIT and are prepared in accordance with GAAP.  Since the date of such financial statements, there has been no materially adverse change in the financial condition, operation or business of Borrower, Owner, the OP and the REIT from that set forth in said financial statements.

6.3.2                      Quarterly Reports.  Borrower will (and will cause Owner to) maintain full and accurate books of accounts and other records reflecting the results of the operations of the Property and will furnish to Lender on or before forty-five (45) days after the end of each calendar quarter the following items, each certified by Borrower as being true and correct in all material respects:  (i) a written statement (rent roll) dated as of the last day of each such calendar quarter identifying each of the Leases (excluding subleases) by the term, space occupied, rental required to be paid, security deposit paid, any rental concessions, and a report identifying any defaults or payment delinquencies thereunder; (ii) monthly and year to date operating statements prepared for each calendar month during each such calendar quarter, noting Net Operating Income, and operating expenses, and including an itemization of actual (not pro forma) capital expenditures and other information necessary and sufficient under generally accepted accounting practices to fairly represent the financial position and results of operation of the Property during such calendar month, all in form satisfactory to Lender; (iii) a property balance sheet for each such calendar quarter; (iv) a comparison of the budgeted income and expenses and the actual income and expenses for year to date together with a detailed explanation of any variances of five percent (5%) or more between budgeted and actual amounts for such year to date period; and (v) a calculation reflecting the Debt Service Coverage Ratio as of the last day of each such calendar quarter.  Until a Securitization has occurred, Borrower shall (and shall cause Owner to) furnish monthly each of the items listed in the immediately preceding sentence within thirty (30) days after the end of such month.

6.3.3                      Annual Reports.  Within 120 days following the end of each calendar year (provided, however, if requested by Lender, Borrower shall use commercially reasonable efforts to provide Lender with any unaudited annual statements prior to such date), Borrower shall furnish statements of its financial affairs and condition including a balance sheet and a statement of profit and loss for Borrower and Owner in such detail as Lender may reasonably request, and setting forth the financial condition and the income and expenses for the Property for the immediately preceding calendar year, which statements shall be prepared by Borrower and may be consolidated statements.  Borrower’s annual financial statements shall include (x) a list of the tenants, if any, occupying more than twenty (20%) percent of the total floor area of the Improvements, and (y) a breakdown showing the year in which each Lease then in effect expires and the percentage of total floor area of the Improvements and the percentage of base rent with respect to which Leases shall expire in each such year, each such percentage to be expressed on both a per year and a cumulative basis.  Borrower’s annual financial statements shall be accompanied by a certificate executed by a financial officer of Borrower or the REIT stating that each such annual financial statement presents fairly, in all material respects, the financial condition of the Property being reported upon and shall be audited by a “Big Four” accounting firm or other independent certified public accountant reasonably acceptable to Lender, which audited financial statements may be in the form of schedules to the audited consolidated financial statements of the REIT.  Each such annual financial statement shall be prepared in accordance with GAAP.  At any time and from time to time Borrower shall deliver to Lender or its agents such other financial data as Lender or its agents shall reasonably request with respect to the ownership, maintenance, use and operation of the Property.

6.3.4                      Annual Budget.  Borrower shall (or shall cause Owner to) submit to Lender by December 15th of each year during the Term of the Loan  a detailed budget (an “Annual Budget”) for the Property covering the calendar year commencing on the following January 1, each of which budgets shall be subject to Lender’s approval, not to be unreasonably withheld, (provided that Borrower shall have the option to submit to Lender a revised budget not later than June 30th of each year during the Term of the Loan to adjust such budget on the basis of the actual results of Borrower to such point in such calendar year) (each such budget, when so approved, is referred to as an “Approved Annual Budget”).  Until such time that Lender approves a proposed Annual Budget, Borrower may permit Owner to operate under the most recently Approved Annual Budget (adjusted to reflect actual increases in real estate taxes, insurance premiums, utilities expenses, labor costs, interest and other fixed costs with respect to the ownership, operation and financing of the Property).

6.3.5                      Senior Loan.  Unless otherwise delivered to Lender pursuant to the provisions of this Section 6.3, Borrower will deliver (or cause Owner to deliver) to Lender all of the financial statements, reports, certificates and related items delivered or required to be delivered by Owner to Senior Lender under the Senior Loan Documents as and when due under the Senior Loan Documents.

6.3.6                      Inspection.  Borrower shall permit and shall cause Owner to permit any authorized representatives designated by Lender to visit, examine, audit, and inspect, upon reasonable notice and during normal business hours, the Property including Borrower’s financial and accounting records, and to make copies and take extracts therefrom, and to discuss its and their affairs, finances and business with its and their officers and independent public accountants (with Borrower’s representative(s) present in all instances), at such reasonable times during normal business hours and as often as may be reasonably requested.  Borrower shall cause its Affiliates to make all books of account and records so available at the office where the same are regularly maintained.  Lender shall have the right to copy, duplicate and make abstracts from such books and records as Lender may reasonably require.  During the continuance of an Event of Default, Borrower shall pay any costs incurred by Lender to examine such books, records and accounts.  Borrower acknowledges and agrees that (i) all of such audits, inspections and reports shall be made for the sole benefit of Lender, and not for the benefit of Borrower or any third party, and neither Lender nor Lender’s auditors or inspectors or any of Lender’s representatives, agents or contractors assumes any responsibility or liability (except to Lender) by reason of such audits, inspections or reports, (ii) Borrower will not rely upon any of such audits, inspections or reports for any purpose whatsoever, and (iii) the performance of such audits, inspections and reports will not constitute a waiver of any of the provisions of this Agreement or any other Loan Document or any of the obligations of Borrower hereunder or thereunder.  Borrower further acknowledges and agrees that neither Lender nor Lender’s inspector, representatives, agents or contractors shall be deemed to be in any way responsible for any matters related to design or construction of the Improvements or any construction work.  At any time during the term of the Loan, Borrower shall cooperate with Lender and use commercially reasonable efforts to assist Lender in obtaining an appraisal of the Property.  Such cooperation and assistance from Borrower shall include but not be limited to the obligation to provide (or cause Owner to provide) Lender or Lender’s appraiser with the following: (i) reasonable access to the Property, (ii) a current certified rent roll for the Property in form and substance reasonably satisfactory to Lender, including current asking rents and a history of change in asking rents and historical vacancy for the past three years, (iii) current and budgeted income and expense statements for the prior three years, (iv) the then existing site plan and survey of the Property, (v) the building plans and specifications, including typical elevation and floor plans, to the extent in Borrower’s possession or reasonably available to Borrower; (vi) the current and prior year real estate tax bills, (vii) a reasonably detailed list of past and scheduled capital improvements and the costs thereof, (viii) all environmental reports relating to the Property, and (ix) copies of all recent appraisals/property description information or brochures, including descriptions of amenities and services relating to the Property to the extent in Borrower’s or Owner’s possession or reasonably available to Borrower or Owner.  The appraiser performing any such appraisal shall be engaged by Lender and Borrower shall be responsible for any reasonable fees payable to said appraiser in connection with an appraisal of the Property.  Borrower shall use commercially reasonable efforts to cooperate with Lender with respect to any proceedings before any Governmental Authority which may in any way affect the rights of Lender hereunder or any rights obtained by Lender under any of the Loan Documents and, in connection therewith, not prohibit Lender, at its election, from participating in any such proceedings.

ARTICLE 7

INSURANCE; CASUALTY; AND CONDEMNATION

Section 7.1                                Insurance

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7.1.1                      Coverage.  Borrower shall cause Owner to maintain insurance for Borrower, Owner and the Property providing at least the following coverages:

(a)           comprehensive all risk insurance on the Improvements and the Equipment, in each case (A) in an amount equal to 100% of the “Full Replacement Cost,” which for purposes of this Agreement shall mean actual replacement value (exclusive of costs of excavations, foundations, underground utilities and footings) with a waiver of depreciation; (B) containing an agreed amount endorsement with respect to the Improvements and Equipment waiving all co insurance provisions; (C) providing for no “all risk” deductible in excess of $100,000; and (D) containing an “Ordinance or Law Coverage” or “Enforcement” endorsement if any of the Improvements or the use of the Property shall at any time constitute legal non conforming structures or uses.  In addition, Borrower shall cause Owner to obtain:  (x) Flood Insurance in an amount sufficient to cover the lesser of 20% of the insured building improvements, or the value of the first floor building improvements, subject to a deductible not to exceed $500,000; (y) earthquake insurance in an amount equal to the full replacement value less a deductible of five percent (5%) of the Total Insured Value (which includes annual rental value) at the Property, and otherwise in form and substance reasonably satisfactory to Lender if a Seismic Report shows the PML to be 20% or greater; and (z) windstorm insurance in amounts and in form and substance satisfactory to Lender if coverage is ever excluded from the all risk policy, provided that the insurance pursuant to clauses (x), (y) and (z) hereof shall be on terms consistent with the comprehensive all risk insurance policy required under this subsection (a) and rental interruption insurance under subsection (c) below;

(b)           commercial general liability insurance against claims for personal injury, bodily injury, death or property damage occurring upon, in or about the Property, such insurance (A) to be on the so-called “occurrence” form with a combined limit of not less than $2,000,000 in the aggregate and $1,000,000 per occurrence; (B) to continue at not less than the aforesaid limit until required to be changed by Lender in writing by reason of changed economic conditions making such protection inadequate; and (C) to cover at least the following hazards:  (1) premises and operations; (2) products and completed operations on an “if any” basis; (3) independent contractors; (4) blanket contractual liability for all legal contracts; and (5) liability that may arise from acts of terrorism, if commercially available.  The self-insured retention or deductible for general liability coverage is not to exceed $100,000 per occurrence subject to a $750,000 maximum.  This deductible is to be initially funded with a letter of credit in the amount of $200,000, held and administrated by the carrier.  Once the first $200,000 is exhausted additional Letters of Credit must be continually posted until the $750,000 maximum deductible is exhausted.

(c)           rental interruption insurance (A) with loss payable to Senior Lender (allowing reimbursement to Borrower for reasonable operating costs during the interruption); (B) covering all risks required to be covered by the insurance provided for in subsection (a) above; (C) containing an unlimited period of restoration and extended period of indemnity endorsement which provides that after the physical loss to the Improvements and Equipment has been repaired, the continued loss of rental income will be insured until such rental income either returns to the same level it was at prior to the loss, or the expiration of six (6) months from the date that the Property is repaired or replaced and operations are resumed, whichever first occurs, and notwithstanding that the policy may expire prior to the end of such period, provided that the unlimited period of restoration endorsement may be limited to the length of time required with the exercise of due diligence and dispatch to rebuild, repair or replace the damaged or destroyed property; and (D) in an amount equal to 100% of the projected gross income from the Property for a period of eighteen (18) months from the date that the Property is repaired or replaced and operations are resumed.  The amount of such rental interruption insurance shall be determined prior to the date hereof and at least once each year thereafter based on Borrower’s reasonable estimate of the gross income from the Property for the succeeding eighteen (18) month period.  Subject to the rights of Lender and subject to the provisions of Section 7.4.1(j) below, all proceeds payable to Lender pursuant to this subsection shall be held by Lender and shall be applied to the obligations secured by the Loan Documents from time to time due and payable hereunder and under the Note; provided, however, that nothing herein contained shall be deemed to relieve Borrower of its obligations to pay the obligations secured by the Loan Documents on the respective dates of payment provided for in the Note and the other Loan Documents except to the extent such amounts are actually paid out of the proceeds of such rental interruption insurance;

(d)           at all times during which structural construction, repairs or alterations are being made with respect to the Improvements, and only if the property coverage form does not otherwise apply, (A) owner’s contingent or protective liability insurance covering claims not covered by or under the terms or provisions of the above mentioned commercial general liability insurance policy; and (B) the insurance provided for in subsection (a) above written in a so called builder’s risk completed value form (1) on a non reporting basis, (2) against all risks insured against pursuant to subsections (a) and (c) above, (3) including permission to occupy the Property, and (4) with an agreed amount endorsement waiving co insurance provisions;

(e)           Workers’ Compensation insurance, as required by any governmental authority or any Legal Requirements and Employer’s Liability Insurance of not less than $1,000,000 for each occurrence;

(f)           comprehensive boiler and machinery insurance in an amount reasonably acceptable to Lender on terms consistent with the commercial property insurance policy required under subsections (a) and (c) above;

(g)           umbrella liability insurance in an amount not less than $50,000,000 per occurrence, on terms consistent with the commercial general liability insurance policy and motor liability insurance policy required under subsection (b) above and subsection (h) below, on a portfolio basis naming the Property and all other properties owned by the OP and/or its Affiliates; provided, that such insurance may be provided under a blanket insurance Policy so long as the coverage required pursuant to this clause is not reduced below the per occurrence limit set forth in this clause;

(h)           motor vehicle liability coverage for all owned and non owned vehicles, including rented and leased vehicles containing minimum limits per occurrence, excluding umbrella coverage, of $1,000,000;

(i)           if the Property is or becomes a legal “non conforming” use, ordinance and law coverage is required based on the following minimum limits:  Coverage A (value of the undamaged portion) to be included with the insured building limit; Coverage B (demolition/debris removal) at 10% of insured building value, or if a stated value is required, in a minimum limit to compliment the destruction threshold in the applicable building code; and Coverage C (increased cost of construction) at 10% of insured building value;

(j)           if “certified acts of terrorism”, as declared by the United States Government, are now or hereafter excluded from Owner’s comprehensive all risk insurance policy, business income coverage, commercial general liability insurance or umbrella liability insurance coverage, Borrower shall cause Owner to obtain an endorsement to such policies, or separate policies, insuring against all such “certified acts of terrorism” (such acts or events so excluded, “Terrorism Acts”); provided Borrower shall not be required to cause Owner to spend in excess of an amount equal to 150% of the aggregate amount of all insurance premiums payable for all coverages required for the Loan with respect to the Property and all other properties owned by the OP and/or its Affiliates per annum for the last policy year in which coverage for terrorism was included as part of the “all risk” property policy, adjusted annually by a percentage equal to the increase in the Consumer Price Index (hereinafter defined) (the “Terrorism Premium Cap”) for such coverage and, in the event that coverage in an amount equal to 100% of the Full Replacement Cost is not available at a per annum cost of the Terrorism Premium Cap, then Borrower shall cause Owner to purchase insurance covering Terrorism Acts in an amount equal to the principal balance of the Loan and the Senior Loan, but shall not be required to maintain the full amount of such coverage if such coverage is not available at a per annum cost of the Terrorism Premium Cap or less, provided that in the event that the Terrorism Premium Cap is not sufficient to purchase such coverage in an amount equal to the principal balance of the Loan and the Senior Loan, then Borrower shall cause Owner to obtain the greatest amount of coverage obtainable at a per annum cost of the Terrorism Premium Cap.  As used herein, “Consumer Price Index” means the Consumer Price Index for All Urban Consumers published by the Bureau of Labor Statistics of the United States Department of Labor, New York Metropolitan Statistical Area, All Items (1982-84 = 100), or any successor index thereto, approximately adjusted, and in the event that the Consumer Price Index is converted to a different standard reference base or otherwise revised, the determination of adjustments provided for herein shall be made with the use of such conversion factor, formula or table for converting the Consumer Price Index as may be published by the Bureau of Labor Statistics or, if said Bureau shall not publish the same, then with the use of such conversion factor, formula or table as may be published by Prentice-Hall, Inc., or any other nationally recognized publisher of similar statistical information; and if the Consumer Price Index ceases to be published, and there is no successor thereto (i) such other index as Lender and Borrower shall agree upon in writing or (ii) if Lender and Borrower cannot agree on a substitute index, such other index, as reasonably selected by Lender.

In the event that the limits of insurance in place covering Terrorism Acts on a portfolio basis are exhausted by damage to a property other than the Property, then Borrower shall restore the coverage provided for in clause (x) above (or any lesser amount of coverage that is available if such coverage is not available), to the extent such insurance is commercially available; and

(k)           upon sixty (60) days’ written notice, such other reasonable insurance and in such reasonable amounts as Lender from time to time may reasonably request against such other insurable hazards which at the time are commonly insured against for property similar to the Property located in or around the region in which the Property is located.

7.1.2                      Policies.  All insurance provided for in Section 7.1.1 above shall be obtained under valid and enforceable policies (collectively, the “Policies” or in the singular, the “Policy”) and shall be subject to the reasonable approval of Lender as to insurance companies, amounts, deductibles, loss payees and insureds.  The Policies (or a “cut-through” endorsement, approved by Lender, with respect to any such Policy) shall be issued by financially sound and responsible insurance companies authorized to do business in the State and, except in the case of flood hazard insurance and earthquake insurance, having a claims paying ability rating of “A” or better by S&P and an equivalent rating by Moody’s (provided, however for multi-layered policies, (A) if four (4) or less insurance companies issue the Policies, then at least seventy-five percent (75%) of the insurance coverage represented by the Policies must be provided by insurance companies with a claims paying ability rating of “A” or better by S&P (and the equivalent by any other Rating Agency), with no carrier below “BBB” (and the equivalent by any other Rating Agency) or (B) if five (5) or more insurance companies issue the Policies, then at least sixty percent (60%) of the insurance coverage represented by the Policies must be provided by insurance companies with a claims paying ability rating of “A” or better by S&P (and the equivalent by any other Rating Agency), with no carrier below “BBB” (and the equivalent by any other Rating Agency).  The Policies described in Section 7.1.1 above (other than those strictly limited to liability protection) shall designate Lender and Senior Lender as loss payee and Lender and Senior Lender shall be an additional named insured, as its interests may appear.  Five (5) days prior to the renewal dates of the Policies theretofore furnished to Lender, certificates of insurance evidencing the Policies accompanied by evidence satisfactory to Lender of payment of the premiums due thereunder shall be delivered by Borrower or Owner to Lender.

7.1.3                      Insurance Premiums.  Borrower shall cause Owner to pay the premiums for such Policies (the “Insurance Premiums”) as the same become due and payable and shall furnish to Lender evidence of the renewal of each of the Policies (unless such Insurance Premiums have been paid by Senior Lender pursuant to Section 3.3 of the Senior Loan Agreement) with receipts for the payment of the Insurance Premiums or other evidence of such payment reasonably satisfactory to Lender (provided, however, that Borrower is not required to furnish such evidence of payment to Lender in the event that such Insurance Premiums have been paid by Senior Lender pursuant to Section 3.3 of the Senior Loan Agreement).  If Borrower is required to furnish such evidence and receipts pursuant to the preceding sentence and Borrower does not furnish such evidence and receipts at least ten (10) days prior to the expiration of any expiring Policy, then Lender may procure, but shall not be obligated to procure, such insurance and pay the Insurance Premiums therefor, and Borrower agrees to reimburse Lender for the cost of such Insurance Premiums promptly on demand.  Within thirty (30) Business Days after request by Lender, Borrower shall cause Owner to obtain such increases in the amounts of coverage required hereunder as may be reasonably requested by Lender, taking into consideration changes in the value of money over time, changes in liability laws, changes in prudent customs and practices of owners of property similar to the Property located in or around the region in which the Property is located and as may be available at commercially reasonable rates.  Lender acknowledges that the Policies, delivered with respect to the Property as of the date hereof satisfy the requirements of this Article 7.  Such approval shall continue in effect until the expiration or termination of such Policies, provided that there is not a downgrade by S&P or Moody’s of any insurer providing such Policies and, as a result thereof, Borrower fails to satisfy the rating criteria set forth in Section 7.1.2 above.  Any renewal or replacement of such Policies, however, shall require Lender’s approval as provided above in this Section 7.1.3 unless (i) the companies providing such renewal or replacement Policies are licensed or authorized to do business in the state where the Property is located and have a claims paying ability rating by S&P and Moody’s that satisfy the requirements set forth in Section 7.1.2 above or that, subject to the provisions of Section 7.1.5 below, such rating is no less than the rating as of the date hereof of the company providing the insurance approved by Lender as of the date hereof, (ii) the coverage provided by such renewal or replacement Policies is no less than the coverage approved by Lender as of the date hereof, (iii) such renewal or replacement Policies contain in all material respects the same terms and conditions as the Policies approved by Lender as of the date hereof and (iv) Lender has not notified Borrower in accordance with this Section 7.1 that the requirements for the Policies have changed since the date hereof.

7.1.4                      Blanket Policies.  The insurance coverage required under this Section 7.1 may be effected under one or more blanket Policies covering the Property and other property and assets not constituting a part of the Property; provided that any blanket Policy shall specify, except in the case of general liability insurance, the portion of the total coverage of such blanket Policy that is allocated exclusively to the Property and shall comply in all respects with the requirements of this Article 7.  Lender hereby confirms that it approves (i) the terms of the existing Property Insurance Sharing Agreement among Owner and certain of its Affiliates, and

(ii) that the Insurance Premiums are financed through one or more finance companies (individually and/or collectively, the “Blanket Insurance Premium Financing Arrangement”) to whom Owner pays Owner’s allocable share of the annual initial deposit and the monthly payments due for each blanket Policy to the applicable finance company (with respect to each blanket Policy, such monthly payment, together with one-twelfth (1/12th) of the allocable share of the annual initial deposit necessary to accumulate such allocable share for such Policy at least thirty (30) days prior to its due date, each, a “Financing Installment”).

Section 7.2                                Casualty

.

7.2.1                      Notice; Restoration.  If the Property shall be damaged or destroyed, in whole or in part, by fire or other casualty (a “Casualty”), Borrower shall give prompt notice thereof to Lender.  Following the occurrence of a Casualty, subject to the requirements of the Senior Loan Documents, Borrower, regardless of whether insurance proceeds are available (unless Lender has breached its obligation (if any) to make such insurance proceeds available pursuant to Section 7.4.1 below), shall promptly proceed to restore, repair, replace or rebuild (or shall cause Owner to promptly proceed to restore, repair, replace or rebuild) the same to be of at least equal value and of substantially the same character as prior to such damage or destruction (a “Casualty Restoration”), all to be effected in accordance with applicable law.  Concurrently with the delivery to Senior Lender of any of the items required under Section 7.4.1 of the Senior Loan Agreement in connection with a Restoration by Owner, Borrower shall cause such items to be concurrently delivered to Lender for Lender’s prior approval.

7.2.2                      Settlement of Proceeds.  If a Casualty covered by any of the Policies (an “Insured Casualty”) occurs where the loss does not exceed $1,500,000, provided no Default or Event of Default has occurred and is continuing, Borrower may cause Owner to settle and adjust any claim without the prior consent of Lender; provided such adjustment is carried out in a competent and timely manner, and Borrower is hereby authorized to permit Owner to collect and receipt for the Insurance Proceeds (as hereinafter defined).  In the event of an Insured Casualty where the loss exceeds $1,500,000 (a “Significant Casualty”), Lender may, in its sole discretion but subject to the rights of Senior Lender, settle and adjust any claim without the consent of Borrower or Owner and agree with the insurer(s) in a commercially reasonable manner on the amount to be paid on the loss, and the Insurance Proceeds shall, if required by Senior Lender, be due and payable solely to Senior Lender and held by Senior Lender in accordance with the terms of the Senior Loan Agreement.  If Borrower, Owner or any party other than Lender is a payee on any check representing Insurance Proceeds with respect to a Significant Casualty, Borrower shall (or shall cause Owner to) immediately endorse, and cause all such third parties to endorse, such check payable to the order of Lender (subject to the rights of Senior Lender).  Borrower hereby irrevocably appoints Lender as its attorney-in-fact, coupled with an interest, to endorse such check payable to the order of Lender (subject to the rights of Senior Lender).  The expenses incurred by Lender in the settlement, adjustment and collection of the Insurance Proceeds shall become part of the Debt and shall be reimbursed by Borrower to Lender within ten (10) days following demand.

Section 7.3                                Condemnation

.

7.3.1                      Notice; Restoration.  Borrower shall promptly give Lender written notice of the actual or threatened commencement of any condemnation or eminent domain proceeding (a “Condemnation”) and shall deliver to Lender copies of any and all papers served in connection with such Condemnation.  Following the occurrence of a Condemnation, Borrower, regardless of whether an Award (hereinafter defined) is available (unless Lender has breached its obligation (if any) to make such Award available pursuant to Section 7.4.1 below), shall promptly proceed to restore, repair, replace or rebuild (or cause Owner to promptly proceed to restore, repair, replace or rebuild) the same to the extent practicable to be of at least equal value and of substantially the same character as prior to such Condemnation (a “Condemnation Restoration”, together with a Casualty Restoration, collectively a “Restoration”), all to be effected in accordance with applicable law.

7.3.2                      Collection of Award.  Subject to the rights of Senior Lender, Lender is hereby irrevocably appointed as Borrower’s attorney-in-fact, coupled with an interest, with exclusive power on behalf of Owner to collect, receive and retain any award or payment (“Award”) for any taking accomplished through a Condemnation (a “Taking”) and to make any commercially reasonable compromise or settlement in connection with any such Condemnation, subject to the provisions of this Agreement.  Notwithstanding the foregoing, Borrower and Owner shall have the right, provided no Default or Event of Default has occurred and is continuing, to compromise and collect or receive any award that does not exceed $1,500,000.  Notwithstanding any Taking by any public or quasi-public authority (including, without limitation, any transfer made in lieu of or in anticipation of such a Taking), Borrower shall continue to pay the Debt at the time and in the manner provided for in the Note, in this Agreement and the other Loan Documents and the Debt shall not be reduced unless and until any Award shall have been actually received and applied by Lender to expenses of collecting the Award and to discharge of the Debt.  Subject to the rights of Senior Lender, Lender shall not be limited to the interest paid on the Award by the condemning authority but shall be entitled to receive out of the Award interest at the rate or rates provided in the Note.  Borrower shall cause any Award that is payable to Borrower pursuant to Owner’s operating agreement to be paid directly to Lender.  The expenses incurred by Lender in the adjustment and collection of the Award shall become part of the Debt and be secured hereby and shall be reimbursed by Borrower to Lender within ten (10) days after the date Lender makes written demand therefor.

7.3.3                      Application of Insurance Proceeds or Award

.  If, pursuant to the terms of the Senior Loan Documents, Owner is ever entitled to receive any portion of any Insurance Proceeds or Awards (i.e., such amounts are not required to be used for Restoration or to be applied to repayment of the Senior Loan), Borrower shall cause such portion of such Insurance Proceeds or Award to be deposited into the Senior Subordinate Deposit Account and all such amounts shall then be applied to the payment of the Debt in accordance with Section 2.3.2.

ARTICLE 8

DEFAULTS

Section 8.1                                Events of Default

.  An “Event of Default” shall exist with respect to the Loan if any of the following shall occur:

(a)           any portion of the Debt is not paid when due;

(b)           subject to Borrower’s and Owner’s right to contest as provided herein and in the Senior Loan Documents, as applicable, if any of the Taxes are not paid prior to the date that any interest, late fees or other penalties would accrue thereon or any of the Other Charges are not paid when the same are due and payable (unless sums equaling the amount of Taxes and Other Charges then due and payable have been delivered to Senior Lender in accordance with Section 3.3 of the Senior Loan Agreement);

(c)           if the Policies are not kept in full force and effect, or if the Policies or certificates evidencing such Policies are not delivered to Lender within fifteen (15) days after request;

(d)           except as expressly permitted by the terms of this Agreement or the other Loan Documents, a Transfer occurs without Lender’s prior written consent;

(e)           if any representation or warranty of Borrower, or of Guarantor, made herein or in any other Loan Document or in any certificate, report, financial statement or other instrument or document furnished to Lender in connection with the Loan shall have been false or misleading in any material respect when made, provided that if such misrepresentation was not intentional, is susceptible to cure and Lender will not be adversely affected by a delay in enforcing its remedy under the Loan Documents, Borrower shall have thirty (30) days after notice thereof to cure such default;

(f)           if Borrower, Owner or Guarantor shall make an assignment for the benefit of creditors or Borrower shall generally not be paying its debts as they become due;

(g)           if a receiver (other than a receiver appointed by Lender), liquidator or trustee of Borrower, Owner or of Guarantor shall be appointed or if Borrower, Owner or Guarantor shall be adjudicated a bankrupt or Insolvent, or if any petition for bankruptcy, reorganization or arrangement pursuant to federal bankruptcy law, or any similar federal or state law, shall be filed by or against, consented to, or acquiesced in by, Borrower, Owner or Guarantor or if any proceeding for the dissolution or liquidation of Borrower, Owner or of Guarantor shall be instituted; however, if such appointment, adjudication, petition or proceeding was involuntary and not consented to by Borrower, Owner or Guarantor, upon the same not being discharged, stayed or dismissed within ninety (90) days;

(h)           Borrower breaches any covenant contained in Section 2.3.2(a), 5.12.1, 5.13, 5.15, 5.22, 5.25, 5.28 or 11.7 hereof;

(i)           if Borrower shall be in default under any other deed of trust, pledge or security agreement covering any part of the Property or Collateral whether it be superior or junior in lien to the Mortgage or Pledge;

(j)           subject to Borrower’s right to contest as provided herein and Owner’s right to contest as provided in the Senior Loan Agreement, if the Property becomes subject to any mechanic’s, materialman’s or other lien that is not otherwise permitted by the Loan Documents and such lien is not removed of record within thirty (30) days of the filing or recording of such lien (except a lien for local real estate taxes and assessments or special taxes not then due and payable);

(k)           if Borrower or Owner fails to cure properly any violations of laws or ordinances affecting or which may be interpreted to affect the Property within thirty (30) days after Borrower or Owner first receives notice of any such violations; provided, however, that if such violation is reasonably susceptible of cure, but not within such thirty (30) day period and the applicable law or ordinance permits such longer period within which to cure such violation, then Borrower shall be permitted up to an additional sixty (60) days to cure such violation provided that Borrower or Owner diligently and continuously pursues such cure;

(l)           except as permitted in this Agreement, the alteration, improvement, demolition or removal of any of the Improvements without the prior consent of Lender;

(m)           if Borrower shall continue to be in default under any term, covenant, or provision of the Note or any of the other Loan Documents, beyond applicable notice and/or cure periods contained in those documents;

(n)           if Borrower fails to cure a default under any other term, covenant or provision of this Agreement within thirty (30) days after Borrower first receives notice of any such default; provided, however, if such default is reasonably susceptible of cure, but not within such thirty (30) day period, then Borrower may be permitted up to an additional sixty (60) days to cure such default provided that Borrower diligently and continuously pursues such cure;

(o)           if without Lender’s prior written consent, except as otherwise expressly permitted by the Loan Documents, (i) the Management Agreement is terminated, (ii) the ownership, management or control of Manager is transferred, (iii) there is a material change in the Management Agreement, or (iv) there shall be a material default by Owner under the Management Agreement that is not cured within any applicable notice or cure period provided under the Management Agreement;

(p)           if Owner ceases to continuously operate the Property or any material portion thereof as office space for any reason whatsoever (other than temporary cessation in connection with any repair or renovation thereof undertaken with the consent of Lender, in connection with retail or other uses of the Property as in effect on the date hereof, or otherwise permitted under this Agreement);

(q)           if any of the assumptions contained in the “non-consolidation” opinion delivered to Lender in connection with the Loan, or in any other “non-consolidation” opinion delivered subsequent to the closing of the Loan, is or shall become untrue in any respect;

(r)           if Borrower fails to comply with the covenants as to Prescribed Laws set forth in Section 5.4.1 hereof;

(s)           if a change of Control of the OP or the REIT occurs except in connection with the REIT being taken private in connection with a Permitted Transfer contemplated by, and upon the satisfaction of all of the conditions set forth in, Section 5.26.5(e) hereof; or

(t)           an Event of Default as defined or described in the Senior Loan Documents occurs; or any other event shall occur or condition shall exist, if the effect of such event or condition is to accelerate or permit Senior Lender to accelerate the maturity of any portion of the Senior Loan.

Section 8.2                                Remedies

.

8.2.1                      Acceleration.

(a)           Upon the occurrence of an Event of Default (other than an Event of Default described in paragraph (f) or (g) of Section 8.1 hereof) and at any time and from time to time thereafter while such an Event of Default is then continuing, in addition to any other rights or remedies available to it pursuant to the Loan Documents or at law or in equity, Lender may take such action, without notice or demand, that Lender deems advisable to protect and enforce its rights against Borrower and in and to the Collateral including declaring the Debt to be immediately due and payable (including unpaid interest, Default Rate interest, Late Payment Charges, Yield Maintenance Premium and any other amounts owing by Borrower), without notice or demand.

(b)           Upon any Event of Default described in paragraph (f), (g) or (s) of Section 8.1 hereof, the Debt (including unpaid interest, Default Rate interest, Late Payment Charges, Yield Maintenance Premium and any other amounts owing by Borrower) shall immediately and automatically become due and payable, without notice or demand, and Borrower hereby expressly waives any such notice or demand, anything contained in any Loan Document to the contrary notwithstanding.

8.2.2                      Remedies Cumulative.  Upon the occurrence of an Event of Default, all or any one or more of the rights, powers, privileges and other remedies available to Lender against Borrower under the Loan Documents or at law or in equity may be exercised by Lender at any time and from time to time, whether or not all or any of the Debt shall be declared, or be automatically, due and payable, and whether or not Lender shall have commenced any foreclosure proceeding or other action for the enforcement of its rights and remedies under any of the Loan Documents.  Any such actions taken by Lender shall be cumulative and concurrent and may be pursued independently, singly, successively, together or otherwise, at such time and in such order as Lender may determine in its discretion, to the fullest extent permitted by law, without impairing or otherwise affecting the other rights and remedies of Lender permitted by law, equity or contract or as set forth in the Loan Documents.  Without limiting the generality of the foregoing, Borrower agrees that if an Event of Default is continuing, (i) to the extent permitted by applicable law, Lender is not subject to any “one action” or “election of remedies”

law or rule, and (ii) all Liens and other rights, remedies or privileges provided to Lender shall remain in full force and effect until Lender has exhausted all of its remedies against the Collateral, the Pledge and other Security Documents and the Pledged Securities have been foreclosed, the Collateral has been sold and/or otherwise realized upon in satisfaction of the Debt or the Debt has been paid in full.  To the extent permitted by applicable law, nothing contained in any Loan Document shall be construed as requiring Lender to resort to any portion of the Collateral for the satisfaction of any of the Debt in preference or priority to any other portion, and Lender may seek satisfaction out of all or less than all of the Collateral, in its discretion.

8.2.3                      Severance.  Lender shall have the right from time to time to sever the Note and the other Loan Documents into one or more separate notes, pledge and security agreements and other security documents in such denominations and priorities of payment and liens as Lender shall determine in its discretion for purposes of evidencing and enforcing its rights and remedies.  Borrower shall execute and deliver to Lender from time to time, promptly after the request of Lender, a severance agreement and such other documents as Lender shall request in order to effect the severance described in the preceding sentence, all in form and substance reasonably satisfactory to Lender.  Borrower hereby absolutely and irrevocably appoints Lender as its true and lawful attorney, coupled with an interest, in its name and stead to make and execute all documents necessary or desirable to effect such severance, Borrower ratifying all that such attorney shall do by virtue thereof.

8.2.4                      Delay.  No delay or omission to exercise any remedy, right or power accruing upon an Event of Default, or the granting of any indulgence or compromise by Lender shall impair any such remedy, right or power hereunder or be construed as a waiver thereof, but any such remedy, right or power may be exercised from time to time and as often as may be deemed expedient.  A waiver of one Default or Event of Default shall not be construed to be a waiver of any subsequent Default or Event of Default or to impair any remedy, right or power consequent thereon.  Notwithstanding any other provision of this Agreement, Lender reserves the right to seek a deficiency judgment or preserve a deficiency claim in connection with the foreclosure of the Collateral to the extent necessary to foreclose on all or less than all of any portion of such Collateral.

8.2.5                      Lender’s Right to Perform.  If Borrower fails to perform any covenant or obligation contained herein (including the covenant set forth in the last sentence of Section 5.4.1 hereof) and such failure shall continue for a period of five (5) Business Days after Borrower’s receipt of written notice thereof from Lender, without in any way limiting Lender’s right to exercise any of its rights, powers or remedies as provided hereunder, or under any of the other Loan Documents, Lender may, but shall have no obligation to, perform, or cause performance of, such covenant or obligation, and all costs, expenses, liabilities, penalties and fines of Lender incurred or paid in connection therewith shall be payable by Borrower to Lender within ten (10) days after the date Lender makes written demand therefor and, if not paid, shall be added to the Debt (and to the extent permitted under applicable laws, secured by the Pledge and other Loan Documents) and shall bear interest thereafter at the Default Rate.  Notwithstanding the foregoing, Lender shall have no obligation to send notice to Borrower of any such failure.

ARTICLE 9

SPECIAL PROVISIONS

Section 9.1                                Sale of Note and Securitization

.

9.1.1                      Cooperation in Securitization.  At the request of the holder of the Note and, to the extent not already required to be provided by Borrower under the Note, Loan Agreement or other Loan Documents, Borrower and its affiliates shall use reasonable efforts to comply with the requests of the holder of the Note or to take such action as may be required by a purchaser, transferee, assignee, servicer, participant or other potential investor (collectively, the “Investor”) or by the Rating Agencies in connection with one or more sales, transfers or assignments of the Loan (or portions thereof or interests therein), or grants of participation interests therein, in connection with one or more securitizations of such Note, or portions thereof or interests therein (each such sale and/or securitization, a “Securitization”) involving the issuance of rated or unrated single-class or multi-class securities (the “Securities”) secured by or evidencing direct or indirect ownership interests in, among other things, the Note (or any portion thereof or interests therein) and the Loan Agreement.  Such efforts, with respect to each Securitization may include, without limitation, to:

(a)           (i) provide such financial and other information with respect to the Property, the Collateral, Owner, Borrower, the OP (or any other Guarantor) and the REIT (the OP (or any other Guarantor) and the REIT, being individually or collectively referred to herein as the “Parent”) and the manager of the Property as reasonably determined by the holder of the Note to be necessary or appropriate in connection with the Securitization (including, without limitation, existing audited or unaudited financial statements or at no expense to Borrower or any Parent, audited or unaudited financial statements), (ii) provide budgets relating to the Property (iii) at no expense to Borrower or any Parent, perform or permit or cause to be performed or permitted such site inspections, appraisals, market studies, environmental reviews and reports (Phase I’s and, if appropriate, Phase II’s), engineering reports and other due diligence investigations of the Property, as may be reasonably requested by the holder of the Note, the Rating Agencies, and/or Investors in the Securities, or as may be reasonably necessary or appropriate in connection with the Securitization in a manner which does not unreasonably interfere with the tenants or occupants thereof (such information in clauses (i), (ii) and (iii) being collectively referred to as the “Provided Information”), together with appropriate verification and/or consents with respect to the Provided Information through letters of auditors or opinions of counsel of independent attorneys acceptable to the holder of the Note and the Rating Agencies;

(b)           prepare a presentation for the Rating Agencies describing Owner, Borrower, Parent, the Property, the Collateral, management of the Property and such other matters as are customary for securitizations such as the Securitization, in each case as may be reasonably requested by the holder of the Note, the Rating Agencies and/or Investors in the Securities or as may be reasonably determined by the holder of the Note to be necessary or appropriate in connection with the Securitization;

(c)           cause counsel to render opinions, which may be relied upon by the holder of the Note, the Rating Agencies, Investors and/or other participants in the Securitization, as to non consolidation or any other opinion customary in securitization transactions with respect to the Collateral, the Property, Owner, Borrower, Parent and their respective affiliates, which counsel and opinions shall be reasonably satisfactory to the holder of the Note, the Rating Agencies and/or Investors in the Securities;

(d)           work with and, if requested, supervise third-party service providers engaged by Borrower (or Owner on behalf of Borrower) to obtain, collect and deliver information reasonably required by the Rating Agencies in connection with the Securitization;

(e)           if required by the Rating Agencies, use commercially reasonable efforts to deliver such additional tenant estoppel letters, subordination agreements or other agreements from parties to agreements that affect the Property, which estoppel letters, subordination agreements or other agreements shall be reasonably satisfactory to Lender and the Rating Agencies;

(f)           make such representations and warranties as of the closing date of the Securitization with respect to the Collateral, the Property, Owner, Borrower, Parent, the Note, Loan Agreement and other Loan Documents as may be reasonably requested by the holder of the Note, the Rating Agencies and/or Investors in the Securities and as are consistent with the facts covered by such representations and warranties as they exist on the date thereof, including the representations and warranties made in the Note, Loan Agreement and other Loan Documents; and

(g)           execute such amendments to the Note, Loan Agreement, other Loan Documents and organizational documents as may be reasonably requested by the holder of the Note, the Rating Agencies and/or Investors in the Securities or otherwise to effect one or more Securitizations (including, without limitation, such amendments as shall be necessary or advisable to sever the Note (and/or any then existing component thereof) into one or more notes and/or one or more components and allocate Principal amounts thereof in order to effectuate one or more sales of the Note (and/or the resulting notes or components thereof) and/or to correspond to the related classes of Securities in one or more Securitizations so long as, in all such cases, the overall duration-weighted interest rate over all of the notes and components shall equal the Interest Rate); provided, however, that Borrower shall not be required to modify or amend the Note, Loan Agreement or any other Loan Documents if such modification or amendment would (i) have a material adverse economic effect on Borrower or its Affiliates, (ii) modify or amend the loan term, amortization or any other economic term of the Loan or (iii) otherwise materially increase the obligations or materially decrease the rights of Borrower or the other parties pursuant to the Note, Loan Agreement and other Loan Documents (including, but not limited to, modifying the transfer, recourse, prepayment, event of default or remedy provisions of the Loan Documents or the organizational documents of Borrower or its Affiliate).

9.1.2                      Costs and Expenses.  Owner, Borrower, the REIT and their Affiliates will bear their own internal costs of cooperation required by this Agreement in connection with any Securitization, but Lender shall be responsible for all other out-of-pocket costs and expenses in connection with any Securitization after the closing of the Loan.

9.1.3                      Indemnification.

(a)           Borrower and its respective Affiliates understand that certain of the Provided Information may be included in disclosure documents in connection with each Securitization, including, without limitation, a prospectus, prospectus supplement, private placement memorandum, collateral term sheets, structured term sheets and computational materials (each, a “Disclosure Document”) and may also be included in filings with the Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended (the “Securities Act”), or the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or provided or made available to Investors in the Securities, the Rating Agencies and service providers relating to such Securitization.  In the event that such Disclosure Document is required to be revised prior to the sale of all Securities, Borrower, and its respective Affiliates will cooperate with the holder of the Note in updating the Disclosure Document by providing all current information necessary to keep the Disclosure Document accurate and complete in all material respects; provided, however, that this provision shall be limited to those portions of the Disclosure Document that described Owner, Borrower or any of their Affiliates, the Property, the Collateral, the Loan or the other Loan Documents.

(b)           In the case of each Securitization, Borrower agrees to cooperate in connection with (i) the preparation of a preliminary and a final private placement memorandum and/or (ii) the preparation of a preliminary and final prospectus or prospectus supplement, as applicable, and (iii) the execution of an indemnification certificate (A) certifying that Borrower has carefully examined in each such memorandum or prospectus, as applicable, all sections containing information relating to the Collateral, the Property, Parent, Owner, Borrower, any Affiliates of Parent, Owner, Borrower, or the Loan, and that such information included therein (collectively, the “Securitization Information”), does not contain any untrue statement of a material fact or omit to state a material fact known to Borrower that is necessary in order to make the statements made, in the light of the circumstances under which they were made, not misleading, (B) indemnifying Lender (and for purposes of this Section 9.1.3, Lender hereunder shall include its officers, directors and employees), the Person who acts as depositor, issuer and/or registrant who may have filed a registration statement relating to the Securitization, each underwriter or placement agent involved in the Securitization, each of their respective directors and officers and each Person who controls such Person within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act (collectively, the “Indemnified Group”), for any losses, claims, damages or liabilities (collectively, the “Liabilities”) to which any of the Indemnified Group may become subject insofar as the Liabilities arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the Securitization Information which untrue or alleged untrue statement is not expressly disclosed to Lender by Borrower after Borrower has been given an opportunity to review the Securitization Information, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading and (C) agreeing to reimburse each Person in the Indemnified Group for any legal or other expenses incurred by each such Person in connection with investigating or defending the Liabilities for which an indemnity is owed hereunder; provided, however, that Borrower will be liable in any such case under clauses (B) or (C) above only to the extent that any such Liability arises out of or is based upon any Provided Information or upon the omission or alleged omission to state therein a material fact known to Borrower that is required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, or any other information furnished to Lender or any other Person in the Indemnified Group by Borrower or an affiliate in connection with the preparation of any Disclosure Document or in connection with the underwriting of the Debt, including, without limitation, financial statements of Borrower, operating statements, rent rolls, environmental site assessment reports and Property condition reports with respect to the Property.  This indemnity agreement will be in addition to any liability which Borrower may otherwise have.

(c)           In the case of each Securitization, in connection with filings under the Exchange Act, Borrower agrees to indemnify (i) each Person in the Indemnified Group for Liabilities to which each such Person may become subject insofar as the Liabilities arise out of or are based upon an untrue statement or an alleged untrue statement in the Provided Information or an omission or alleged omission to state in the Provided Information a material fact known to Borrower that is necessary in order to make the statements in the Provided Information, in light of the circumstances under which they were made, not misleading, which untrue or alleged untrue statement or omission or alleged omission is not expressly disclosed to Lender by Borrower after Borrower has been given an opportunity to review such filings under the Exchange Act and (ii) each Person in the Indemnified Group for any reasonable legal or other expenses incurred by each such Person in connection with defending or investigating the Liabilities for which an indemnity is owed hereunder.

(d)           Promptly after receipt by a party seeking indemnification hereunder of notice of the commencement of any action, suit or proceeding against such party in respect of which a claim is to be made under this Section 9.1.3, such party will notify Borrower in writing of the commencement thereof, but the omission to so notify Borrower will not relieve Borrower from any liability which Borrower may have to any indemnified party hereunder except to the extent that failure to notify causes prejudice to Borrower.  In the event that any action is brought against any indemnified party, and it notifies Borrower of the commencement thereof, Borrower will be entitled to participate therein and, to the extent that Borrower may elect by written notice delivered to the indemnified party promptly after receiving the aforesaid notice from such indemnified party, to assume the defense thereof with counsel reasonably satisfactory to such indemnified party.  After notice from Borrower to such indemnified party hereunder, Borrower shall be responsible for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation; provided, however, if the defendants in any such action include both the indemnified party and Borrower and the indemnified party shall have reasonably concluded that there are any legal defenses available to it and/or other indemnified parties that are different from or in addition to those available to Borrower, the indemnified party or parties shall have the right to select separate counsel to assert such legal defenses and to otherwise participate in the defense of such action on behalf of such indemnified party or parties.  Borrower shall not be liable for the expenses of more than one separate counsel unless an indemnified party shall have reasonably concluded that there may be legal defenses available to Borrower that are different from or additional to those available to another indemnified party.

(e)           In order to provide for just and equitable contribution in circumstances in which any indemnification provided for under this Section 9.1.3 is for any reason held to be unenforceable, unavailable or insufficient to hold harmless an indemnified party in respect of any Liabilities which would otherwise be indemnifiable hereunder, Borrower shall contribute to the amount paid or payable by the indemnified party as a result of such Liabilities; provided, however, that if any indemnified party is guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) it shall not be entitled to contribution from Borrower if Borrower was not guilty of such fraudulent misrepresentation.  In determining the amount of contribution to which the respective parties are entitled, the following factors shall be considered:  (i) the relative knowledge and access to information concerning the matter with respect to which a claim was asserted; (ii) the opportunity to correct and prevent any statement or omission; and (iii) any other equitable considerations appropriate in the circumstances.  Lender and Borrower hereby agree that it would not be equitable if the amount of such contribution were determined by pro rata or per capita allocation.

(f)           The liabilities and obligations of Borrower and its Affiliates hereunder shall survive the termination of the Note, Loan Agreement and other Loan Documents and the satisfaction and discharge of the Debt.

(g)           Each Person in the Indemnified Group is an intended third party beneficiary of the obligations of Borrower herein.

9.1.4                      Rating Surveillance.  Lender will retain the Rating Agencies to provide rating surveillance services on Securities.  The pro rata expenses of such surveillance will be paid for by Borrower based on the applicable percentage of such expenses determined by dividing the then outstanding Principal by the then aggregate outstanding amount of the pool created in the Securitization which includes the Loan.

9.1.5                      Severance of Loan.  Lender shall have the right, at any time (whether prior to, in connection with, or after any Securitization), with respect to all or any portion of the Loan, to modify, split and/or sever all or any portion of the Loan as hereinafter provided.  Without limiting the foregoing, Lender may (i) cause the Note and the Pledge to be split into a first and second loan, (ii) create one more senior and subordinate notes (i.e., an A/B or A/B/C structure), or (iii) create multiple components of the Note or Notes (and allocate or reallocate the Principal balance of the Loan among such components); provided, however, in each such instance the outstanding Principal balance of all the Notes evidencing the Loan (or components of such Notes) immediately after the effective date of such modification equals the outstanding Principal balance of the Loan immediately prior to such modification and the weighted average of the interest rates for all such Notes (or components of such Notes) immediately after the effective date of such modification equals the interest rate of the original Note immediately prior to such modification and such action shall not result in additional costs to Borrower except as expressly provided above.  If requested by Lender, Borrower (and Borrower’s constituent members, if applicable, and Guarantor) shall execute within five (5) Business Days after such request, such documentation as Lender may reasonably request to evidence and/or effectuate any such modification or severance.

ARTICLE 10

MISCELLANEOUS

Section 10.1                                Exculpation

.  Subject to the qualifications below, Lender shall not enforce the liability and obligation of Borrower or its constituent members, partners, shareholders, directors, employees or agents or the direct or indirect constituent members, partners, shareholders, directors, employees or agents thereof (collectively, the “Borrower Parties”) or any other Person, to perform and observe the obligations contained in this Agreement, the Note or any of the other Loan Documents by any action or proceeding wherein a money judgment shall be sought against any of the Borrower Parties or any other Person, except that Lender may bring a foreclosure action, an action for specific performance or any other appropriate action or proceeding to enable Lender to enforce and realize upon all or any portion of the Collateral; provided, however, that, except as specifically provided herein, any judgment in any such action or proceeding shall be enforceable against the Borrower Parties only to the extent of their interest in the Collateral, and Lender, by accepting this Agreement, the Note and the other Loan Documents, agrees that it shall not sue for, seek or demand any deficiency judgment against any of the Borrower Parties or any other Person in any such action or proceeding under or by reason of or in connection with this Agreement, the Note or any of the other Loan Documents.  The provisions of this paragraph shall not, however, (i) constitute a waiver, release or impairment of any obligation evidenced or secured by this Agreement, the Note or any of the other Loan Documents; (ii) impair the right of Lender to name any of the Borrower Parties, as a party defendant in any action or suit in connection with exercising its remedies under the Security Documents and the Pledged Securities; (iii) affect the validity or enforceability of any guaranty made in connection with the Loan or any rights and remedies of Lender thereunder; (iv) impair the right of Lender to obtain the appointment of a receiver; or (v) constitute a waiver of the right of Lender to enforce the liability and obligation of Borrower (but not against any members of Borrower (other than Guarantor to the extent provided in the Non-Recourse Guaranty) or their direct or indirect constituent members or partners or any other Person), by money judgment or otherwise, to the extent of any loss, damage, cost, expense, liability, claim or other obligation (but excluding any punitive, consequential or speculative damages) incurred by Lender (including attorneys’ fees and costs reasonably incurred) arising out of or in connection with the following:

(a)           fraud or intentional misrepresentation by Borrower, Owner or Guarantor in connection with the Loan;

(b)           intentional physical waste of the Property (including, but not limited to, waste due to gross negligence) by Borrower, Owner or any affiliate thereof; provided, however, such physical waste shall exclude wear and tear to the Property that occurs in the ordinary course of business of the Property by Borrower, Owner or any affiliate thereof;

(c)           the material breach of any representation, warranty, covenant or indemnification provision in the  Environmental Indemnity or in this Agreement concerning Environmental Laws, Hazardous Substances or Asbestos;

(d)           the removal or disposal by Borrower, Owner or any affiliate thereof of any portion of the Property after an Event of Default has occurred and while it is continuing, unless such portion of the Property is replaced by an item of equal or greater value as determined by Lender in its reasonable discretion;

(e)           the misapplication or conversion by Borrower, Owner or any affiliate thereof of (i) any insurance proceeds paid by reason of any loss, damage or destruction to the Property, (ii) any awards or other amounts received in connection with the condemnation of all or a portion of the Property, (iii) any Rents following an Event of Default or (iv) any Rents paid more than one (1) month in advance;

(f)           failure to pay charges for labor or materials or taxes or other charges that can create liens superior to the lien of the Mortgage on any portion of the Property unless such taxes or other charges are being contested in accordance with the Senior Loan Documents or in accordance with the terms herewith or such taxes or charges have been delivered to Senior Lender in accordance with the terms of the Senior Loan Documents or Borrower has complied with Section 5.2 hereof;

(g)           any security deposits collected by Borrower, Owner or any affiliate thereof with respect to the Property which are not delivered to Lender (subject to the rights of Senior Lender) upon a foreclosure of the Property or action in lieu thereof, except to the extent any such security deposits were applied in accordance with the terms and conditions of any of the Leases prior to the occurrence of the Event of Default that gave rise to such foreclosure or action in lieu thereof;

(h)           the failure by Borrower to cause Owner to deposit with Senior Lender all Rents, as required under Article 3 of the Senior Loan Agreement; or

(i)           the failure by Borrower to cause Owner to use any funds released by Senior Lender from any subaccount provided for in the Senior Loan Agreement for the intended use therefor in default of the requirements of the Senior Loan Agreement.

Notwithstanding anything to the contrary in any of the Loan Documents (i) Lender shall not be deemed to have waived any right which Lender may have under Section 506(a), 506(b), 1111(b) or any other provisions of the Bankruptcy Code to file a claim for the full amount of the Debt or to require that all collateral shall continue to secure all of the Debt owing to Lender in accordance with the Loan Documents, and (ii) the Debt shall become fully recourse to Borrower (but not its members (other than Guarantor solely to the extent provided in the Non-Recourse Guaranty) or other direct or indirect constituent members or partners or any other Person) in the event that:  (A) the first full Monthly Debt Service Payment Amount under the Note is not paid when due; (B) other than in connection with a default under subsection (x) of the definition of Special Purpose Bankruptcy Remote Entity set forth in Schedule 5 hereto, Borrower fails to maintain its status as a Special Purpose Bankruptcy Remote Entity in accordance with the provisions of this Agreement and such failure results in the substantive consolidation of Borrower with another Person; (C) except as otherwise permitted pursuant to the Loan Documents, Borrower fails to obtain Lender’s prior written consent to any subordinate financing or other voluntary lien encumbering the Property or any portion of the Collateral;

(D) except as otherwise permitted pursuant to the Loan Documents, Borrower fails to obtain Lender’s prior written consent to any assignment, transfer, or conveyance of the Property, the Collateral or any interest in either of the foregoing as and to the extent required by this Agreement or the Pledge; (E) (1) if any petition for bankruptcy, reorganization or arrangement pursuant to federal bankruptcy law, or any similar federal or state law, shall be filed by Owner, Borrower or Guarantor, or (2) if Owner, Borrower or Guarantor files an answer consenting to, or otherwise joining in, any involuntary petition for bankruptcy, reorganization or arrangement pursuant to federal bankruptcy law, or any similar federal or state law filed against it by any other Person, or is found pursuant to a final, unappealable order of a court of competent jurisdiction to have solicited or caused to be solicited creditors to file any involuntary petition for bankruptcy, reorganization or arrangement pursuant to federal bankruptcy law, or any similar federal or state law against Owner, Borrower or Guarantor, or (3) if Owner, Borrower or Guarantor are found, pursuant to a final unappealable order of a court of competent jurisdiction, to have been in collusion with creditors that initiate a bankruptcy action or proceeding against Owner, Borrower or Guarantor; (F) an Event of Default described in Section 8.1(s) hereof shall have occurred or (G) if Guarantor, Borrower or any Affiliate of any of the foregoing, in connection with any enforcement action or exercise or assertion of any right or remedy by or on behalf of Lender under or in connection with the Note, the Pledge or any other Loan Document, seeks a defense, judicial intervention or injunctive or other equitable relief of any kind or asserts in a pleading filed in connection with a judicial proceeding any defense against Lender or any right in connection with any security for the Loan which the court in any such action or proceeding, determines that Borrower’s defense is without merit, or such request for judicial intervention or injunctive or other equitable relief is unwarranted.

Section 10.2                                Brokers and Financial Advisors

.  Borrower hereby represents that, with the exception of Sonnenblick-Goldman Company (whose fees shall be paid by Borrower pursuant to a separate agreement), it has dealt with no financial advisors, brokers, underwriters, placement agents, agents or finders in connection with the Loan.  Borrower shall indemnify and hold Lender harmless from and against any and all claims, liabilities, costs and expenses (including attorneys’ fees, whether incurred in connection with enforcing this indemnity or defending claims of third parties) of any kind in any way relating to or arising from a claim by any Person (including Sonnenblick-Goldman Company) that such Person acted on behalf of Borrower in connection with the transactions contemplated herein.  The provisions of this Section 10.2 shall survive the expiration and termination of this Agreement and the repayment of the Debt.

Section 10.3                                Retention of Servicer

.  Lender reserves the right to retain the Servicer to act as its agent hereunder with such powers as are specifically delegated to the Servicer by Lender, whether pursuant to the terms of this Agreement, any Pooling and Servicing Agreement or similar agreement entered into as a result of a Securitization, the Senior Subordinate Deposit Account Agreement or otherwise, together with such other powers as are reasonably incidental thereto.  Borrower shall pay any reasonable fees and expenses of the Servicer (i) in connection with a release of the Collateral (or any portion thereof), (ii) from and after a transfer of the Loan to any “master servicer” or “special servicer” for any reason, including without limitation, as a result of a decline in the occupancy level of the

Property, (iii) in connection with an assumption or modification of the Loan, (iv) in connection with the enforcement of the Loan Documents or (v) in connection with any other action taken by Servicer hereunder on behalf of Lender (which shall not include ongoing regular servicing fees relating to the day-to-day servicing of the Loan, for which Borrower shall not be charged).

Section 10.4                                Survival

.  This Agreement and all covenants, agreements, representations and warranties made herein and in the certificates delivered pursuant hereto shall survive the making by Lender of the Loan and the execution and delivery to Lender of the Note, and shall continue in full force and effect so long as any of the Debt is unpaid or such longer period if expressly set forth in this Agreement.  All Borrower’s covenants and agreements in this Agreement shall inure to the benefit of the respective legal representatives, successors and assigns of Lender.

Section 10.5                                Lender’s Discretion

.  Whenever pursuant to this Agreement or any other Loan Document, Lender exercises any right given to it to approve or disapprove, or consent or withhold consent, or any arrangement or term is to be satisfactory to Lender or is to be in Lender’s discretion, the decision of Lender to approve or disapprove, to consent or withhold consent, or to decide whether arrangements or terms are satisfactory or not satisfactory, or acceptable or unacceptable or in Lender’s discretion shall (except as is otherwise specifically herein provided) be in the sole discretion of Lender and shall be final and conclusive.

Section 10.6                                Governing Law

.

(a)           THIS AGREEMENT WAS NEGOTIATED IN THE STATE OF NEW YORK AND THE PROCEEDS OF THE NOTE DELIVERED PURSUANT HERETO WERE DISBURSED FROM THE STATE OF NEW YORK, WHICH STATE THE PARTIES AGREE HAS A SUBSTANTIAL RELATIONSHIP TO THE PARTIES AND TO THE UNDERLYING TRANSACTION EMBODIED HEREBY, AND IN ALL RESPECTS, INCLUDING MATTERS OF CONSTRUCTION, VALIDITY AND PERFORMANCE, THIS AGREEMENT AND THE OBLIGATIONS ARISING HEREUNDER SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO CONTRACTS MADE AND PERFORMED IN SUCH STATE AND ANY APPLICABLE LAW OF THE UNITED STATES OF AMERICA.  TO THE FULLEST EXTENT PERMITTED BY LAW, BORROWER HEREBY UNCONDITIONALLY AND IRREVOCABLY WAIVES ANY CLAIM TO ASSERT THAT THE LAW OF ANY OTHER JURISDICTION GOVERNS THIS AGREEMENT AND THE NOTE, AND THIS AGREEMENT AND THE NOTE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK PURSUANT TO § 5-1401 OF THE NEW YORK GENERAL OBLIGATIONS LAW.

(b)           ANY LEGAL SUIT, ACTION OR PROCEEDING AGAINST LENDER OR BORROWER ARISING OUT OF OR RELATING TO THIS AGREEMENT SHALL BE INSTITUTED IN ANY FEDERAL OR STATE COURT IN NEW YORK COUNTY, NEW

YORK AND BORROWER WAIVES ANY OBJECTION WHICH IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY SUCH SUIT, ACTION OR PROCEEDING, AND BORROWER HEREBY IRREVOCABLY SUBMITS TO THE JURISDICTION OF ANY SUCH COURT IN ANY SUIT, ACTION OR PROCEEDING.  BORROWER DOES HEREBY DESIGNATE AND APPOINT CORPORATION TRUST COMPANY AT 111 EIGHTH AVENUE, NEW YORK, NEW YORK 10011, AS ITS AUTHORIZED AGENT TO ACCEPT AND ACKNOWLEDGE ON ITS BEHALF SERVICE OF ANY AND ALL PROCESS WHICH MAY BE SERVED IN ANY SUCH SUIT, ACTION OR PROCEEDING IN ANY FEDERAL OR STATE COURT IN NEW YORK, NEW YORK, AND AGREES THAT SERVICE OF PROCESS UPON SAID AGENT AT SAID ADDRESS AND WRITTEN NOTICE OF SAID SERVICE OF BORROWER MAILED OR DELIVERED TO BORROWER IN THE MANNER PROVIDED HEREIN SHALL BE DEEMED IN EVERY RESPECT EFFECTIVE SERVICE OF PROCESS UPON BORROWER (UNLESS LOCAL LAW REQUIRES ANOTHER METHOD OF SERVICE), IN ANY SUCH SUIT, ACTION OR PROCEEDING IN THE STATE OF NEW YORK.  BORROWER (i) SHALL GIVE PROMPT NOTICE TO LENDER OF ANY CHANGED ADDRESS OF ITS AUTHORIZED AGENT HEREUNDER, (ii) MAY AT ANY TIME AND FROM TIME TO TIME DESIGNATE A SUBSTITUTE AUTHORIZED AGENT WITH AN OFFICE IN NEW YORK, NEW YORK (WHICH OFFICE SHALL BE DESIGNATED AS THE ADDRESS FOR SERVICE OF PROCESS), AND (iii) SHALL PROMPTLY DESIGNATE SUCH A SUBSTITUTE IF ITS AUTHORIZED AGENT CEASES TO HAVE AN OFFICE IN NEW YORK, NEW YORK OR IS DISSOLVED WITHOUT LEAVING A SUCCESSOR. NOTWITHSTANDING THE FOREGOING, LENDER SHALL HAVE THE RIGHT TO INSTITUTE ANY LEGAL SUIT, ACTION OR PROCEEDING FOR THE ENFORCEMENT OR FORECLOSURE OF ANY LIEN ON ANY COLLATERAL FOR THE LOAN IN ANY FEDERAL OR STATE COURT IN ANY JURISDICTION(S) THAT LENDER MAY ELECT IN ITS SOLE AND ABSOLUTE DISCRETION, AND BORROWER WAIVES ANY OBJECTION WHICH IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY SUCH SUIT, ACTION OR PROCEEDING, AND BORROWER HEREBY IRREVOCABLY SUBMITS TO THE JURISDICTION OF ANY SUCH COURT IN ANY SUIT, ACTION OR PROCEEDING.

Section 10.7                                Modification, Waiver in Writing

.  No modification, amendment, extension, discharge, termination or waiver of any provision of this Agreement or of any other Loan Document, nor consent to any departure by Borrower therefrom, shall in any event be effective unless the same shall be in a writing signed by the party against whom enforcement is sought, and then such waiver or consent shall be effective only in the specific instance, and for the purpose, for which given.  Except as otherwise expressly provided herein, no notice to or demand on Borrower shall entitle Borrower to any other or future notice or demand in the same, similar or other circumstances.  Neither any failure nor any delay on the part of Lender in insisting upon strict performance of any term, condition, covenant or agreement, or exercising any right, power, remedy or privilege hereunder, or under any other Loan Document, shall operate as or constitute a waiver thereof, nor shall a single or partial exercise thereof preclude any other future exercise, or the exercise of any other right, power, remedy or privilege.  In particular, and not by way of limitation, by accepting payment after the due date of any amount payable under any Loan Document, Lender shall not be deemed to have waived any right either to require prompt payment when due of all other amounts due under the Loan Documents, or to declare an Event of Default for failure to effect prompt payment of any such other amount.

Section 10.8                                Trial by Jury

.  BORROWER AND LENDER HEREBY AGREE NOT TO ELECT A TRIAL BY JURY OF ANY ISSUE TRIABLE OF RIGHT BY JURY, AND WAIVE ANY RIGHT TO TRIAL BY JURY FULLY TO THE EXTENT THAT ANY SUCH RIGHT SHALL NOW OR HEREAFTER EXIST WITH REGARD TO THE LOAN DOCUMENTS, OR ANY CLAIM, COUNTERCLAIM OR OTHER ACTION ARISING IN CONNECTION THEREWITH.  THIS WAIVER OF RIGHT TO TRIAL BY JURY IS GIVEN KNOWINGLY AND VOLUNTARILY BY BORROWER AND LENDER, AND IS INTENDED TO ENCOMPASS INDIVIDUALLY EACH INSTANCE AND EACH ISSUE AS TO WHICH THE RIGHT TO A TRIAL BY JURY WOULD OTHERWISE ACCRUE.  EITHER PARTY IS HEREBY AUTHORIZED TO FILE A COPY OF THIS PARAGRAPH IN ANY PROCEEDING AS CONCLUSIVE EVIDENCE OF THIS WAIVER BY THE OTHER.

Section 10.9                                Headings/Exhibits

.  The Section headings in this Agreement are included herein for convenience of reference only and shall not constitute a part of this Agreement for any other purpose.  The Exhibits attached hereto, are hereby incorporated by reference as a part of the Agreement with the same force and effect as if set forth in the body hereof.

Section 10.10                                Severability

.  Wherever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement shall be prohibited by or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Agreement.

Section 10.11                                Preferences

.  Upon the occurrence and continuance of an Event of Default, Lender shall have the continuing and exclusive right to apply or reverse and reapply any and all payments by Borrower to any portion of the Debt.  To the extent Borrower makes a payment to Lender, or Lender receives proceeds of any collateral, which is in whole or part subsequently invalidated, declared to be fraudulent or preferential, set aside or required to be repaid to a trustee, receiver or any other party under any bankruptcy law, state or federal law, common law or equitable cause, then, to the extent of such payment or proceeds received, the Debt or part thereof intended to be satisfied shall be revived and continue in full force and effect, as if such payment or proceeds had not been received by Lender.  This provision shall survive the expiration or termination of this Agreement and the repayment of the Debt.

Section 10.12                                Waiver of Notice

.  Borrower shall not be entitled to any notices of any nature whatsoever from Lender except with respect to matters for which this Agreement or any other Loan Document specifically and expressly requires the giving of notice by Lender to Borrower and except with respect to matters for which Borrower is not, pursuant to applicable Legal Requirements, permitted to waive the giving of notice.  Borrower hereby expressly waives the right to receive any notice from Lender with respect to any matter for which no Loan Document specifically and expressly requires the giving of notice by Lender to Borrower.

Section 10.13                                Remedies of Borrower

.  If a claim or adjudication is made that Lender or any of its agents, including Servicer, has acted unreasonably or unreasonably delayed acting in any case where by law or under any Loan Document, Lender or any such agent, as the case may be, has an obligation to act reasonably or promptly, Borrower agrees that neither Lender nor its agents, including Servicer, shall be liable for any monetary damages, and Borrower’s sole remedy shall be to commence an action seeking injunctive relief or declaratory judgment.  Any action or proceeding to determine whether Lender has acted reasonably shall be determined by an action seeking declaratory judgment.  Borrower specifically waives any claim against Lender and its agents, including Servicer, with respect to actions taken by Lender or its agents on Borrower’s behalf.

Section 10.14                                Prior Agreements

.  This Agreement and the other Loan Documents contain the entire agreement of the parties hereto and thereto in respect of the transactions contemplated hereby and thereby, and all prior agreements, understandings and negotiations among or between such parties, whether oral or written, are superseded by the terms of this Agreement and the other Loan Documents.

Section 10.15                                Offsets, Counterclaims and Defenses

.  Borrower hereby waives the right to assert a counterclaim, other than a mandatory or compulsory counterclaim, in any action or proceeding brought against it by Lender or its agents, including Servicer, or otherwise offset any obligations to make payments required under the Loan Documents.  Any assignee of Lender’s interest in and to the Loan Documents shall take the same free and clear of all offsets, counterclaims or defenses which Borrower may otherwise have against any assignor of such documents, and no such offset, counterclaim or defense shall be interposed or asserted by Borrower in any action or proceeding brought by any such assignee upon such documents, and any such right to interpose or assert any such offset, counterclaim or defense in any such action or proceeding is hereby expressly waived by Borrower.

Section 10.16                                Publicity

.  All news releases, publicity or advertising through any media intended to reach the general public (collectively, “Public Releases”) issued by Borrower or its Affiliates that refer to the Loan Documents, the Loan, Lender or any member of the Indemnified Group, a Loan purchaser, the Servicer or the trustee in a Securitization shall be subject to the prior written approval of Lender.  Lender shall have the right to issue any Public Releases without Borrower’s approval.

Section 10.17                                No Usury

.  Borrower and Lender intend at all times to comply with applicable state law or applicable United States federal law (to the extent that it permits Lender to contract for, charge, take, reserve or receive a greater amount of interest than under state law) and that this Section 10.17 shall control every other agreement in the Loan Documents.  If the applicable law (state or federal) is ever judicially interpreted so as to render usurious any amount called for under the Note or any other Loan Document, or contracted for, charged, taken, reserved or received with respect to the Debt, or if Lender’s exercise of the option to accelerate the maturity of the Loan or any prepayment by Borrower results in Borrower having paid any interest in excess of that permitted by applicable law, then it is Borrower’s and Lender’s express intent that all excess amounts theretofore collected by Lender shall be credited against the unpaid Principal and all other Debt (or, if the Debt has been or would thereby be paid in full, refunded to Borrower), and the provisions of the Loan Documents immediately be deemed reformed and the amounts thereafter collectible thereunder reduced, without the necessity of the execution of any new document, so as to comply with applicable law, but so as to permit the recovery of the fullest amount otherwise called for thereunder.  All sums paid or agreed to be paid to Lender for the use, forbearance or detention of the Loan shall, to the extent permitted by applicable law, be amortized, prorated, allocated, and spread throughout the full stated term of the Loan until payment in full so that the rate or amount of interest on account of the Debt does not exceed the maximum lawful rate from time to time in effect and applicable to the Debt for so long as the Debt is outstanding.  Notwithstanding anything to the contrary contained in any Loan Document, it is not the intention of Lender to accelerate the maturity of any interest that has not accrued at the time of such acceleration or to collect unearned interest at the time of such acceleration.

Section 10.18                                Conflict; Construction of Documents

.  In the event of any conflict between the provisions of this Agreement and any of the other Loan Documents, the provisions of this Agreement shall control.  The parties hereto acknowledge that each is represented by separate counsel in connection with the negotiation and drafting of the Loan Documents and that the Loan Documents shall not be subject to the principle of construing their meaning against the party that drafted them.

Section 10.19                                No Third Party Beneficiaries

.  The Loan Documents are solely for the benefit of Lender and Borrower and nothing contained in any Loan Document shall be deemed to confer upon anyone other than the Lender and Borrower any right to insist upon or to enforce the performance or observance of any of the obligations contained therein.

Section 10.20                                Yield Maintenance Premium

.  BORROWER EXPRESSLY ACKNOWLEDGES AND UNDERSTANDS THAT, PURSUANT TO THE TERMS OF THIS AGREEMENT, BORROWER HAS AGREED THAT BORROWER SHALL BE LIABLE FOR THE PAYMENT OF THE YIELD MAINTENANCE PREMIUM TO THE EXTENT PROVIDED HEREIN IF BORROWER PREPAYS THE LOAN FOLLOWING THE OCCURRENCE OF AN ACCELERATION OF THE LOAN AFTER THE OCCURRENCE OF AN EVENT OF DEFAULT.  FURTHERMORE, BORROWER WAIVES ANY RIGHTS IT MAY HAVE UNDER

SECTION 2954.10 OF THE CALIFORNIA CIVIL CODE, OR ANY SUCCESSOR STATUTE, AND BORROWER AGREES THAT IF A PREPAYMENT OF ANY OR ALL OF THIS AGREEMENT IS MADE FOLLOWING ANY ACCELERATION OF THE MATURITY DATE BY LENDER ON ACCOUNT OF ANY TRANSFER OR DISPOSITION PROHIBITED OR RESTRICTED HEREIN OR BY THE MORTGAGE, BORROWER SHALL BE OBLIGATED TO PAY CONCURRENTLY THEREWITH THE YIELD MAINTENANCE PREMIUM APPLICABLE THERETO.  BORROWER EXPRESSLY ACKNOWLEDGES AND UNDERSTANDS THAT LENDER HAS MADE THE LOAN EVIDENCED HEREBY IN RELIANCE ON THE FOREGOING AGREEMENTS AND WAIVERS OF BORROWER, THAT LENDER WOULD NOT HAVE MADE THIS LOAN WITHOUT SUCH AGREEMENTS AND WAIVERS OF BORROWER, AND THAT THE MAKING OF THE LOAN AT THE INTEREST RATE AND FOR THE TERMS SET FORTH HEREIN CONSTITUTES ADEQUATE CONSIDERATION, GIVEN WEIGHT BY THE UNDERSIGNED, FOR SUCH AGREEMENTS AND WAIVER.  Such Yield Maintenance Premium shall be required whether payment is made by Borrower, by a Person on behalf of Borrower, or by the purchaser at any foreclosure sale, and may be included in any bid by Lender at such sale.  Borrower further acknowledges that (A) it is a knowledgeable real estate developer and/or investor; (B) it fully understands the effect of the provisions of this Section 10.20, as well as the other provisions of the Loan Documents; (C) the making of the Loan by Lender at the Interest Rate and other terms set forth in the Loan Documents are sufficient consideration for Borrower’s obligation to pay a Yield Maintenance Premium (if required); and (D) Lender would not make the Loan on the terms set forth herein without the inclusion of such provisions.  Borrower also acknowledges that the provisions of this Agreement limiting the right of prepayment and providing for the payment of the Yield Maintenance Premium and other charges specified herein were independently negotiated and bargained for, and constitute a specific material part of the consideration given by Borrower to Lender for the making of the Loan except as expressly permitted hereunder.

Section 10.21                                Assignment

.  The Loan, the Note, the Loan Documents and/or Lender’s rights, title, obligations and interests therein may be assigned by Lender and any of its successors and assigns to any Person at any time in its discretion, in whole or in part, whether by operation of law (pursuant to a merger or other successor in interest) or otherwise.  Upon such assignment, all references to Lender in this Agreement and in any Loan Document shall be deemed to refer to such assignee or successor in interest and such assignee or successor in interest shall thereafter stand in the place of Lender.  Borrower may not assign its rights, title, interests or obligations under this Agreement or under any of the Loan Documents except as specifically provided in Section 5.26.5 and Section 5.26.6 of this Agreement.  In connection with any assignment, the new Lender shall provide notice to Borrower of the identity, address and other pertinent information pertaining to the new Lender.

Section 10.22                                Certain Additional Rights of Lender

. Notwithstanding anything to the contrary which may be contained in this Agreement, Lender shall have:

(1)           the right to routinely consult with Borrower’s management regarding the significant business activities and business and financial developments of Borrower, provided, however, that such consultations shall not include discussions of environmental compliance programs or disposal of hazardous substances.  Consultation meetings should occur on a regular basis (no less frequently than quarterly) with Lender having the right to call special meetings at any reasonable times;

(2)           the right, in accordance with the terms of this Agreement, to examine the books and records of Borrower at any time upon reasonable notice;

(3)           the right, in accordance with the terms of this Agreement, to receive financial reports, including balance sheets, statements of income, shareholder’s equity and cash flow, a management report and schedules of outstanding indebtedness;

(4)           the right on the terms set forth herein, without restricting any other rights of Lender under this Agreement (including any similar right), to restrict financing to be obtained with respect to the Collateral so long as any portion of the Debt remains outstanding;

(5)           the right on the terms set forth herein, without restricting any other right of Lender under this Agreement or the other Loan Documents (including any similar right), to restrict, upon the occurrence and during the continuance of an Event of Default, Borrower’s and Owner’s payments of management, consulting, director or similar fees to Affiliates of Borrower or Owner from the Rents;

(6)           the right on the terms set forth herein, without restricting any other rights of Lender under this Agreement (including any similar right), to approve any operating budget and/or capital budget of Borrower or Owner;

(7)           the right, without restricting any other rights of Lender under this Agreement (including any similar right), to approve any acquisition by Borrower or Owner of any other significant property (other than personal property required for the day to day operation of the Property); and

(8)           the right, without restricting any other rights of Lender under this Agreement (including any similar right), to restrict the transfer of interests in Borrower held by its members, and the right to restrict the transfer of interests in such member, except for any transfer that is a Permitted Transfer.

The rights described above may be exercised directly or indirectly by any Person that owns substantially all of the ownership interests in Lender.  The provisions of this Section 10.22 are intended to satisfy the requirement of management rights for purposes of the Department of Labor “plan assets” regulation 29 C.F.R., Section 2510.3-101.

Section 10.23                                Set-Off

.  In addition to any rights and remedies of Lender provided by this Loan Agreement and by law, Lender shall have the right, without prior notice to Borrower, any such notice being expressly waived by Borrower to the extent permitted by applicable law, upon any amount becoming due and payable by Borrower hereunder (whether at the stated maturity, by acceleration or otherwise) to set-off and appropriate and apply against such amount any and all deposits (general or special, time or demand, provisional or final), in any currency, and any other credits, indebtedness or claims, in any currency, in each case whether direct or indirect, absolute or contingent, matured or unmatured, at any time held or owing by Lender or any Affiliate thereof to or for the credit or the account of Borrower.  Lender agrees promptly to notify Borrower after any such set-off and application made by Lender; provided that the failure to give such notice shall not affect the validity of such set-off and application.

Section 10.24                                Counterparts

.  This Agreement may be executed in any number of counterparts, each of which when so executed and delivered shall be an original, but all of which shall together constitute one and the same instrument.

Section 10.25                                Proofs of Claim

.  In the case of any receivership, insolvency, bankruptcy, reorganization, arrangement, adjustment, composition or other proceedings affecting Borrower, Owner, Sole Member or Guarantor, or any of their respective creditors or property, Lender, to the extent permitted by law, shall be entitled to file such proofs of claim and other documents as may be necessary or advisable in order to have the claims of Lender allowed in such proceedings for the entire Debt at the date of the institution of such proceedings and for any additional amount which may become due and payable by Borrower hereunder after such date.

Section 10.26                                Waiver of Stay

.  Borrower agrees (to the extent that it may lawfully do so) that it will not at any time insist upon, or plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay or extension law or any usury or other law wherever enacted, now or at any time hereafter in force, which would prohibit or forgive Borrower from paying all or any portion of the Debt or which may affect the covenants or the performance of this Agreement; and Borrower (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law, and covenants that it will not hinder, delay or impede the execution of any power herein granted to the holders, but will suffer and permit the execution of every such power as though no such law had been enacted.

ARTICLE 11

SENIOR LOAN

Section 11.1                                Compliance with Senior Loan Documents

.  Borrower shall (or shall cause Owner to):  (a) pay all principal, interest and other sums required to be paid by Owner under and pursuant to the provisions of the Senior Loan Documents; (b) diligently perform and observe all of the terms, covenants and conditions of the Senior Loan Documents on the part of Owner to be performed and observed, unless such performance or observance shall be waived in writing by Senior Lender; (c) promptly notify

Lender of the giving of any notice by Senior Lender to Owner or Borrower of any default by Owner in the performance or observance of any of the terms, covenants or conditions of the Senior Loan Documents on the part of Owner to be performed or observed and deliver to Lender a true copy of each such notice; (d) deliver a true, correct and complete copy of all notices, demands, requests or material correspondence (including electronically transmitted items) given or received by Owner or Guarantor to or from the Senior Lender or its agent; and (e) not enter into or be bound by any Senior Loan Documents from and after the date hereof, that are not approved by Lender.  Without limiting the foregoing, Borrower shall cause Owner to fund all reserves required to be funded pursuant to the Senior Loan Documents.  In the event of a refinancing of the Senior Loan permitted by the terms of this Agreement, Borrower will cause all reserves on deposit with Senior Lender to be utilized by Owner to reduce the amount due and payable to the Senior Lender or alternatively shall be remitted to Lender as a mandatory prepayment of the Loan.

Section 11.2                                Senior Loan Defaults

.

(a)           Without limiting the generality of the other provisions of this Agreement, and without waiving or releasing Borrower from any of its obligations hereunder, if there shall occur any Event of Default (as such term is defined in the Senior Loan Agreement) under the Senior Loan Documents, Borrower hereby expressly agrees that Lender shall have the immediate right, without prior notice to Borrower, but shall be under no obligation:  (i) to pay all or any part of the Senior Loan and any other sums that are then due and payable, and to perform any act or take any action on behalf of Borrower and/or Owner as may be appropriate, to cause all of the terms, covenants and conditions of the Senior Loan Documents on the part of Owner to be performed or observed thereunder to be promptly performed or observed; and (ii) to pay any other amounts and take any other action as Lender, in its sole and absolute discretion, shall deem advisable to protect or preserve the rights and interests of Lender in the Loan and/or the Collateral.  All sums so paid and the costs and expenses incurred by Lender in exercising rights under this Section 11.2 (including reasonable attorneys’ fees) (i) shall constitute additional advances of the Loan to Borrower, (ii) shall increase the then unpaid Principal, (iii) shall bear interest at the Default Rate for the period from the date that such costs or expenses were incurred to the date of payment to Lender, (iv) shall constitute a portion of the Debt, and (v) shall be secured by the Pledge.

(b)           Borrower hereby indemnifies Lender from and against all liabilities, obligations, losses, damages, penalties, assessments, actions, or causes of action, judgments, suits, claims, demands, costs, expenses (including reasonable attorneys’ and other professional fees, whether or not suit is brought, and settlement costs) and disbursements of any kind or nature whatsoever which may be imposed on, incurred by or asserted against Lender as a result of the foregoing actions, other than those caused directly by the gross negligence or willful malfeasance of Lender.  Lender shall have no obligation to Borrower, Sole Member, Owner or any other party to make any such payment or performance.  Borrower shall not impede, interfere with, hinder or delay, and shall not permit Owner to impede, interfere with, hinder or delay, any effort or action on the part of Lender to cure any Default or Event of Default (as such terms are defined in the Senior Loan Agreement) under the Senior Loan, or to otherwise protect or preserve Lender’s interests in the Loan and the Collateral following such Default or Event of Default (as such terms are defined in the Senior Loan Agreement) under the Senior Loan.

(c)           Any default or breach by Owner under the Senior Loan Documents which is not cured prior to the expiration of any applicable grace, notice or cure period afforded to Owner under the Senior Loan Documents shall constitute an Event of Default, without regard to any subsequent payment or performance of any such obligations by Lender.  Borrower hereby grants Lender and any person designated by Lender the right to enter upon the Property at any time following the occurrence and during the continuance of any Event of Default (as such terms are defined in the Senior Loan Agreement), or the assertion by Senior Lender that an Event of Default (as such terms are defined in the Senior Loan Agreement) has occurred under the Senior Loan Documents, for the purpose of taking any such action or to appear in, defend or bring any action or proceeding to protect Borrower’s, Owner’s and/or Lender’s interest.  Lender may take such action as Lender deems reasonably necessary or desirable to carry out the intents and purposes of this subsection (including communicating with Senior Lender with respect to any Senior Loan defaults), without prior notice to, or consent from, Borrower.  Lender shall have no obligation to complete any cure or attempted cure undertaken or commenced by Lender.

(d)           If Lender shall receive a copy of any notice of default under the Senior Loan Documents sent by Senior Lender to Owner, such notice shall constitute full protection to Lender for any action taken or omitted to be taken by Lender, in good faith, in reliance thereon.  As a material inducement to Lender’s making the Loan, Borrower hereby absolutely and unconditionally releases and waives all claims against Lender arising out of Lender’s exercise of its rights and remedies provided in this Section 11.2, except for Lender’s gross negligence or willful misconduct.  In the event that Lender makes any payment in respect of the Senior Loan, Lender shall be subrogated to all of the rights of Senior Lender under the Senior Loan Documents against the Property, in addition to all other rights it may have under the Loan Documents.

Section 11.3                                Senior Loan Estoppels

.  Borrower shall (or shall cause Owner to), from time to time, use commercially reasonable efforts to obtain from Senior Lender such certificates of estoppel with respect to compliance by Owner with the terms of the Senior Loan Documents as may be reasonably requested by Lender.  In the event or to the extent that Senior Lender is not legally obligated to deliver such certificates of estoppel and is unwilling to deliver the same, or is legally obligated to deliver such certificates of estoppel but breaches such obligation, then Borrower shall not be in breach of this provision so long as Borrower  furnishes to Lender an estoppel executed by Borrower and Owner expressly representing to Lender the information requested by Lender regarding compliance by Owner with the terms of the Senior Loan Documents.  Borrower hereby indemnifies Lender from and against all liabilities, obligations, losses, damages, penalties, assessments, actions, or causes of action, judgments, suits, claims, demands, costs, expenses (including reasonable attorneys’ and other professional fees, whether or not suit is brought and settlement costs) and disbursements of any kind or nature whatsoever which may be imposed on, incurred by, or asserted against Lender based in whole or in part upon any fact, event, condition, or circumstances relating to the Senior Loan which was misrepresented in, or which warrants disclosure and was omitted from such estoppel executed by Borrower and Owner, other than those caused directly by the gross negligence or willful malfeasance of Lender.

Section 11.4                                No Amendments to Senior Loan Documents

.  Without obtaining the prior written consent of Lender, which consent shall not be unreasonably withheld, conditioned or delayed, Borrower shall not cause or permit Owner to (i) enter into any amendment or modification of any of the Senior Loan Documents or (ii) grant to Senior Lender any consent or waiver.  Borrower shall cause Owner to provide Lender with a copy of any amendment or modification to the Senior Loan Documents within five business days after the execution thereof.

Section 11.5                                Acquisition of the Senior Loan

.  Neither Borrower, Sole Member nor Owner nor any Affiliate of any of them shall acquire or agree to acquire the Senior Loan, or any portion thereof or any interest therein, or any direct or indirect ownership interest in the holder of the Senior Loan, via purchase, transfer, exchange or otherwise, and any breach or attempted breach of this provision shall constitute an Event of Default hereunder.  If, solely by operation of applicable subrogation law, Borrower, Sole Member or Owner or any Affiliate of any of them shall have failed to comply with the foregoing, then Borrower:  (i) shall promptly notify Lender of such failure; (ii) shall cause any and all such prohibited parties acquiring any interest in the Senior Loan Documents:  (A) not to enforce the Senior Loan Documents; and (B) upon the request of Lender, to the extent any of such prohibited parties has or have the power or authority to do so, to promptly:  (1) cancel the promissory note evidencing the Senior Loan, (2) reconvey and release the lien securing the Senior Loan and any other collateral under the Senior Loan Documents, and (3) discontinue and terminate any enforcement proceeding(s) under the Senior Loan Documents.

Section 11.6                                Deed in Lieu of Foreclosure

.  Without the express prior written consent of Lender, Borrower shall not, and Borrower shall not cause, suffer or permit Owner to, enter into any deed-in-lieu or consensual foreclosure with or for the benefit of Senior Lender or any of its affiliates.

Section 11.7                                Refinancing or Prepayment of the Senior Loan

.  Neither Borrower, nor Sole Member nor Owner shall refinance the Senior Loan without the prior written consent of Lender, unless such refinancing results in the concurrent payment in full of the Debt.

Section 11.8                                Intercreditor Agreement

.  Borrower hereby acknowledges and agrees that any intercreditor agreements entered into among Lender, Approved Junior Mezzanine Lender and Senior Lender (collectively, the “Intercreditor Agreement”) will be solely for the benefit of Lender, Senior Lender and Approved Junior Mezzanine Lender, and that Borrower and Owner shall not be intended third-party beneficiaries of any of the provisions therein, shall have no rights thereunder and shall not be entitled to rely on any of the provisions contained therein.  Lender, Senior Lender and

Approved Junior Mezzanine Lender shall have no obligation to disclose to Borrower the contents of the intercreditor agreement.  Borrower’s obligations hereunder are and will be independent of such intercreditor agreement and shall remain unmodified by the terms and provisions thereof.

[Remainder of Page Intentionally Left Blank; Signature Page Follows]

IN WITNESS WHEREOF, the parties hereto have caused this Senior Mezzanine Loan Agreement to be duly executed by their duly authorized representatives, all as of the day and year first above written.

BORROWER:

MAGUIRE PROPERTIES - GRIFFIN TOWERS SENIOR MEZZANINE, LLC, a Delaware limited liability company

By:	/s/ PAUL S. RUTTER
Name: Paul S. Rutter
Its: Vice President & Secretary

LENDER:

GREENWICH CAPITAL FINANCIAL PRODUCTS, INC., a Delaware corporation

By:	/s/ CHAPIN P. HUNT
Name: Chapin P. Hunt
Title: Managing Director